UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule §240.14a-12

CKE Restaurants, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	$125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or Item 22(a)(2) of Schedule 14A.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	1.	Title of each class of securities to which transaction applies:

	2.	Aggregate number of securities to which transaction applies:

	3.	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	4.	Proposed maximum aggregate value of transaction:

	5.	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
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	2.	Form, Schedule or Registration Statement No.:

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	4.	Date Filed:

May 14, 2009

Dear Stockholders:

     We are pleased to invite you to attend the 2009 Annual Meeting of Stockholders of CKE Restaurants, Inc. to be held on Thursday, June 25, 2009 at 10:00 a.m., Central Time, at the Ritz-Carlton located at 100 Carondelet Plaza, St. Louis, Missouri 63105.

     Similar to last year, we have elected to provide access to our proxy materials over the Internet under the Securities and Exchange Commission’s “notice and access” rules. These rules allow us to make our stockholders aware of the availability of our proxy materials by sending a Notice of Internet Availability of Proxy Materials, which provides instructions for how to access the full set of proxy materials through the Internet or make a request to have printed proxy materials delivered by mail. We believe compliance with these rules will allow us to provide our stockholders with the materials they need to make informed decisions, while lowering the costs of printing and delivering those materials and significantly reducing the environmental impact of our Annual Meeting.

     Your vote is important. Whether or not you plan to attend the Annual Meeting, we hope you will vote as soon as possible using one of the voting methods we have provided to you. You may vote over the Internet or, if you requested to receive printed proxy materials, by telephone or by mailing a proxy or voting instruction card. Please review the instructions on each of your voting options described in the accompanying proxy statement as well as in the Notice you received in the mail.

     Also, please let us know if you plan to attend our Annual Meeting when you vote by telephone or over the Internet by indicating your plans when prompted or, if you requested to receive printed proxy materials, by marking the appropriate box on the enclosed proxy card.

     Thank you for your ongoing support of CKE Restaurants, Inc. We look forward to seeing you at our Annual Meeting.

Sincerely,

Andrew F. Puzder
Chief Executive Officer

i

Retirement Benefits	29
Severance Benefits/Change In Control	29
Employee Stock Purchase Plan	30
Deferred Compensation Plan	31
Employment Agreements	31
Tax and Accounting Considerations	35
Compensation Committee Interlocks and Insider Participation	35

SUMMARY COMPENSATION TABLE	36

ALL OTHER COMPENSATION TABLE	38

PERQUISITES TABLE	38

GRANTS OF PLAN-BASED AWARDS TABLE	39

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END TABLE	40

OPTION EXERCISES AND STOCK VESTED TABLE	43

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL	44

DIRECTOR COMPENSATION	47

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	49
Review, Approval or Ratification of Transactions with Related Persons	49
Certain Relationships and Related Transactions	49

PROPOSAL 2 — APPROVAL OF AMENDMENTS TO 2005 OMNIBUS INCENTIVE
COMPENSATION PLAN	53
Description of the Proposed Amendments to the 2005 Plan	53
Reasons for Amendments	53
Vote Required	54
Description of the 2005 Plan, as Amended	54
Specific Benefits Under the 2005 Plan	61
Equity Compensation Plan Information	62

PROPOSAL 3 — RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM	63
Fees Paid to Independent Registered Public Accounting Firm	63
Audit Fees	63
Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of
Independent Registered Public Accounting Firm	63
Registered Public Accounting Firm Independence	64

OTHER BUSINESS	66

FUTURE STOCKHOLDER PROPOSALS	66

STOCKHOLDER COMMUNICATIONS	67

HOUSEHOLDING; AVAILABILITY OF ANNUAL REPORT ON FORM 10-K	67

DIRECTIONS TO THE ANNUAL MEETING	69

APPENDIX A – 2005 OMNIBUS INCENTIVE COMPENSATION PLAN, AS AMENDED	A-1

ii

CKE RESTAURANTS, INC.
6307 Carpinteria Avenue, Suite A
Carpinteria, California 93013

_______________________

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 25, 2009
_______________________

Time and Date:	10:00 a.m., Central Time, on Thursday, June 25, 2009.

Location:	The Ritz-Carlton 100 Carondelet Plaza St. Louis, Missouri 63105

Items of Business:	(1) To elect three members of the Board of Directors for terms expiring in 2012.

(2) To approve amendments to our 2005 Omnibus Incentive Compensation Plan to:

(a) increase the total number of shares reserved for issuance from 5,500,000 to 6,175,000 shares;

(b) increase the maximum number of shares which may be issued as incentive stock options from 5,500,000 to 6,175,000 shares; and

(c) increase the maximum number of shares which may be issued as awards of restricted stock, stock units and stock awards, in the aggregate, from 2,550,000 to 3,450,000 shares.

(3) To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending January 25, 2010.

(4) To transact such other business as may properly come before the Annual Meeting.

Board Recommendation:	The Board of Directors recommends that you vote FOR each of the above proposals.

Record Date:	You can vote if you are a stockholder of record as of the close of business on April 30, 2009.

Mailing Date	The approximate date of mailing of Notice of Internet Availability of Proxy Materials is May 14, 2009.

Voting:

Your vote is very important. Whether or not you plan to attend the Annual Meeting, we encourage you to read the accompanying Proxy Statement and submit your proxy or voting instructions as soon as possible. For specific instructions on how to vote your shares, please refer to the instructions on the Notice of Internet Availability of Proxy Materials you received in the mail, the section entitled “How to Vote” in the accompanying Proxy Statement or, if you requested to receive printed proxy materials, your enclosed proxy card.

By Order of the Board of Directors,

Andrew F. Puzder
Chief Executive Officer

CKE RESTAURANTS, INC.
6307 Carpinteria Avenue, Suite A
Carpinteria, California 93013

_______________________

PROXY STATEMENT
_______________________

ANNUAL MEETING OF STOCKHOLDERS
JUNE 25, 2009
__________________________

     This Proxy Statement is being furnished in connection with the solicitation of proxies by the Board of Directors of CKE Restaurants, Inc., a Delaware corporation, which we refer to in this Proxy Statement as the Company, we or us, for use at the Annual Meeting of Stockholders to be held at the Ritz-Carlton located at 100 Carondelet Plaza, St. Louis, Missouri 63105 on Thursday, June 25, 2009, at 10:00 a.m. Central Time, which we refer to in this Proxy Statement as the Annual Meeting, and at any postponements or adjournments thereof. Stockholders will be admitted beginning at 9:30 a.m. Central Time. The Notice of Annual Meeting of Stockholders, Proxy Statement, form of proxy and voting instructions were first made available to stockholders on or about May 14, 2009.

GENERAL INFORMATION

Solicitation of Proxies

     At our Annual Meeting, our stockholders will be asked to (1) vote upon the election of three directors for terms expiring in 2012; (2) approve amendments to our 2005 Omnibus Incentive Compensation Plan, or the 2005 Plan; (3) ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending January 25, 2010; and (4) act upon such other matters as may properly come before the Annual Meeting or any postponements or adjournments thereof.

     Our Board of Directors is asking for your proxy for use at the Annual Meeting. All shares of our common stock represented by a properly executed proxy that is not revoked will be voted at the Annual Meeting in accordance with the instructions indicated in such proxy. If no instructions are marked on a properly executed proxy, the shares represented thereby will be voted FOR the election of each of the three director nominees listed below, FOR the proposal to approve the amendments to our 2005 Plan, and FOR the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending January 25, 2010. Although our management does not know of any other matter to be acted upon at the Annual Meeting, shares of our common stock represented by valid proxies will be voted by the persons named on the proxy card in accordance with their best judgment with respect to any other matters that may properly come before the Annual Meeting. A stockholder giving a proxy may revoke his or her proxy in the manner described below.

Annual Meeting Admission

     You are entitled to attend the Annual Meeting only if you were a holder of our common stock as of the close of business on April 30, 2009, or the Record Date, or hold a valid proxy for the Annual Meeting. Since seating is limited, admission to the Annual Meeting will be on a first-come, first-served basis. You should be prepared to present photo identification for admittance. If you are not a stockholder of record but hold shares through a broker, bank, trustee or nominee (i.e., in “street name”), you should provide proof of beneficial ownership as of the Record Date, such as your most recent account statement prior to the Record Date, a copy of the voting instruction card provided by your broker, bank, trustee or nominee, or similar evidence of ownership.

     If you do not provide photo identification or comply with the other procedures outlined above, you will not be admitted to the Annual Meeting. For security reasons, you and your bags may be subject to search prior to your admittance to the Annual Meeting.

     Please let us know if you plan to attend the Annual Meeting by marking the appropriate box on the enclosed proxy card if you requested to receive printed proxy materials, or, if you vote by telephone or over the Internet, by indicating your plans when prompted.

     The Annual Meeting will begin promptly at 10:00 a.m. Central Time. Check-in will begin at 9:30 a.m. Central Time, and you should allow ample time for the check-in procedures.

Stockholders Entitled to Vote

     Holders of our common stock as of the close of business on the Record Date are entitled to receive this Proxy Statement and to vote their shares at the Annual Meeting. As of the Record Date, there were 54,583,752 shares of our common stock outstanding, which were held of record by approximately 1,624 stockholders. Each share of our common stock is entitled to one vote on each matter properly brought before the Annual Meeting.

Revocation of Proxies

     Proxies may be revoked at any time before they are exercised by:

(1)	timely delivery of written notice to our Secretary, addressed to 6307 Carpinteria Avenue, Suite A, Carpinteria, California 93013, Attention: Corporate Secretary;

(2)	timely delivery of a valid, later-dated proxy; or

(3)	voting by ballot at the Annual Meeting.

     However, attendance at the Annual Meeting will not, by itself, constitute revocation of a previously granted proxy.

Important Notice Regarding the Availability of Proxy Materials

     Under rules issued by the Securities and Exchange Commission, or the SEC, we are furnishing proxy materials to our stockholders primarily via the Internet, instead of mailing printed copies of those materials to each stockholder. On May 14, 2009, we mailed to our stockholders (other than those who previously requested electronic or paper delivery) a Notice of Internet Availability of Proxy Materials, or the Notice, containing instructions on how to access our proxy materials, including our Proxy Statement and our Annual Report for the fiscal year ended January 26, 2009, each of which is available at www.proxyvote.com. The Notice also instructs our stockholders how to vote their shares through the Internet.

     This process is designed to expedite our stockholders’ receipt of our proxy materials, decrease the cost of our Annual Meeting, and help conserve natural resources. However, if you would prefer to receive printed or e-mail copies of the proxy materials, please follow the instructions included in the Notice. If you have previously elected to receive our proxy materials electronically, you will continue to receive these materials via e-mail unless you elect otherwise.

Availability of Certain Other Documents

     Charters for our Audit, Compensation and Nominating & Corporate Governance Committees, our Corporate Governance Guidelines, and our Code of Business Conduct and Ethics and Code of Ethics for our Chief Executive Officer, Chief Financial Officer and Chief Accounting Officer, are available at www.ckr.com under “Corporate Governance,” and a copy of the foregoing will be made available in print, without charge, to any stockholder upon request. Stockholders who wish to make any such request should do so by contacting our

Secretary at CKE Restaurants, Inc., 6307 Carpinteria Avenue, Suite A, Carpinteria, CA 93013, Attention: Corporate Secretary.

Cost of Proxy Solicitation

     The cost of solicitation of proxies on the enclosed proxy card will be paid by us. In addition, following the mailing of the Notice, our directors, officers and regular employees may solicit proxies by mail, telephone, e-mail or personal interview. Such persons will receive no additional compensation from us for such services. Brokerage houses and other nominees, fiduciaries and custodians nominally holding shares of our common stock of record will be requested to forward proxy soliciting materials to the beneficial owners of such shares and will be reimbursed by us for their charges and expenses in connection therewith. In addition, we may use the services of individuals or companies we do not regularly employ in connection with the solicitation of proxies if management determines that it is advisable to do so.

VOTING INFORMATION

     Your vote is important. Our stockholders of record can vote by Internet, by telephone or by mail as described below. If you hold your shares in “street name,” please refer to your proxy card or the information forwarded by your bank, broker, trustee or nominee to see which voting options are available to you.

Vote by Internet

     You can vote by proxy over the Internet by following the instructions provided to you in the Notice. If you hold shares in “street name,” you may vote by proxy over the Internet by following the instructions provided in the Notice or the proxy card. Internet voting is available 24 hours a day and will be accessible until 11:59 p.m. Eastern Time on June 24, 2009 (June 22, 2009, if you hold your shares through our Employee Stock Purchase Plan) by visiting www.proxyvote.com and following the instructions. Our Internet voting procedures are designed to authenticate stockholders by using individual control numbers, which are located on the Notice. If you vote by Internet, you do not need to return your proxy card.

Vote by Telephone

     If you requested to receive printed proxy materials, you can vote by telephone pursuant to the instructions provided on the proxy card. If you hold shares in “street name” and requested to receive printed proxy materials, you can vote by telephone by following the voting instruction card provided to you by your broker, bank, trustee or nominee. Telephone voting is available 24 hours a day and will be accessible until 11:59 p.m. Eastern Time on June 24, 2009 (June 22, 2009, if you hold your shares through our Employee Stock Purchase Plan). Our telephonic voting procedures are designed to authenticate stockholders by using individual control numbers, which are located on the Notice. If you vote by telephone, you do not need to return your proxy card.

Vote by Mail

     If you requested to receive printed proxy materials, you can vote by mail pursuant to the instructions provided on the proxy card. If you hold shares in “street name” and requested to receive printed proxy materials, you can vote by mail by following the voting instruction card provided to you by your broker, bank, trustee or nominee. In order to be effective, completed proxy cards must be received by 9:30 a.m. Central Time on June 25, 2009 (June 22, 2009, if you hold your shares through our Employee Stock Purchase Plan). If you vote by mail, simply mark your proxy, date and sign it, and return it in the business reply envelope provided with this Proxy Statement.

Vote at the Annual Meeting

     The method you use to vote will not limit your right to vote at the Annual Meeting if you decide to attend in person. If your shares are held in “street name,” you must obtain a proxy, executed in your favor, from the holder of record to be able to vote at the Annual Meeting. All shares that have been properly voted and not properly revoked will be voted at the Annual Meeting. If you sign and return your proxy card but do not give voting instructions, the shares represented by that proxy will be voted as recommended by the Board of Directors.

Vote on Other Matters

     If other matters are properly presented at the Annual Meeting for consideration, the persons named on the proxy card will have the discretion to vote on those matters for you. As of the date this Proxy Statement was first made available to our stockholders, we did not know of any other matters to be voted upon at the Annual Meeting.

Quorum; Abstentions; Broker Non-Votes

     Quorum

     The presence of the holders of a majority of the outstanding shares of our common stock entitled to vote at the Annual Meeting (whether present in person or represented by proxy) is necessary to constitute a quorum. Abstentions and broker non-votes are counted as present and entitled to vote for purposes of determining a quorum. On all matters to come before the Annual Meeting, each holder of our common stock will be entitled to one vote per share, except that voting for directors may be cumulative.

     Abstentions

     When an eligible voter attends the Annual Meeting but decides not to vote, his or her decision not to vote is called an “abstention.” Properly executed proxy cards that are marked “abstain” or “withhold authority” on any proposal will be treated as abstentions for that proposal. We will treat abstentions as follows:

  abstention shares will be treated as not voting for purposes of determining the outcome on any proposal for which the minimum vote required for approval of the proposal is a plurality (or a majority or some other percentage) of the votes actually cast, and thus will have no effect on the outcome; and

  abstention shares will have the same effect as votes against a proposal if the minimum vote required for approval of the proposal is a majority (or some other percentage) of (i) the shares present and entitled to vote, or (ii) all shares outstanding and entitled to vote.

     Broker Non-Votes

     Broker non-votes occur when shares of our common stock held by a broker for a beneficial owner are not voted with respect to a particular proposal because (i) the broker does not receive voting instructions from the beneficial owner, and (ii) the broker lacks discretionary authority to vote the shares. Under the rules of the Financial Industry Regulatory Authority, member brokers generally may not vote shares held by them in “street name” for customers unless they are permitted to do so under the rules of any national securities exchange of which they are a member. Under the rules of the New York Stock Exchange, or the NYSE, a member broker who holds shares in “street name” for customers has the authority to vote on certain items if it has transmitted proxy soliciting materials to the beneficial owner but has not received instructions from that owner. We will treat broker non-votes as follows:

  broker non-votes will not be treated as shares present and entitled to vote for purposes of any matter requiring the affirmative vote of a majority or other proportion of the shares present and entitled to vote (even though the same shares may be considered present for quorum purposes and may be entitled to vote on other matters). Thus, a broker non-vote will not affect the outcome of the voting on a proposal the passage of which requires the affirmative vote of a plurality (or a majority or some other percentage) of (i) the votes cast or (ii) the voting power present and entitled to vote on that proposal; and

  broker non-votes will have the same effect as a vote against a proposal the passage of which requires an affirmative vote of the holders of a majority (or some other percentage) of the outstanding shares entitled to vote on such proposal.

Required Vote

     Proposal No. 1 - Election of Directors. Our Board of Directors has adopted a majority voting standard for uncontested director elections. This means that each director in an uncontested election shall be elected by a “majority of the votes cast” by the shares entitled to vote on the election of directors. An “uncontested election” is an election in which the number of nominees for director is not greater than the number of directors to be elected. A “contested election” is an election in which the number of nominees for director nominated by (i) our Board of Directors, (ii) any stockholder or (iii) a combination of our Board of Directors and any stockholder, exceeds the number of directors to be elected. A “majority of the votes cast” means that the number of votes “for” a nominee for director must exceed 50% of the votes cast. Votes “against” a nominee for director will count as votes cast, but “abstentions” will not count as votes cast. In a contested election, directors shall be elected by a plurality of the votes cast by the shares entitled to vote on the election of directors. In the election of directors, holders of common stock are entitled to as many votes equal to the number of votes that he or she would be entitled to cast multiplied by the number of directors to be elected, and may cast all of such votes for a single director or may distribute them among the number to be voted for, or for any two or more of them, as he or she may see fit. Broker non-votes will not result for this proposal because the election of directors is a discretionary matter.

     Proposal No. 2 - Amendments to 2005 Omnibus Incentive Compensation Plan. Approval of the amendments to our 2005 Plan requires the affirmative vote of the holders of a majority of our shares of common stock present, or represented by proxy, and entitled to vote at the Annual Meeting. Abstentions will have the same effect as votes against the proposal. Broker non-votes will not result for this proposal because the approval of the amendments to our 2005 Plan is a discretionary matter.

     Proposal No. 3 - Ratification of the Appointment of Independent Registered Public Accounting Firm. The affirmative vote of a majority of the votes cast for or against the matter by stockholders entitled to vote at the Annual Meeting is required to ratify the appointment of our independent registered public accounting firm. Abstentions will have the same effect as votes against the proposal. Broker non-votes will not result for this proposal because the ratification of the independent registered public accounting firm is a discretionary matter.

PROPOSAL 1 — ELECTION OF DIRECTORS

Introduction

     Our Board of Directors has set the number of directors at ten in accordance with our amended Bylaws. Our Board of Directors is divided into three classes, with each class having approximately the same number of directors. Each class serves for a period of three years, with the terms of office of the respective classes expiring in successive years. The foregoing notwithstanding, directors serve until their successors have been duly elected and qualified or until they resign, become disqualified or disabled, or are otherwise removed.

Annual Meeting

     The class of directors whose term expires as of the date of the Annual Meeting consists of Carl L. Karcher, Jerold H. Rubinstein, and Daniel E. Ponder, Jr., and the proxies solicited hereby are intended to be voted for these nominees. Discretionary authority to cumulate votes represented by proxies is solicited by our Board of Directors because, in the event nominations are made in opposition to the nominees of the Board of Directors, it is the intention of the persons named in the accompanying proxy card to cumulate votes represented by proxies for individual nominees in accordance with their best judgment in order to assure the election of as many of the Board of Directors’ nominees as possible. All of the nominees currently are members of our Board of Directors, and all of the nominees have been recommended and nominated for election by our Nominating & Corporate Governance Committee and approved by our Board of Directors. The persons named in the proxy will have discretionary authority to vote for others if any nominee becomes unable or unwilling to serve prior to the Annual Meeting. To the best of our knowledge, all nominees are and will be able to serve.

     We encourage our directors to attend the Annual Meeting and believe that attendance at the Annual Meeting is just as important as attendance at meetings of the Board of Directors. All of our directors attended last year’s Annual Meeting.

     The Board of Directors has proposed the following nominees for election at the Annual Meeting as directors with terms expiring in 2012:

Carl L. Karcher
Jerold H. Rubinstein
Daniel E. Ponder, Jr.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE
FOR THE ELECTION OF THESE NOMINEES AS DIRECTORS.

     The principal occupation and certain other information about the nominees and other directors whose terms of office continue after the Annual Meeting are set forth on the following pages.

NOMINEES FOR ELECTION OF DIRECTOR WITH TERMS CONTINUING UNTIL 2012

Name and Age as of the
June 25, 2009		Position, Principal Occupation, Business
Annual Meeting		Experience and Directorships
Carl L. Karcher	60

Mr. Karcher has served as a director since 1992. Mr. Karcher is the President of CLK, Inc., a Carl’s Jr. franchisee. Mr. Karcher has been a Carl’s Jr. franchisee since May 1985. For more than 17 years prior to that time, Mr. Karcher was employed by us in several capacities, including Vice President, Manufacturing and Distribution. Carl L. Karcher is the son of the late Carl N. Karcher, our founder.

Jerold H. Rubinstein	70

Mr. Rubinstein has served as a director since 2006. Mr. Rubinstein is Chairman of U.S. Global Investors, Inc., a mutual fund advisory company. Mr. Rubinstein has started and sold many companies over the years, including Bel Air Savings and Loan and DMX, a cable and satellite music distribution company. Most recently, Mr. Rubinstein was Managing Partner at Music Imaging & Media Imaging International. Mr. Rubinstein started and sold XTRA Music Ltd., a satellite and cable music distribution company in Europe. Mr. Rubinstein is both a CPA and attorney.

Daniel E. Ponder, Jr.	54

Mr. Ponder has served as a director since 2001. He is currently the President and Chairman of the board of directors of Ponder Enterprises, Inc., a franchisee of Hardee’s restaurants. He has been a Hardee’s franchisee for over 21 years. Mr. Ponder served in the Georgia legislature until January 2001. Mr. Ponder was the 2003 recipient of the John F. Kennedy Profile in Courage Award.

DIRECTORS CONTINUING IN OFFICE UNTIL 2010

Name and Age as of the
June 25, 2009		Position, Principal Occupation, Business
Annual Meeting		Experience and Directorships
Byron Allumbaugh	77

Mr. Allumbaugh has served as a director since 1996, and was appointed Chairman of our Board of Directors on July 19, 2005. Mr. Allumbaugh retired as Chairman of the board of directors of Ralphs Grocery Company on January 31, 1997, where he held numerous management positions since 1958, serving as Chief Executive Officer from 1976 to 1995 and Chairman of the board of directors from 1995 until his retirement. Currently a self-employed business consultant, Mr. Allumbaugh is also a past member of the board of directors of each of the Automobile Club of Southern California and The Pantry, Inc.

Frank P. Willey	55

Mr. Willey has served as a director since 1994 and was appointed Vice Chairperson in December 2008. He has also served as a director and Vice Chairman of Fidelity National Financial, Inc., or FNF, since February 1984, and served as General Counsel of FNF from 1984 to January 1995, as well as its President from 1995 until March 2000.

Matthew Goldfarb	37

Mr. Goldfarb has served as a director since 2006. Mr. Goldfarb has been a Co-Manager of Loan Trading at Tradition North America, Inc. since January 2009. Prior to joining Tradition, Inc., Mr. Goldfarb was a Director and Senior Investment Analyst of Blackstone Group/GSO Capital Partners since January 2007, a Director and Senior Investment Analyst at Pirate Capital LLC for approximately two years, and prior to that was counsel at Icahn Associates Corp., an investment firm, from July 2000 to January 2005. Prior to that, Mr. Goldfarb was associated with the law firm of Schulte Roth & Zabel LLP.

DIRECTORS CONTINUING IN OFFICE UNTIL 2011

Name and Age as of the
June 25, 2009		Position, Principal Occupation, Business
Annual Meeting		Experience and Directorships
Peter Churm	83

Mr. Churm has served as a director since 1979. Mr. Churm was Chairman of the board of directors of Furon Company from May 1980 through February 1992 and was President of that company for more than 16 years. From February 1992 until November 1999, Mr. Churm served as Furon Company’s Chairman Emeritus as well as a member of its board of directors.

Janet E. Kerr	54

Professor Kerr has served as a director since 2004. Professor Kerr is currently a professor of law and the Executive Director of the Geoffrey H. Palmer Center for Entrepreneurship and the Law at Pepperdine University School of Law in Malibu, California. Professor Kerr has served as a consultant to various companies on Sarbanes-Oxley Act compliance and corporate governance. She is currently a member of the board of directors of Larta, formerly known as the Southern California Regional Technology Alliance, has founded several technology companies and is a well-known author in the areas of securities, corporate law and corporate governance, having published several articles and a book on the subjects. Professor Kerr was a co-founder of X-Labs, a technology company co-founded with HRL Laboratories. Professor Kerr is also a member of the board of directors of La-Z-Boy Incorporated.

Daniel D. (Ron) Lane	74

Mr. Lane has served as a director since 1993. Since February 1983, he has been a principal, Chairman and Chief Executive Officer of Lane/Kuhn Pacific, Inc. Mr. Lane is also a director of FNF and Fidelity National Information Services, Inc.

Andrew F. Puzder	58

Mr. Puzder has served as a director since 2001. Mr. Puzder became our Chief Executive Officer in September 2000. From September 2000 to January 2009, he also served as our President. From February 1997 to September 2000, he served as our Executive Vice President, General Counsel and Secretary. Mr. Puzder was also Executive Vice President of FNF from January 1995 to June 2000. Mr. Puzder was a partner in the Costa Mesa, California law firm of Lewis, D’Amato, Brisbois & Bisgaard from September 1991 to March 1994, and a shareholder in the Newport Beach, California law firm of Stradling Yocca Carlson & Rauth from March 1994 until joining FNF in 1995.

NAMED EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

Name and Age as of the
June 25, 2009		Position, Principal Occupation, Business
Annual Meeting		Experience and Directorships
E. Michael Murphy	57

Mr. Murphy was appointed as our President and Chief Legal Officer in  January 2009 and he continues to serve as our Secretary. From February 2001 until January 2009, he served as our Executive Vice President, General Counsel and Secretary, after serving as the Senior Vice President, General Counsel of Hardee’s Food Systems, Inc. from July 1998. He was also named as our Chief Administrative Officer in August 2006. For the ten years prior to 1998, Mr. Murphy was a partner of The Stolar Partnership law firm in St. Louis, Missouri.

Theodore Abajian	45

Mr. Abajian was appointed as our Executive Vice President and Chief Financial Officer in May 2003. From March 2002 to May 2003, he served as Executive Vice President and Chief Administrative Officer. From November 2000 to March 2002, Mr. Abajian served as President and Chief Executive Officer of Santa Barbara Restaurant Group, and as its Executive Vice President and Chief Financial Officer from May 1998. In addition, from January 2000 to October 2000, Mr. Abajian held the position of Senior Vice President and Chief Financial Officer for Checkers Drive-In Restaurants, Inc., and served as the Chief Financial Officer of Star Buffet, Inc. from July 1997 to May 1998. Mr. Abajian also served as a director of Stacey’s Buffet, Inc. from October 1997 to February 1998, and was Vice President and Controller of Summit Family Restaurants, Inc. from 1994 to 1998.

Bradford R. Haley	51

Mr. Haley was appointed as Executive Vice President, Marketing for Hardee’s Food Systems, Inc. in September 2000. He also assumed responsibility for Carl’s Jr. marketing in January 2004. Prior to joining Hardee’s Food Systems, Inc., Mr. Haley worked as Chief Marketing Officer for Church’s Chicken. From 1992 to 1999, Mr. Haley served as Corporate Vice President of Marketing Communications for Jack in the Box Inc.

Noah J. Griggs, Jr.	46

Mr. Griggs was appointed as Executive Vice President, Training of Carl’s Jr. and Hardee’s in May 2007. Prior to that appointment, Mr. Griggs served as Executive Vice President, Hardee’s Operations for company-operated restaurants beginning in July 2000 and franchisee-operated restaurants beginning in July 2002. Mr. Griggs joined Hardee’s in July 1996 as Vice President of Quality and Standards and was named Senior Vice President of Operations in April 1998. Prior to joining Hardee’s, Mr. Griggs worked as Vice President of Operations for one of Hardee’s largest franchisees.

OWNERSHIP OF OUR SECURITIES

Principal Stockholders

     The following table sets forth certain information regarding persons or entities, other than our directors and Named Executive Officers (defined below), known to us to be the beneficial owner of more than 5% of our common stock.

Stockholder	Number of Shares Held	Percentage(1)
Richard H. Pickup(2)	5,791,200	10.6%
2321 Alcova Ridge Drive
Las Vegas, NV 89134

Barclays Global Investors, NA(3)	3,386,451	6.2%
400 Howard Street
San Francisco, CA 94105
____________________

(1)	Calculated based on 54,583,752 shares of our common stock outstanding on April 30, 2009.

(2)

The information relating to this stockholder was obtained from the Schedule 13D/A filed on February 12, 2009 by Dito Caree, LP, Richard H. Pickup, Dito Devcar, LP, CRUT II, Pickup Family Trust, Dito Devcar Corporation, Plus Four Equity Partners, TB Fund, LLC, TD Investments, LLC and Vintage Trust II, which are collectively referred to as the “Reporting Entities,” who are collectively the record holders of the shares. Each of the Reporting Entities is directly or indirectly controlled by or operated for the benefit of Richard H. Pickup.

(3)

The information relating to this stockholder was obtained from the Schedule 13G filed on February 5, 2009 by Barclays Global Investors, NA, Barclays Global Fund Advisors, Barclays Global Investors, Ltd., Barclays Global Investors Japan Limited, Barclays Global Investors Canada Limited, Barclays Global Investors Australia Limited and Barclays Global Investors (Deutschland) AG.

Security Ownership of Directors and Named Executive Officers

     The following table sets forth certain information regarding the beneficial ownership of our common stock as of April 30, 2009, by (i) each of our directors, (ii) our Principal Executive Officer, Principal Financial Officer and each of our other three most highly compensated executive officers, which we collectively refer to as the Named Executive Officers in this Proxy Statement, and (iii) all of our directors and Named Executive Officers as a group. Except as otherwise indicated, beneficial ownership includes both voting and investment power.

	Shares Beneficially Owned
					Percentage
	Common		Common Stock	Total Share	of All
Name	Stock		Equivalents(1)	Ownership	Shares(2)
Directors:
Daniel D. (Ron) Lane	660,388	(3)	50,000	710,388	1.3%
Byron Allumbaugh	226,285	(4)	105,000	331,285	*
Peter Churm	81,765	(5)	140,000	221,765	*
Carl L. Karcher	838,846	(6)	60,000	898,846	1.6%
Daniel E. Ponder, Jr.	65,865	(7)	45,000	110,865	*
Frank P. Willey	417,702		50,000	467,702	*
Andrew F. Puzder, Principal Executive Officer	1,220,147	(8)	760,105	1,980,252	3.6%
Janet E. Kerr	49,833		25,000	74,833	*
Matthew Goldfarb	41,151	(9)	25,000	66,151	*
Jerold H. Rubinstein	40,000		19,666	59,666	*
Named Executive Officers:
E. Michael Murphy	220,152		226,000	446,152	*
Theodore Abajian, Principal Financial Officer	303,198		242,807	546,005	1.0%
Bradford R. Haley	35,634		135,001	170,635	*
Noah J. Griggs, Jr.	33,974		103,334	137,308	*
Directors and Named Executive Officers as a Group (14 persons)	4,234,940		1,986,913	6,221,853	11.0%
____________________

*	Represents less than 1% of our common stock.

(1)	“Common Stock Equivalents” include stock options or other convertible securities exercisable within 60 days after April 30, 2009.

(2)	Calculated based on 54,583,752 shares of our common stock outstanding on April 30, 2009.

(3)

Includes 232,147 shares of our common stock held indirectly by Mr. Lane through Daniel V., a Nevada corporation of which Mr. Lane is sole stockholder and a director, as well as 175,288 shares of common stock held by a family trust.

(4)	Includes 46,285 shares of our common stock held indirectly by Mr. Allumbaugh through a family trust.

(5)	Includes 23,865 shares of our common stock held indirectly by Mr. Churm through a community property trust as well as 400 shares of common stock held by Mr. Churm’s wife.

(6)

Includes 648,400 shares of our common stock held indirectly by Mr. Karcher through the Carl N. and Margaret M. Karcher Trust, of which Mr. Karcher serves as co-trustee and which are pledged as security with respect to a loan, and 140,446 shares of common stock held by the Carl L. Karcher Family Trust.

(7)	Includes 43,365 shares of our common stock pledged as security with respect to a personal loan.

(8)	Includes 30,830 shares of our common stock held indirectly by Mr. Puzder through UTMA accounts owned for the benefit of his children.

(9)	Includes 20,605 shares of our common stock pledged as security with respect to a margin account.

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, requires our executive officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership and changes in ownership with the SEC. Executive officers, directors and greater than 10% stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

Based solely on our review of the copies of such forms received by us, or written representations from certain reporting persons that no Forms 5 were required for those persons, we believe that, during fiscal year 2009, all filing requirements applicable to our executive officers, directors and greater than 10% stockholders were satisfied, except that Mr. Karcher had one late Form 4 filing. Since January 27, 2009, Ms. Kerr and Messrs. Starke and Stewart each had one late Form 4 filing.

CORPORATE GOVERNANCE

Corporate Governance Principles

     Pursuant to the Delaware General Corporation Law and our amended Bylaws, our business, property and affairs are managed under the direction of our Board of Directors. Thus, our Board of Directors is our ultimate decision-making body, except with respect to those matters reserved to the stockholders.

     Our Board of Directors selects, with input from our Chief Executive Officer, our senior management team, which is charged with the conduct of our business. Members of our Board of Directors are kept informed of our business through discussions with our Chief Executive Officer and our other senior officers, by reviewing materials provided to them and by participating in meetings of our Board of Directors and its committees. Having selected our senior management team, our Board of Directors acts as an advisor and counselor to senior management and monitors its performance.

Meetings of Our Board of Directors

     During fiscal year 2009, our Board of Directors met seven times. In fiscal year 2009, all of our directors attended 75% or more of all meetings of our Board of Directors and all meetings of the committees of which they were members.

Director Independence

     The corporate governance listing standards of the NYSE require that we have and maintain a board of directors with at least a majority of “independent” directors. In addition to setting forth the minimum standards for independence, the NYSE rules require a company’s board of directors to annually affirmatively determine the independence of each of our directors. Generally, to qualify as independent, a director must not have any direct or indirect material relationship with the company. Our Board of Directors has determined that it would be appropriate to apply a higher standard of independence than the minimum requirements established by the NYSE. Such requirements are set forth in our Corporate Governance Guidelines, a copy of which is available under the section entitled “Corporate Governance” on our website at www.ckr.com, and a copy of which will be made available in print, without charge, to any stockholder upon request.

     Our Board of Directors has determined that a director will not be considered independent if, within a three-year period: (i) the director is or has been an employee, or a member of a director’s immediate family is or has been an executive officer, of us; (ii) the director, or a member of a director’s immediate family, receives or has received, more than $75,000 per year in direct compensation from us, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service); (iii) the director is or has been affiliated with or employed by, or a member of director’s immediate family is or has been affiliated with, or employed in a professional capacity by, a present or former internal or external auditor of ours; (iv) the director, or a member of a director’s immediate family, is or has been employed as an executive officer of another company where any of our present executives serve on that company’s compensation committee; (v) the director is or has been an executive officer or an employee, or a member of a director’s immediate family is or has been an executive officer, of a company that makes payments to, or receives payments from, us for property or services in an amount which, in any single fiscal year, exceeds the greater of $750,000 or one percent of such other company’s consolidated gross revenues; (vi) the director, or a member of a director’s immediate family, is or has been associated with a charitable organization that receives payments from us in an amount which, in any single fiscal year, exceeds the greater of $750,000 or one percent of such charitable organization’s annual gross revenues; and (vii) the director is a principal of a law firm, an investment banking firm, a financial advisory firm or a consulting firm that performs services for us, and payments made by us to the firm in any single fiscal year exceeds one percent of the firm’s annual gross revenues.

     Our Board of Directors has determined that the following relationships generally will not be considered to be material relationships that would impair a director’s independence: (i) if a director has any relationship described in items (ii), (v), (vi) and (vii) above where the payments do not exceed the guidelines provided therein; (ii) if a director owns any of our equity securities, or securities convertible into our equity securities; (iii) if a director is an executive officer, director or equity owner of another company that owns less than 10% of our equity securities, or securities convertible into our equity securities; and (iv) if a director is an executive officer, director or equity owner of another company that is indebted to us, or to which we are indebted, and the total amount of indebtedness to the other is less than one percent of the total consolidated assets of the other company. For relationships not covered by items (i) through (iv) of this paragraph, the determination of whether the relationship is material or not, and therefore whether a director would be independent or not, shall be made by our entire Board of Directors and in accordance with applicable NYSE rules.

     In accordance with the standards set forth in our Corporate Governance Guidelines, and in light of NYSE rules regarding independence requirements for boards of directors, our Board of Directors has reviewed the independence of each of our directors. During the review of the independence of our directors, our Board of Directors reviewed both direct and indirect transactions and relationships that each of our directors had or maintained with us and our management and employees, including those transactions that are more fully described in this Proxy Statement under the heading “Certain Relationships and Related Transactions.” The purpose of this review was to determine the independence of each director and whether such director would be considered an independent director under the NYSE rules.

     As a result of this review, our Board of Directors affirmatively determined that six of our ten directors currently are independent under our Corporate Governance Guidelines. These independent directors are Byron Allumbaugh, Peter Churm, Matthew Goldfarb, Janet E. Kerr, Jerold H. Rubinstein and Frank P. Willey.

Introduction to Committees of Our Board of Directors

     While it is our general policy that all major decisions be considered by our Board of Directors, our Board of Directors utilizes certain committees to further perform its duties. In accordance with SEC and NYSE rules, our Board of Directors has an Audit Committee, a Compensation Committee and a Nominating & Corporate Governance Committee. In addition, we recently established an Executive Committee.

Audit Committee

     The Audit Committee currently consists of Mr. Rubinstein (Chairperson), Mr. Willey and Mr. Allumbaugh. The Audit Committee operates under a written charter adopted by our Board of Directors, which is available through our website at www.ckr.com, and a copy of which will be made available in print, without charge, to any stockholder upon request. The primary purposes of our Audit Committee are: (a) to assist our Board of Directors in its oversight of (i) the integrity of our financial statements, (ii) our compliance with legal and regulatory requirements, (iii) our independent registered public accounting firm’s qualifications and independence, and (iv) the performance of our internal audit function and independent registered public accounting firm; (b) to decide whether to appoint, retain or terminate our independent registered public accounting firm and to pre-approve all audit, audit-related and other services, if any, to be provided by the independent registered public accounting firm; and (c) to prepare any report of the Audit Committee required by the rules and regulations of the SEC for inclusion in our annual proxy statement. During fiscal year 2009, our Audit Committee met seven times.

     The Audit Committee and our Board of Directors have established a procedure whereby complaints or concerns with respect to accounting, internal controls and auditing matters may be submitted to the Audit Committee, which is described under “Stockholder Communications” below. Our Board of Directors and the Nominating & Corporate Governance Committee have determined that each member of the Audit Committee is “independent” within the meaning of the rules of both the NYSE and the SEC. Our Board of Directors has also determined that each member of the Audit Committee is financially literate and has accounting or related financial management expertise, as such qualifications are defined under the rules of the NYSE. Finally, our Board of Directors has determined that Mr. Rubinstein is an “audit committee financial expert” within the meaning of the rules of the SEC. The Report of the Audit Committee is included below.

Compensation Committee

     From January 29, 2008 until December 10, 2008, the Compensation Committee consisted of Mr. Churm (Chairperson), Mr. Rubinstein and Ms. Kerr, all of whom are “independent” within the meaning of the rules of the NYSE. On December 10, 2008, our Board of Directors appointed Mr. Willey to the Compensation Committee in place of Mr. Rubinstein. Mr. Willey is “independent” within the meaning of the rules of the NYSE. The Compensation Committee operates under a written charter adopted by our Board of Directors which is available through our website at www.ckr.com, and a copy of which will be made available in print, without charge, to any stockholder upon request. The primary purposes of our Compensation Committee are: (a) to determine and approve the compensation of our Chief Executive Officer and certain of our other executive officers; (b) to make recommendations to the full Board of Directors regarding our incentive compensation plans and equity-based plans; and (c) to prepare a report on executive compensation required by the rules and regulations of the SEC. During fiscal year 2009, our Compensation Committee met nine times.

Nominating & Corporate Governance Committee

     From January 29, 2008 until December 10, 2008, the Nominating & Corporate Governance Committee consisted of Ms. Kerr (Chairperson), Mr. Allumbaugh and Mr. Goldfarb, all of whom are “independent” within the meaning of the rules of the NYSE. On December 10, 2008, our Board of Directors appointed Mr. Rubinstein to the Nominating & Corporate Governance Committee in place of Mr. Goldfarb. Mr. Rubinstein is “independent” within the meaning of the rules of the NYSE. The Nominating & Corporate Governance Committee operates under a written charter adopted by our Board of Directors which is available through our website at www.ckr.com, and a copy of which will be made available in print, without charge, to any stockholder upon request. The primary purposes of our Nominating & Corporate Governance Committee are: (a) to recommend individuals to our Board of Directors for nomination, election or appointment as members of our Board of Directors and its committees, consistent with the criteria included in our Corporate Governance Guidelines; (b) to oversee the evaluation of the performance of our Board of Directors and our Chief Executive Officer; and (c) to take a leadership role in shaping our corporate governance, including developing, recommending to our Board of Directors and reviewing on an ongoing basis the corporate governance principles and practices that should apply to us. In identifying and recommending nominees for positions on our Board of Directors, the Nominating & Corporate Governance Committee places primary emphasis on the criteria set forth under “Guidelines and Procedures — Selection Criteria” in the Nominating & Corporate Governance Committee Charter, namely: (i) judgment, character, expertise, skills and knowledge useful to the oversight of our business; (ii) diversity of viewpoints, backgrounds, experiences and other demographics; (iii) business or other relevant experience; and (iv) the extent to which the interplay of the nominee’s expertise, skills, knowledge and experience with that of other members of our Board of Directors will build a board of directors that is effective, collegial and responsive to our needs.

     The Nominating & Corporate Governance Committee does not set specific minimum qualifications that nominees must meet in order for the Nominating & Corporate Governance Committee to recommend them to our Board of Directors, but rather believes that each nominee should be evaluated based on his or her individual merits, taking into account our needs and the composition of our Board of Directors. Members of the Nominating & Corporate Governance Committee discuss and evaluate possible candidates in detail, and suggest individuals to explore in more depth. The Nominating & Corporate Governance Committee may also determine to engage a third-party search firm as and when it deems appropriate to identify potential candidates for its consideration. Once a candidate is identified whom the Nominating & Corporate Governance Committee wants to seriously consider and move toward nomination, a member of the Nominating & Corporate Governance Committee enters into a discussion with that nominee. The Nominating & Corporate Governance Committee will consider nominees recommended by stockholders, provided that any such stockholders follow the procedural requirements described under “Future Stockholder Proposals” below. The policy adopted by the Nominating & Corporate Governance Committee provides that nominees recommended by stockholders are given appropriate consideration in the same manner as other nominees. During fiscal year 2009, our Nominating & Corporate Governance Committee met eight times.

     In addition, under our majority voting standard for uncontested director elections, if an incumbent director fails to be elected, the Nominating & Corporate Governance Committee is responsible for making a recommendation to our Board of Directors about whether to accept the director’s resignation offer. In determining whether or not to recommend that our Board of Directors accept the resignation offer, the Nominating & Corporate Governance Committee will consider all factors that it believes are in our best interests.

Executive Committee

     On December 29, 2008, we established an Executive Committee comprised of five members. The five members consist of the Chairpersons of each of the Audit, Compensation and Nominating & Corporate Governance Committees, together with the Chairperson of our Board of Directors and our Chief Executive Officer. Accordingly, the current members of the Executive Committee are Mr. Rubinstein, Mr. Churm, Ms. Kerr, Mr. Allumbaugh and Mr. Puzder. The Executive Committee has the authority, between meetings of our Board of Directors, to take all actions that require action by our Board of Directors, except with respect to certain specified matters that (i) by law must be approved by our entire Board of Directors or (ii) are within the purview of the Audit, Compensation or Nominating & Corporate Governance Committees. Because the Executive Committee was established during the latter part of fiscal year 2009, there were no meetings of the Executive Committee during fiscal year 2009.

Non-Management Directors

     Our Board of Directors has adopted a policy of regularly scheduled executive sessions where non-management directors will meet independent of management, including at least one executive session per year which will include only the independent non-management directors. The presiding director at the executive sessions will be elected by the vote of the independent non-management directors at each such executive session.

     Our stockholders may communicate their concerns to the non-management directors in accordance with the procedures described on our website at www.ckr.com.

Committee Membership & Meetings

     The table below provides membership and meeting information for each committee of our Board of Directors as of the last day of fiscal year 2009, which was January 26, 2009.

Name of Committee
Nominating & Corporate
Name	Audit	Compensation	Governance	Executive
Byron Allumbaugh	X		X	X
Peter Churm		X*		X
Matthew Goldfarb
Carl L. Karcher
Janet E. Kerr		X	X*	X
Daniel D. (Ron) Lane
Daniel E. Ponder, Jr.
Andrew F. Puzder				X
Jerold H. Rubinstein	X*		X	X
Frank P. Willey	X	X
Meetings Held in Fiscal Year 2009	7	9	8	0
____________________

*       Chairperson

COMPENSATION DISCUSSION AND ANALYSIS

Current Compensation Philosophy and Objectives

     The Company’s current compensation philosophy is the result of an evolutionary process that began in fiscal year 2001 (which ended in January 2001). During the Company’s fiscal year 2001, the Company was becoming financially and operationally challenged. The Company had $618,322,000 of funded debt outstanding at the end of its second fiscal quarter (excluding capital leases), a declining Adjusted EBITDA (as calculated for its senior lenders) and a low stock price of $1.96 on October 18, 2000. The Company also suspended its dividend payments during this fiscal year. With the Company operations in a state of decline, and with substantial losses and a decreasing cash flow from operations, the Company was fighting for its survival.

     Also during fiscal year 2001, the Company’s then Chief Executive Officer resigned. After due deliberation, in September 2000, the Board turned to Andrew F. Puzder. At that time, Mr. Puzder was the General Counsel and Secretary of the Company, and he had just recently (June 2000) been appointed the President and Chief Executive Officer of Hardee’s, a subsidiary of the Company, to deal with its operational challenges. Even though Mr. Puzder had neither significant quick service restaurant (“QSR”) operating experience, nor significant experience as a corporate “turnaround” specialist at that time, the Board nevertheless felt that the Company was in need of his strong leadership, and his administrative and legal skills.

     Mr. Puzder, as Chief Executive Officer, proceeded to assemble the executive team that he felt was necessary to tackle the challenges facing the Company. In this regard, with Board direction and approval, he immediately selected E. Michael Murphy, who was then employed by the Company as Hardee’s General Counsel, to be Executive Vice President and General Counsel (and essentially the number two officer). Mr. Puzder then began searching for the right Chief Financial Officer. In fiscal year 2004, Mr. Puzder determined, with Board direction and approval, that Theodore Abajian, who had experience as both a financial executive and a chief executive officer of a public QSR company, was the right person for this position. As a result, Messrs. Puzder, Murphy and Abajian became, and currently are, the top three executive officers of the Company. As described in the Company’s prior proxy statements, each of these individuals was given an employment agreement, which detailed the terms of his respective employment arrangements.

     The Board also felt that separate executives should be made responsible for the operations conducted by each of the Company’s two primary brands, Carl’s Jr. and Hardee’s, and a third executive responsible for marketing all of the Company’s brands. In January 2004, because of a competitive labor market, the Board desired to provide stability to each of these positions. Accordingly, the Company extended to each of the persons who had been successfully performing these duties, Richard E. Fortman (Carl’s Jr.), Noah J. Griggs, Jr. (Hardee’s) and Bradford R. Haley (Marketing), an employment agreement, which detailed the terms of his respective employment arrangements.

     During fiscal year 2008, the Company determined that its training program required strengthening to support both Company and franchise growth domestically and internationally. On June 11, 2007, the Company moved Mr. Griggs to Executive Vice President and Director of Training. In this capacity, Mr. Griggs took charge of the training activities for all of the Company’s brands. Except for the changes to Mr. Griggs’s title and duties, his employment agreement remained in effect in accordance with its terms.

     Messrs. Fortman, Haley and Griggs report directly to Mr. Puzder, and, collectively, they are the Company’s next three highest paid executives for fiscal year 2009.

     The compensation for these six officers was, in large part, provided for in their respective Employment Agreements, and as detailed in prior proxy statements. This compensation was, generally, based on the experience of and performance by these individuals, and dictated by the facts and circumstances of the Company and its performance during fiscal years 2001 through 2005. Fiscal year 2006, however, became a year of planned positive change for the Company.

     When Mr. Puzder first assumed the position of Chief Executive Officer in September 2000, the Company was viewed as a highly troubled and vulnerable “turnaround” situation. This continued to be the case through fiscal year 2005, even though the Company had made important progress in reducing its debt and improving sales at both brands, including repositioning Hardee’s to the verge of profitability. However, the Company believed, and its investment banker supported this belief, that fiscal year 2006 was the breakout year. It was believed that, by the end of fiscal year 2006, the Company had successfully completed its turnaround.

     For fiscal year 2006, the Company had (i) a net income of $181,139,000, (ii) an Adjusted EBITDA (as calculated for the Company’s senior lenders) of $152,635,000, (iii) an average unit volume of $1,341,000 and $874,000 for the Company operated Carl’s Jr. and Hardee’s restaurants, respectively, (iv) average annual same-store sales increases for the preceding three years of 4.3% and 3.1% for Company operated Carl’s Jr. and Hardee’s restaurants, respectively, and (v) substantial decreases in restaurant operating costs from fiscal year 2001. In addition, by the end of fiscal year 2006, the Company had reduced its outstanding funded debt (excluding capital leases) by $405,344,000 from the end of the second quarter of fiscal year 2001, and had a stock price of $15.51. As a result, the strategic planning for the Company was switched from “turnaround” to growth and to enhancement of stockholder value and return of value to stockholders. In this regard, the Company resumed a dividend payment (which as of the date of this Proxy Statement, has resulted in the Company cumulatively paying out $46,671,000 in dividends since this resumption) and adopted a stock repurchase program.

     During fiscal year 2006, because of the Company’s success and the performance of its management team, another important challenge to the Company was developing. There became an increased demand for talented executives with a proven track record of success, and, accordingly, the Committee believed that there developed an interest in the Company’s executive team by outside influences and possibly competitors. In part, this demand was driven by the circumstances of the QSR industry and other related sectors and, in part, by the significant increase in private equity firm activity. Whatever the reason for this demand, the Board believed that its executive team was a significant asset of the Company that required protection.

     As a result of the confluence of these developments, in early fiscal year 2007, the Company’s Compensation Committee undertook a thorough analysis of the compensation packages then in place for Messrs. Puzder, Murphy and Abajian. The primary objectives of this analysis were to assess whether the compensation package for each of these executives (i) was effective to retain and incentivize each of these executives, (ii) was an appropriate and fair reward for their prior performance, and (iii) was adequately tied to the interests of the Company’s stockholders. These objectives remain the current primary compensation philosophy of the Compensation Committee.

Targeted Overall Compensation

     As noted in the immediately preceding paragraph, during fiscal year 2007, the Compensation Committee undertook a thorough analysis of the Company’s compensation packages. To assist the Compensation Committee in this analysis, the Committee had engaged the services of J. Richard with J. Richard & Co., an executive compensation consultant and a compensation committee advisor. Mr. Richard is an independent compensation advisor to only the Company’s Compensation Committee. Mr. Richard has not previously performed, and does not currently perform, any other services for the Company or any of its affiliates.

     In connection with the analysis in fiscal year 2007, Mr. Richard selected 12 peer group companies. He then conducted an extensive analysis of their compensation practices, and compared them to the Company’s compensation practices. The 12 companies in this peer study group were Applebee’s International, Inc., Brinker International, Inc., California Pizza Kitchen, Inc., Cheesecake Factory Incorporated, Dominos Pizza, Inc., Jack in the Box Inc., Krispy Kreme Doughnuts, Inc., Outback Steakhouse, Inc., Panera Bread Company, Red Robin Gourmet Burgers, Inc., Ruby Tuesday, Inc. and Wendy’s International, Inc. Mr. Richard also conducted interviews with persons outside the Company who he thought could add valuable insight to the analysis, and he took note of (i) the “remarkable success that had been achieved over the last five years,” with supporting data and evidence, and (ii) the efficiency with which the Company was managed, with each of the top three executive officers performing duties that were, in many companies, performed by two or more persons. Examples of this efficiency were:

  The Company did not have a separate Chief Executive Officer, President and Chief Operating Officer, as Mr. Puzder performed all three functions;

  Mr. Murphy was not only General Counsel but he also was responsible for the Company’s franchising operations, and he was the Chief Administrative Officer, with human resources and IT reporting to him; and

  The Company did not have a separate treasury function, as Mr. Abajian essentially fulfilled both the accounting and treasurer duties, together with being responsible for the Company’s Carl’s Jr. food distribution operations and the Company’s firm-wide equipment purchasing and distribution operations.

     After Mr. Richard completed his review, analysis and comparison, he rendered a report entitled “Executive Officer Total Compensation and Equity Participation Review” to the Compensation Committee on August 10, 2006, in which he made certain recommendations regarding the total compensation packages for Messrs. Puzder, Murphy and Abajian. These recommendations were supported by analysis and data.

     The Compensation Committee then began the process of determining what, if any, changes should be made to the Employment Agreements for each of these three executive officers that were in effect at that time. This process included three meetings by the Compensation Committee and several communications between meetings. Also, since it was important to the Committee that the executives feel, at the end of the process, that they were treated fairly, the Committee solicited input from these executives. This input was provided both in writing and verbally when the executives were asked to appear at certain of the Committee meetings. The Committee realized the complexities of comparing total compensation packages with other peer companies, as these total compensation packages varied widely in their amounts, makeup and mix. As a result, by seeking input from the executives, the Committee felt that it could better assess the proper mix of compensation, and the amounts thereof, for these executives. During this process, and as input was received from the executives, further input and advice was also provided by Mr. Richard.

     This process extended over a two-month period, culminating on October 12, 2006, in an amendment being made to the Employment Agreement that the Company had with each of Messrs. Puzder, Murphy and Abajian at that time. The Compensation Committee concluded, in amending these Employment Agreements, that (i) these three executives had earned the right to be in the higher percentiles of compensation within the peer company study group, (ii) their compensation should be a mix between cash and equity, and (iii) a substantial portion of their compensation should be based on performance. The Compensation Committee also noted, as part of its compensation determinations and as part of the Company’s current compensation philosophy, that the Company does not provide any pension or retirement benefits to its executives, thus avoiding any burdensome payments associated with an executive’s retirement. The Committee believes that this also incentivizes the executive to meet the performance criteria to better provide for his retirement years.

     There were a few requests that the executives made that were not included in these amendments, such as a tax gross-up and additional change-in-control benefits; however, the Committee did not believe that these were appropriate at that time. Even though these requests were not accepted, the Committee believed that the Company’s total compensation packages for these three executives would now achieve its objectives of retaining, rewarding and incentivizing them, and, at the same time, better aligning their interests to those of the Company’s stockholders. The details and outcome of this process are described under the appropriate headings below.

     With respect to the compensation packages for Messrs. Fortman, Griggs and Haley, the Compensation Committee generally relies on recommendations made by Mr. Puzder. Each of these executives has an Employment Agreement that provides for a base salary and an annual cash bonus to be determined at the discretion of Mr. Puzder. In connection with the completion of each fiscal year, Mr. Puzder reviews and makes recommendations to the Compensation Committee regarding the amount of bonus to each for this fiscal year. At the same time, Mr. Puzder determines if he will recommend to the Committee an equity award for any or all of these executives, and whether there should be any increase in their base salary for the next fiscal year, all of which are completely discretionary. These recommendations are based primarily on Mr. Puzder’s assessment of the individual performances of each of these executives for the fiscal year, the financial performance of the Company’s brands, and the competitive nature of the executive labor environment. Specific aspects of performance heavily weighted by

Mr. Puzder for all three executives are (i) improvement in same- store sales, (ii) increase in the average unit volume of the Company operated restaurants, (iii) decrease in operating expenses, and (iv) comparison to the performance of the Company’s competitors. Also, Mr. Puzder takes into account the efficiency of Mr. Haley, who is responsible for the marketing of both Carl’s Jr. and Hardee’s brands, roles previously performed by two persons. Mr. Puzder’s philosophy and objectives in reviewing the compensation packages for each of these executives is consistent with the Compensation Committee’s philosophy and objectives expressed above under the heading “Current Compensation Philosophy and Objectives.” Because of the discretionary elements of the compensation packages for Messrs. Haley, Fortman and Griggs, which two of the three will be included as a Named Executive Officer may vary from year to year. For fiscal year 2009, Messrs. Haley and Griggs are the other two Named Executive Officers.

Employment Agreement Amendments During Fiscal Year 2009

     During fiscal year 2009, two significant dynamics occurred that impacted the Employment Agreements which the Company has with its executives. The first dynamic was the continued evolution of changes occurring with respect to executive compensation.

     Even though the Company has existing Employment Agreements with six of its executive officers, the Compensation Committee felt it important that these agreements be reviewed in light of current executive compensation practices. In this regard, in approximately October 2008, the Committee engaged the services of J. Richard & Co., the Committee’s independent compensation consultant, to review these agreements and report to the Committee its findings.

     On November 12, 2008, J. Richard & Co. issued its report. In this report, there were two primary findings. The first was that the severance payment to the Company’s Chief Executive Officer, Mr. Puzder, in lieu of his bonus upon a termination without cause or a change in control was now out of line and should be reduced by 50%. This reduction would decrease this payment from six times his base pay to three times his base pay.

     The second had to do with when each of the six Employment Agreements terminated. None of the six Employment Agreements had a specific termination date but rather provided that a three-year notice was required in order to terminate the agreement without cause. Mr. Richard noted that this provision was now also out of line. Mr. Richard’s recommendation was that there be established a specific date upon which each Employment Agreement terminates without regard to any notice.

     At approximately the same time as the Compensation Committee was reviewing the existing Employment Agreements, there was a second dynamic occurring, which was the volatility and instability of the financial markets. One of the consequences of this volatility and instability was the potential for sudden and erratic shifts in interest rates. As a result, management noted to the Compensation Committee that, under current accounting rules for derivatives such as interest rate swap agreements, this could have unintended consequences on the Company’s income statement. In this regard, the Committee was advised by the Company’s Chief Financial Officer that:

  the Company has several multi-year interest rate swap agreements in place with respect to a substantial portion of its senior term debt which, in economic terms, fixes the Company’s cash interest payments on the associated term debt such that the effective interest rate on this term debt will be approximately 6.1% per annum during the term of the interest rate swap agreements;

  because these are multi-year swap agreements, the accounting rules require that these agreements be “valued” at their fair market value in the Company’s financial statements, which value is dependent upon the world financial markets forward looking interest rate expectations on the date of valuation;

  depending upon the valuation, there could be either a charge or credit to the Company’s income statement for the relevant accounting period, which over the entire term of the swap agreement will be zeroed out but, if valued at any given point of time within this term, could have a significant aberrational impact on the respective accounting period;

  in budgeting for fiscal year 2009, the Company did not include any credits or charges for these swap agreement derivatives because (i) the Company could not have foreseen the financial volatility and instability that was to occur in fiscal year 2009 and (ii) even if it could have foreseen this volatility and instability, due to the magnitude of the volatility it would not have been able to reasonably estimate the size of any credits or charges related to these swap agreement derivatives in order to include them in the budget; and

  any charge or credit would be reflected in the Company’s “pre-tax income” and would thus aberrationally affect the performance cash bonus formula contained in the Employment Agreements with Messrs. Puzder, Murphy and Abajian.

     Based upon a thorough analysis and consideration of the above, in consultation with Mr. J. Richard, the Committee concluded that Messrs. Puzder, Murphy and Abajian should be given neither a windfall benefit nor a punitive penalty in any given accounting period resulting from marking the Company’s derivative interest rate swap agreements to market on a financial statement date.

     Notwithstanding the occurrence of the above dynamics and the findings of Mr. Richard, the Compensation Committee could not unilaterally change the Employment Agreements which the Company has with its executives. Accordingly, the Committee promptly entered into a dialog with each of its executives to request that they relinquish certain benefits that they now have in their Employment Agreements. After this dialog, on December 16, 2008, the Committee met to review its options in consultation with Mr. Richard. After this review and since the Company’s executives were willing to relinquish certain of their rights, the Compensation Committee unanimously agreed with its executive officers to amend the current Employment Agreements as follows:

  Mr. Puzder agreed to reduce the severance payable to him in lieu of his bonus from six times his then base salary to three times his then base salary;

  Mr. Puzder, together with each of the other five executives with an Employment Agreement (Messrs. Murphy, Abajian, Haley, Fortman and Griggs), agreed that the Company’s requirement to provide a three-year notice of termination will terminate on July 11, 2012 and that each of their respective Employment Agreements will terminate on July 11, 2015;

  Messrs. Puzder, Murphy and Abajian agreed that there will be excluded from their performance cash bonus calculation any benefit from a credit or any penalty for a charge arising from the marking to market the Company’s interest rate swap agreement derivatives; and

  Messrs. Murphy and Abajian will each be given the right to voluntarily terminate his Employment Agreement in the event that there is ever a “change in control” and receive the same severance benefits as he would have received had he been terminated without cause, provided that he gives notice of his termination within 90 days of the “change in control.”

     There was a separate amendment to Mr. Murphy’s Employment Agreement in late December 2008. During fiscal year 2009, Mr. Murphy progressively undertook additional administrative duties. The Board assessed Mr. Murphy’s performance of both these new duties and his prior duties as Executive Vice President, General Counsel, Chief Administrative Officer and Secretary and concluded that Mr. Murphy performed these duties exceptionally well. Based on this performance, in December 2008, the Board appointed Mr. Murphy President of the Company, effective with the commencement of fiscal year 2010. As a result of this promotion, the Compensation Committee requested that Mr. Richard update his report to the Committee regarding any impact which this promotion and Mr. Murphy’s added duties may have on Mr. Murphy’s compensation package. Mr. Richard updated his prior analysis and recommended to the Board that this promotion and these added duties should result in an increase in Mr. Murphy’s compensation package. The Committee considered a variety of means by which this increase could be effected. In consultation with Mr. Richard, the Committee approved, effective with the commencement of fiscal year 2010, (i) a $75,000 increase in Mr. Murphy’s annual base salary, from $561,750 to $636,750 and (ii) an increase in the maximum amount which Mr. Murphy may receive under his cash performance bonus from 200% of his base salary to 220% of his base salary. Mr. Murphy’s Employment Agreement was amended in December 2008 to reflect the foregoing changes.

Salary

     A substantial portion of the total compensation for Messrs. Puzder, Murphy and Abajian is based upon performance as described under the following headings. However, the Compensation Committee realized that it was important that the total compensation package provide for a reasonable base salary for its executive officers in the event that the criteria necessary to earn the performance rewards are not met.

     During the past several years, the Compensation Committee has been gradually increasing the base salaries of Messrs. Puzder, Murphy and Abajian and their respective percentile within the peer company study group, commensurate with their performance and the success of the Company. At the end of fiscal year 2008, their base salaries were as follows:

Executive:	Base Salary:
Mr. Puzder	$1,070,000
Mr. Murphy	$561,750
Mr. Abajian	$454,750

     At the beginning of fiscal year 2009, the Committee asked Mr. Richard for his recommendation regarding these base salaries. Mr. Richard analyzed, among other things, (i) the available salary information for the peer company study group, (ii) the scope of responsibilities and duties performed by these executives and (iii) their respective performances and issued a report entitled “Executive Officer (Top Five) Total Compensation Review.” Based on this analysis, Mr. Richard, noting that the base salaries were currently in line with market, recommended that there be no change to the base salaries of Messrs. Puzder, Murphy and Abajian.

     The Compensation Committee reviewed the analysis and supporting materials provided by Mr. Richard. After their review, the Compensation Committee agreed with the recommendation of Mr. Richard. Accordingly, the base salaries for Messrs. Puzder, Murphy and Abajian in effect at the end of fiscal year 2008, as set forth above, remained in effect throughout fiscal year 2009. As noted under the above heading “Employment Agreement Amendments During Fiscal Year 2009,” Mr. Murphy’s base salary was increased by $75,000, effective with the commencement of fiscal year 2010.

     With respect to Messrs. Haley and Griggs, at the conclusion of fiscal year 2008, Mr. Puzder assessed the criteria set forth above under the heading “Targeted Overall Compensation” and determined and recommended to the Compensation Committee that there be no merit increase to the base salaries of Messrs. Haley and Griggs. Accordingly, the base salaries of Messrs. Haley and Griggs remained at approximately $350,000 and $325,000, respectively, throughout fiscal year 2009.

Annual Bonus

     The Compensation Committee has believed, and currently believes, that an important element of the executive’s cash compensation should be a cash bonus, but that this bonus should be based on planned performance. The Committee also believes that, if the performance criteria is met, the cash bonus should be meaningful and one that the executive will work hard to earn. Similarly, it should be a bonus that, if it is earned, means that the stockholders are also seeing their value increased.

     Based on these beliefs, effective for fiscal year 2005, the Employment Agreements with each of Messrs. Puzder, Murphy and Abajian were structured to provide for an annual cash bonus based on performance. In this regard, these Employment Agreements provide as follows:

  For each fiscal year, the Compensation Committee approves, at the beginning of the year, a “target income.” Generally, the “target income” is the “Income before taxes, discontinued operations and the cumulative effect of accounting charge for goodwill” reflected in the annual budget for that fiscal year, as approved by the Board. In developing this annual budget each year, the Board normally expects realistically achievable improvement over the prior year.

  Upon completion of the fiscal year, the “actual income” for the year is compared to the “target income.”

  If the “actual income” has the following percentage relativity to the “target income,” the indicated bonus amount will be earned:
Relativity:	Bonus Amount:
Under 80%	0

Between 80% and 100%	A percentage of base salary on a sliding scale beginning at 50% and sliding to 100%

Between 100% and 120%

A percentage of base salary on a sliding scale beginning at 100% and sliding to a maximum of 250% of base salary for Mr. Puzder and 200% of base salary for Messrs. Murphy and Abajian (as described under the above heading “Employment Agreement Amendments During Fiscal Year 2009” effective on the commencement of fiscal year 2010, Mr. Murphy’s maximum bonus percentage increased to 220%)

Greater than 120%

A maximum of 250% of base salary for Mr. Puzder and 200% of base salary for Messrs. Murphy and Abajian (effective on the commencement of fiscal year 2010, Mr. Murphy’s maximum bonus percentage will be 220%)

     As described under the above heading “Salary,” at the beginning of fiscal year 2009, the Compensation Committee conducted an annual review and analysis of the compensation packages for each of Messrs. Puzder, Murphy and Abajian. As part of this review, even though the Employment Agreements provide that the above bonus formula is in effect through fiscal year 2010, the Compensation Committee requested that Mr. Richard provide to the Committee an analysis of the above bonus formula and any recommendations which he may have with respect to such bonus formula. Based on Mr. Richard’s analysis, he recommended that there be no change to the bonus formula, or the amount of the bonus to be earned. The Compensation Committee accepted the recommendation of Mr. Richard, and no change was made at that time to the bonus formula, or the amount of bonus that can be earned, for fiscal year 2009. However, as described under the above heading “Employment Agreement Amendments During Fiscal Year 2009,” in December 2008, the above bonus formula was modified to exclude from such formula any credit or charge associated with marking to market the Company’s interest rate swap agreement derivatives. At the time this modification was approved by the Compensation Committee, the Committee was advised by the Company’s Chief Financial Officer that the Company did not then know whether there would be a net credit or charge required for fiscal year 2009 nor what, if any, impact any credit or charge would have on this bonus formula. Upon completion of fiscal year 2009, it was determined that a net charge of $9,010,000 was required.

     Accordingly, this cash bonus formula, as so modified, was in effect for fiscal year 2009. As in prior years, in January 2008 the Board approved a budget for fiscal year 2009, which included the “target income” for the year. This “target income” for fiscal year 2009 was $65,703,000.

     For fiscal year 2009, the Company had “actual income” of $67,502,000 (after giving effect to the above modification). This “actual income” was 102.74% of the “target income.” Accordingly, based upon the above formula, the performance bonuses paid to Messrs. Puzder, Murphy and Abajian were as follows:

Executive (Base Salary):	Amount:
Mr. Puzder ($1,070,000)	$1,289,853
Mr. Murphy ($561,750)	$638,699
Mr. Abajian ($454,750)	$517,042

     The Employment Agreement with each of Messrs. Haley and Griggs provides that his annual cash bonus will be at the discretion of Mr. Puzder. In this regard, Mr. Puzder currently establishes for each fiscal year a “budgeted operating income” for each of Carl’s Jr., Hardee’s and Carl’s Jr. and Hardee’s combined. Upon the completion of the fiscal year, the “actual operating income” of each is compared to the respective “budgeted operating income.” The cash bonus for each of Messrs. Haley and Griggs is a percentage of his salary based upon the level of actual performance of the combined Carl’s Jr. and Hardee’s operations for the fiscal year compared to their combined budgeted performance. If the “actual operating income” is below 80% of “budgeted operating income,” there is no bonus. However, if the “actual operating income” exceeds the threshold amount of “budgeted operating income, the bonus increases as the excess amount increases, to a specified cap of 160% for Mr. Haley and 150% for Mr. Griggs. In all events, Mr. Puzder may, in his discretion, adjust the bonus amount, if any, resulting from this formula based upon the other criteria described in this section. For fiscal year 2009, the “budgeted operating income” for Carl’s Jr. and Hardee’s combined was $88,349,000 and the “actual operating income” was $83,660,000 (after certain minor formula adjustments). Based on the foregoing and Mr. Puzder’s recommendation, for fiscal year 2009, Mr. Haley was paid a discretionary bonus of $250,000 and Mr. Griggs was paid a discretionary bonus of $175,000.

Equity Incentives

     During the first half of fiscal year 2007, outside investment banking advisors suggested to the Compensation Committee that the Company’s executive team may be vulnerable to outside poaching because of their insubstantial equity interest in the Company. Because the executive team had become a very valuable asset of the Company, the Compensation Committee asked Mr. Richard to analyze this threat.

     Mr. Richard undertook, as part of his analysis of the total compensation packages of Messrs. Puzder, Murphy and Abajian during fiscal year 2007, an in-depth review of the retention effectiveness of their equity participation program at that time. In this regard, among other things, Mr. Richard reviewed (i) the historic equity awards to these executives, (ii) the equity programs of the peer company study group, (iii) surveys and research reports regarding compensation trends, (iv) the performance of these executives over the past several fiscal years, and (v) the stockholder value created during the Company’s management by these executives. In addition, Mr. Richard interviewed persons from the financial markets regarding both the marketability of these executives and the impact on equity trends due to the significant activity of private equity funds in the financial markets.

     Based on Mr. Richard’s review and analysis, he concluded that “CKE is highly vulnerable in not providing sufficient retention effectiveness in its long-term incentive/equity participation program. This is occurring at a time when demand for top talent is very high.” Mr. Richard also noted the remarkable success that the Company and this management team have achieved over the past five years, with supporting data and commentary from research analysts.

     Based on this conclusion, Mr. Richard recommended to the Compensation Committee in August 2006 that (i) substantially more equity participation is needed for Messrs. Puzder, Murphy and Abajian, (ii) the form of equity participation should be “full-value shares” in the form of “restricted share” awards, and (iii) substantially all of this participation should be performance based. In this regard, Mr. Richard specifically recommended that 300,000 restricted shares should be awarded to Mr. Puzder in each of fiscal years 2007, 2008, 2009, 2010 and 2011 (for a total of 1,500,000 shares), and 75,000 restricted shares should be awarded to both Mr. Murphy and Mr. Abajian in each of these same fiscal years (for a total of 375,000 shares each). In both cases, Mr. Richard recommended that vesting should be approximately 87% performance based after three years from date of award and 13% time based over four to five years.

     The Compensation Committee then analyzed Mr. Richard’s recommendations during the next several weeks of 2006 in great detail. The Committee, based on its analysis, concluded that the equity participation program for its top three executives needed to be improved in order to achieve its retention objectives. Based on input from the executives, the Compensation Committee also considered a “tax gross-up” and an extension of existing change in control provisions. However, the Committee concluded that it was not appropriate at that time to provide for a “tax gross-up” or any extension of existing change in control provisions.

     The Committee’s primary focus thus became (i) the number of shares to be awarded, (ii) whether the awards should be restricted shares, options, and/or other equity based instruments, (iii) the mix between performance based and time based vesting, (iv) the performance criteria, (v) the vesting periods, and (vi) further restrictions on resale after the restricted shares vested. After further analysis, the Compensation Committee essentially accepted Mr. Richard’s recommendations that (a) the total number of shares to be awarded over the five year time period should be 300,000 to Mr. Puzder and 75,000 to each of Messrs. Murphy and Abajian, per year, (b) the shares should be restricted shares, with a $0.00 purchase price, and (c) the vesting mix should be 80% to performance based (to provide maximum incentive and to better align the executives’ interests with those of the stockholders) and 20% to time based (a slight variation from Mr. Richard’s recommendation to give added reward for the job heretofore done by the executives). In accepting these recommendations, the Committee believed, subject to changes in circumstances or other unforeseeable developments, that there will be no further equity awards to Messrs. Puzder, Murphy and Abajian through fiscal year 2011.

     The Committee concluded, however, that, even though they are largely a reward, the restricted shares with vesting based on time should, nevertheless, have a retention feature. Accordingly, the award was structured to vest annually over four years, which is one year longer than the vesting schedule that the Company has heretofore been using for time-based vesting.

     For the remaining portion of the restricted shares with vesting based on performance, the Committee reviewed the various options that might be used as performance criteria. After considering several different options, the Committee felt that the Company’s “operating income” would provide the most meaningful means by which performance could be measured. However, the Committee also felt that, in order to better measure performance, there should be excluded from “operating income” (i) gains or losses on the sale of Company operated restaurants, (ii) fees and costs associated with the purchase or sale of equities or the borrowing or reducing of debt, and (iii) expense incurred due to the vesting of the performance shares (the items listed in (i), (ii) and (iii) are referred to below as the “Exclusions”). The degree of success required to vest performance shares was then thoroughly considered. It was the Committee’s belief that the degree of success had to be realistically achievable to be a true incentive, but not so easily achievable that the incentive was lost. To balance these considerations, the Committee settled upon a formula that, initially, keyed off of the Company’s “operating income” for fiscal year 2006.

     Using fiscal year 2006 as the base year, the Committee determined a “Target Operating Income” for fiscal year 2007, which was a percentage improvement over the “operating income” for fiscal year 2006. Using the “Target Operating Income” for fiscal year 2007, the Committee determined a “Target Operating Income” for fiscal year 2008, which was a percentage improvement over the “Target Operating Income” for fiscal year 2007. This process of using the prior fiscal year’s “Target Operating Income” as the basis for determining the following fiscal year’s “Target Operating Income,” with a percentage improvement thereof, was repeated through fiscal year 2013.

     The percentage improvement referred to in the above paragraph was derived from analyzing the immediately preceding three year operating income history of each of the companies in Mr. Richard’s peer company study group. An average annual increase in operating income for these three years was calculated for each peer company in the study group. These averages were then ranked. The percentage used by the Committee in determining the percentage improvement of the year over year “Target Operating Income” was in approximately the 65th percentile.

     To meet the Compensation Committee’s objectives, Mr. Richard had recommended that the performance shares should cliff vest three years after their award, if the actual cumulative operating income for these three years was at least equal to the cumulative “Target Operating Income” for these same three years. The Committee concurred, and this was one of the means by which the performance shares could vest.

     However, because factors beyond the control of the executives could affect the achievement of these performance criteria, the Committee concluded that there would be three additional means by which performance shares could vest without diluting the incentive element of the award:

  For each fiscal year within the three years for which the Company’s operating income was at least equal to the “Target Operating Income” for such year, one-third of the award would vest;

  An annual partial vesting could occur if, for any fiscal year, the Company’s operating income was between 80% and 100% of the “Target Operating Income” for such fiscal year (with 50% vesting at 80% achievement, and an additional 2.58% vesting for each percent of achievement over 80%); and

  If any of the performance shares did not otherwise vest during the first three years after the award because the applicable “Target Operating Income” criteria was not satisfied, such remaining shares could, nevertheless, vest if the Company’s average percentage increase in operating income over the three years was equal to or greater than the average percentage increase in operating income for at least eight of the 12 companies in the peer company study group.

     In order to more closely tie all of these equity awards (both performance based and time based) to the interests of the Company’s stockholders, the Compensation Committee felt that it was important to prohibit the executives from selling any shares that may vest until after October 12, 2011, with certain exceptions, the most notable of which is that the executives can dispose of vested shares for the purpose of satisfying any withholding tax obligations resulting from the vesting of these shares.

     The above efforts by the Compensation Committee culminated on October 12, 2006, at which time each of Messrs. Puzder, Murphy and Abajian entered into an amendment to his respective Employment Agreement that reflects the terms and provisions described above. During fiscal year 2009, there were no equity awards granted to any of Messrs. Puzder, Murphy and Abajian other than those awarded on October 12, 2008 under this amendment (see the Grants of Plan-Based Awards Table below for a description of these awards). On the last day of fiscal year 2009, Messrs. Puzder, Murphy and Abajian had the following performance shares eligible for vesting if the applicable performance criteria for fiscal year 2009 were met:

	From 10/12/06	From 10/12/07	From 10/12/08
Name:	Award:	Award:	Award:
Mr. Puzder	80,000	80,000	80,000
Mr. Murphy	20,000	20,000	20,000
Mr. Abajian	20,000	20,000	20,000

     The Compensation Committee analyzed both the financial results of the Company for fiscal year 2009 and the criteria necessary to vest the above shares, as set forth in this amendment and described under this heading above. For purposes of this analysis, as provided in the Employment Agreements with each of Messrs. Puzder, Murphy and Abajian, the Company’s “Target Operating Income” for fiscal year 2009 was $95,400,000. The Company’s actual “operating income” for fiscal year 2009, adjusted for the Exclusions, was as follows:

“Operating Income” as reflected in the Income Statement	$84,020,000
Add back expenses incurred relating to performance shares	4,971,000
Add back net losses on sale of restaurants to franchisees	1,277,000
“Adjusted Operating Income”	$90,268,000

     Adjusted Operating Income was, accordingly, 94.62% of the Target Operating Income.

     Since this percentage is less than 100%, the partial vesting method described above applied. In applying this method, 87.72% (50% + ([94.62% – 80%] x 2.58%)) of the total eligible shares vested as follows:

	From 10/12/06	From 10/12/07	From 10/12/08
Name:	Award:	Award:	Award:
Mr. Puzder	70,176	70,176	70,176
Mr. Murphy	17,544	17,544	17,544
Mr. Abajian	17,544	17,544	17,544

     As will be noted, not all of the eligible shares vested under this method. However, the eligible shares from the October 12, 2006 award that did not vest were capable of vesting based upon a comparison of the cumulative

Target Operating Income for fiscal years 2007, 2008 and 2009 to the cumulative actual “operating income” for each such year as adjusted for the Exclusions. This comparison is as follows:

Fiscal Year:	Target Operating Income:	Adjusted Operating Income:
2007	$ 83,400,000	$115,475,000
2008	89,200,000	90,546,000
2009	95,400,000	90,268,000
	$268,000,000	$296,289,000

     Based on this comparison, since the cumulative Adjusted Operating Income exceeded the cumulative Target Operating Income, the remaining shares eligible for vesting from the October 12, 2006 award vested as follows:

Name:	From 10/12/06 Award:
Mr. Puzder	9,824
Mr. Murphy	2,456
Mr. Abajian	2,456

     Equity awards to Messrs. Haley and Griggs are based on the recommendation of Mr. Puzder. The Compensation Committee generally follows Mr. Puzder’s recommendation in this regard. As with salary increases, in connection with the completion of a fiscal year, Mr. Puzder applies the criteria described above under the heading “Targeted Overall Compensation” in determining the amount of equity incentives to be awarded to Messrs. Haley and Griggs for the fiscal year. In making this determination, Mr. Puzder also takes into account the amount of equity incentives that had been previously awarded. Equity incentive awards are only made to Messrs. Haley and Griggs once a year. Based on the foregoing and on the recommendation of Mr. Puzder, for their performance during fiscal year 2009, the Compensation Committee awarded each of Messrs. Haley and Griggs 20,000 stock options and 1,750 restricted shares (see the Grants of Plan-Based Awards Table below for a description of the terms of these awards).

Perquisites

     The original Employment Agreement with each of Messrs. Puzder, Murphy and Abajian provides for the following perquisites:

  Payment of the initiation fee and membership dues of a social or recreational club for the purpose of maintaining various business relationships on behalf of the Company. Each of Messrs. Puzder, Murphy and Abajian belongs to a club.

  Supplemental disability insurance sufficient to provide two-thirds of his pre-disability base salary for a two-year period (the Employment Agreements with Messrs. Haley and Griggs also provide for this perquisite).

  Dating back several years, the Company’s previous executive officers had been provided an “Executive Medical Reimbursement Plan,” which allowed these officers to be reimbursed for medical expenses not covered by the Company’s group health plan. This benefit had been extended to Messrs. Puzder, Murphy and Abajian (the Employment Agreement with each of Messrs. Haley and Griggs also extends this benefit to each). There is an annual cap on the amount that Messrs. Abajian, Haley and Griggs can be reimbursed under this Plan of $25,000, $10,000 and $10,000, respectively.

     Except for what is provided for in their respective Employment Agreements, the Named Executive Officers have not requested perquisites, and the Compensation Committee’s general philosophy is to keep perquisites to a minimum. However, the Company does, consistent with what the Committee believes to be usual practices at many other companies, (i) pay directly or reimburse for mobile phones used by the Named Executive Officers, (ii) pay the costs of preparing annually the income tax returns of Messrs. Puzder, Murphy and Abajian, and (iii) provide for a modest automobile allowance for each of the Named Executive Officers.

     The other perquisite set forth on the fiscal year 2009 Perquisites Table below is for personal use of the Company’s aircraft. Because the Company’s executives are required to travel extensively, the Company has had a long-standing policy that allows family members of senior executives to utilize any empty seats that may exist on a flight originated for business purposes. From time to time family members of Messrs. Puzder, Murphy and Abajian have utilized these seats. All personal usage is (i) reported as income to the Internal Revenue Service in accordance with its guidelines, on which the executive personally pays the income taxes, and (ii) valued in the fiscal year 2009 Perquisites Table below in accordance with the methodology prescribed by the Securities and Exchange Commission.

     In addition, for security reasons, the Company’s Board has encouraged Mr. Puzder to utilize the Company’s aircraft, if otherwise available, for solely personal purposes, provided that he notifies the Company’s Nominating & Corporate Governance Committee in advance of any such use. During fiscal year 2009, Mr. Puzder used the Company’s aircraft one time for personal purposes to travel with his family to Las Vegas, Nevada.

Retirement Benefits

     The Company does not have any pension or profit sharing plans to which the Company makes contributions for the benefit of any of the Named Executive Officers. The Company also has no other plans or contractual obligations to pay retirement benefits of any type to any Named Executive Officer.

     The Compensation Committee does not presently foresee adopting any such benefits. The absence of these benefits has been taken into account in determining the elements of the total compensation packages of the Named Executive Officers.

Severance Benefits/Change In Control

     During fiscal year 2006, at a time when the Company was well into successfully completing its turnaround, the Named Executive Officers expressed to the Compensation Committee some concerns about job security, especially as the term of their respective Employment Agreements approached expiration. For reasons noted above under the heading “Current Compensation Philosophy and Objectives,” the Compensation Committee valued the services of the Company’s Named Executive Officers and, accordingly, engaged J. Richard to analyze means by which the Named Executive Officers’ concerns could be most effectively addressed, and to make a recommendation, with respect thereto.

     After his analysis of the matter, J. Richard recommended that the term of the Employment Agreement for each of the Named Executive Officers be amended to a three-year “evergreen,” which means that the Named Executive Officers would have a rolling three-year agreement. After studying Mr. Richard’s recommendation and other alternatives, the Compensation Committee adopted Mr. Richard’s recommendation, and, effective December 6, 2005, the Employment Agreement with each of the Named Executive Officers was amended to provide for a rolling three-year “evergreen” term. As described under the above heading “Employment Agreement Amendments During Fiscal Year 2009,” this provision was modified in December 2008.

     There is some variation among the Named Executive Officers as to the amount of severance that is paid if any of the Named Executive Officers is terminated without cause. See the descriptions of the Employment Agreements for each of the Named Executive Officers under the heading “Employment Agreements,” and the “Potential Payments Upon Termination or Change in Control Table” below for further details regarding the amount of these severance payments and under what circumstances they are paid.

     Mr. Puzder was, until December 2008, the only Named Executive Officer that has a “change in control” provision in his Employment Agreement. At the time that Mr. Puzder was given his Employment Agreement with this provision in it, the then Chairman of the Board of the Company had an Employment Agreement with this same provision. Accordingly, the intent at the time was to have Mr. Puzder’s “change in control” provision mirror that of the Chairman. Pursuant to this provision, if there is a “change in control,” Mr. Puzder has 12 months after such change within which to elect to terminate his services and receive his severance and other benefits. See the Potential Payments Upon Termination or Change in Control Table below for further details regarding the benefits accruing to Mr. Puzder if he elects to terminate his services within the 12 months. In the event that Mr. Puzder incurs an “excise tax” as a result of a change in control, his Employment Agreement provides that the Company will reimburse him for the lesser of (i) the “excise tax,” or (ii) $1,000,000.

     As described under the above heading “Employment Agreement Amendments During Fiscal Year 2009,” in December 2008, the Compensation Committee approved the addition of a “change in control” provision to the Employment Agreements of Messrs. Murphy and Abajian. These additions were in conjunction with other changes being made to these Employment Agreements and were approved by the Compensation Committee in consultation with the Committee’s independent compensation advisor, J. Richard & Co. Pursuant to this “change in control” provision, each of Messrs. Murphy and Abajian has 90 days after such change within which to elect to terminate his services and receive his severance and other benefits. See the Potential Payments Upon Termination or Change in Control Table below for further details regarding the benefits accruing to Messrs. Murphy and Abajian if he elects to terminate his services within the 90 days. Among the reasons for this addition, the Compensation Committee felt that this would help bring the Employment Agreements of Messrs. Murphy and Abajian more in line with Mr. Puzder’s Employment Agreement.

     As discussed under the heading “Equity Incentives” above, on October 12, 2006, the Employment Agreements with Messrs. Puzder, Murphy and Abajian were amended to provide, in part, for awards to each of restricted shares that would vest based solely on achieving specified performance goals over a three-year period. However, the Compensation Committee recognized that, if there was a change in control, the underlying set of facts would change, and the performance criteria may, therefore, no longer be applicable or appropriate. As a result, the Compensation Committee believed that the appropriate basis for vesting these performance shares should be altered in this situation if the shares do not otherwise accelerate by reason of the elections described above. In this regard, the Compensation Committee determined that, if there is a change in control, (i) all previously awarded performance shares that have not vested as of the change in control will thereafter vest monthly, in equal amounts, over the balance of their three year performance period, and (ii) all performance shares which have not yet been awarded will vest monthly, in equal amounts, over what would have been their three year performance period.

     All of the Named Executive Officers receive the benefit of the “change in control” features of the Company’s three active equity plans, to the extent that they have equity awards under any of these plans. These “change in control” features are as follows:

2005 Plan. The 2005 Plan provides acceleration of all unvested awards (unless the award agreement provides otherwise) if a “Triggering Event” occurs within 12 months following a “Change in Control.” There are three types of “Triggering Events”: (1) involuntary termination of the participant’s employment by the Company without “Cause,” (2) the participant’s “Constructive Termination,” which the 2005 Plan defines as the participant’s voluntary termination under specified adverse circumstances or (3) the failure of the Company (or a successor entity) to assume, replace, convert or otherwise continue any award in connection with the “Change in Control” (or another corporate transaction or other change affecting the Company’s common stock).

1999 and 2001 Plans. The 1999 Plan and 2001 Plan provide acceleration of all unvested equity awards immediately prior to a “Change in Control” unless the equity awards are assumed, or there are substituted new equity awards of comparable value covering shares of a successor corporation. The 1999 Plan expired in March 2009, and, accordingly, no further awards may be made under the 1999 Plan.

Employee Stock Purchase Plan

     In fiscal year 1995, the Company adopted an Employee Stock Purchase Plan (“ESPP”) that is not tax qualified. This ESPP provides the Named Executive Officers the opportunity to have withheld from their cash wages, including bonuses, an amount that will be utilized to purchase shares of the Company’s common stock in the open market at the times and in the manner provided for in the ESPP. For every dollar that the Named Executive Officer has withheld from his wages, the Company will, if the Named Executive Officer is still employed by the

Company one year later, contribute for the benefit of the Named Executive Officer after the one year 50% of such amount. The Company’s contribution will also be utilized to purchase shares of the Company’s common stock in the open market for the benefit of the Named Executive Officer at the times and in the manner provided for in the ESPP. The All Other Compensation Table below reflects the amount of contribution that the Company made for the benefit of each Named Executive Officer under this ESPP during fiscal year 2009. The Compensation Committee continues to believe that the ESPP provides an important incentive to its Named Executive Officers to acquire additional shares of Company common stock to better align their interests with the Company’s stockholders.

Deferred Compensation Plan

     During fiscal year 2006, the Company adopted a Deferred Compensation Plan that allows a Named Executive Officer to have withheld from his wages, including bonuses, an elective amount, which would constitute “deferred compensation.” Under the Deferred Compensation Plan, the Company would repay this withheld amount, together with the earned income thereon, at a time designated by the executive (within certain Plan limitations). In the meantime, this deferred amount, and the earned income thereon, would be a general unsecured obligation of the Company. During fiscal year 2009, only Mr. Haley participated in this Deferred Compensation Plan. For any Named Executive Officer who elected to participate in this Deferred Compensation Plan, there would be no benefit provided by the Company to any such Named Executive Officer relating to his participation, other than the administration of the Plan. Any amounts that might be withheld pursuant to this Deferred Compensation Plan would earn income for the benefit of the Named Executive Officer based upon the earnings from one of the six investment alternatives selected by the Named Executive Officer. There is no stated, minimum or guaranteed rate of return that a Named Executive Officer can earn on his deferred amount. The Committee recommended that this Deferred Compensation Plan be adopted to provide the Named Executive Officers added flexibility in their retirement planning.

     However, because of the low participation in this Plan, during fiscal year 2009 the Board of Directors approved the termination of this Plan. Accordingly, the Plan terminated on December 31, 2008.

Employment Agreements

     Andrew F. Puzder. The Company and Mr. Puzder are parties to a three-year Employment Agreement that commenced as of the beginning of the Company’s 2005 fiscal year, pursuant to which Mr. Puzder currently serves as the Company’s Chief Executive Officer. Prior to January 27, 2009, Mr. Puzder also served as the Company’s President. Mr. Puzder’s Employment Agreement was amended effective December 6, 2005 to provide for automatic renewal on a daily basis so that the outstanding term on Mr. Puzder’s employment is always three years, until notice of non-renewal or termination of the Employment Agreement is given by either party to the other. Mr. Puzder’s Employment Agreement was further amended effective December 16, 2008 to provide that such automatic and continuous three-year renewal feature will terminate on July 11, 2012, at which time the outstanding term on Mr. Puzder’s employment shall convert to a remaining three (3) year term ending on July 11, 2015. On October 12, 2006, Mr. Puzder’s Employment Agreement was amended to increase his annual base salary to $1,000,000, retroactive to August 14, 2006, which base salary is subject to periodic increases at the discretion of the Compensation Committee of the Board of Directors. Effective February 1, 2007, Mr. Puzder’s annual base salary was increased to $1,070,000. The Employment Agreement, as amended, also provides for annual cash bonuses through the Company’s 2010 fiscal year. For each fiscal year, Mr. Puzder’s annual bonus is calculated by first determining the difference between the Company’s target annual income, as determined by Mr. Puzder and the Compensation Committee prior to the commencement of the fiscal year, and its actual annual income, both as defined in the Employment Agreement. If actual income is less than 80% of target income, Mr. Puzder shall receive no bonus. If actual income is 80% of target income, Mr. Puzder shall receive a bonus equal to 50% of his then current annual base salary. If actual income is greater than 80%, but less than 120%, of target income, Mr. Puzder shall receive a bonus calculated pursuant to a formula as described under the above heading “Annual Bonus.” If actual income is 120% or greater of target income, Mr. Puzder shall receive a bonus equal to 250% of his then current annual base salary. On October 12, 2006, the Employment Agreement was amended to provide for grants of restricted shares as follows: (i) a grant of 60,000 restricted shares on October 12, 2006, and the Company’s agreement to grant 60,000 additional restricted shares on October 12 of each of 2007, 2008, 2009 and 2010 (for a total of 300,000 restricted shares), which shares vest in four equal annual installments commencing one year from the date of grant, and (ii) a grant of 240,000 restricted shares on October 12, 2006, and the Company’s agreement to grant 240,000 additional restricted shares on October 12 of each of 2007, 2008, 2009 and 2010 (for a total of 1,200,000 restricted shares), which shares shall only vest if certain performance criteria are satisfied, as set forth in the Employment Agreement. The Employment Agreement can be terminated by the Company for cause as defined in the Employment Agreement. In the event the Company terminates Mr. Puzder’s employment without cause, or Mr. Puzder terminates his employment with the Company for good reason or in the event of a change in control of the Company resulting in Mr. Puzder’s termination, each as defined in the Employment Agreement, the Company will be obligated to pay a lump sum consisting of (a) Mr. Puzder’s minimum annual base salary then in effect multiplied by the number three, plus (b) an amount equal to 100% of Mr. Puzder’s minimum annual base salary then in effect multiplied by the number three. In addition, in the event that the Company terminates Mr. Puzder’s employment without cause, or Mr. Puzder terminates his employment with the Company for good reason or in the event of a change in control of the Company resulting in Mr. Puzder’s termination, all options, restricted stock awards, restricted stock unit awards and other forms of equity compensation awards granted which have not vested as of the date of termination shall vest immediately, and all restricted shares which the Company has agreed to grant after the date of such termination shall be granted as of the date of the termination and shall vest immediately to the maximum extent possible consistent with limitations imposed under the Company’s equity plans. Some circumstances will require that such payments and grant of restricted shares to Mr. Puzder in the event the Company terminates Mr. Puzder’s employment without cause, or Mr. Puzder terminates his employment with the Company for good reason or in the event of a change in control of the Company resulting in Mr. Puzder’s termination, as described above, be made no earlier than six (6) months following Mr. Puzder’s termination of employment, as required by Section 409A of the Code. Additionally, the Company shall maintain, until December 31 of the second calendar year following the calendar year in which such termination occurred, all those employee benefit plans and programs in which Mr. Puzder was entitled to participate immediately prior to the date of termination which are exempt from the term “nonqualified deferred compensation plan” under Section 409A of the Code. In the event of his death, Mr. Puzder’s legal representatives will receive the minimum annual base salary for the remainder of the term, and all unvested options will immediately vest and be exercisable for 90 days from Mr. Puzder’s death.

     E. Michael Murphy. In January 2004, the Company entered into a three-year Employment Agreement with E. Michael Murphy to serve as Executive Vice President, General Counsel and Secretary of the Company. Effective January 27, 2009, Mr. Murphy’s Employment Agreement was amended to change his position to President, Chief Legal Officer and Secretary of the Company, and to increase his annual base salary to $636,750, which base salary is subject to periodic increases at the discretion of the Compensation Committee of the Board of Directors. Mr. Murphy’s Employment Agreement was amended effective December 6, 2005 to provide for automatic renewal on a daily basis so that the outstanding term on Mr. Murphy’s employment is always three years, until notice of non-renewal or termination of the Employment Agreement is given by either party to the other. Mr. Murphy’s Employment Agreement was further amended effective December 16, 2008 to provide that such automatic and continuous three-year renewal feature will terminate on July 11, 2012, at which time the outstanding term on Mr. Murphy’s employment shall convert to a remaining three (3) year term ending on July 11, 2015. Mr. Murphy’s Employment Agreement, as amended, also provides for annual cash bonuses through the Company’s 2010 fiscal year. For each fiscal year, Mr. Murphy’s annual bonus is calculated by first determining the difference between the Company’s target annual income, as determined by Mr. Murphy and the Compensation Committee prior to the commencement of the fiscal year, and its actual income, both as defined in the Employment Agreement. If actual income is less than 80% of target income, Mr. Murphy shall receive no bonus. If actual income is 80% of target income, Mr. Murphy shall receive a bonus equal to 50% of his then current annual base salary. If actual income is greater than 80%, but less than 120%, of target income, Mr. Murphy shall receive a bonus calculated pursuant to a formula as described under the above heading “Annual Bonus.” If actual income is 120% or greater of target income, Mr. Murphy shall receive a bonus equal to 220% of his then current annual base salary. On October 12, 2006, the Employment Agreement was amended to provide for grants of restricted shares as follows: (i) a grant of 15,000 restricted shares on October 12, 2006, and the Company’s agreement to grant 15,000 additional restricted shares on October 12 of each of 2007, 2008, 2009 and 2010 (for a total of 75,000 restricted shares), which shares vest in four equal annual installments commencing one year from the date of grant, and (ii) a grant of 60,000 restricted shares on October 12, 2006, and the Company’s agreement to grant 60,000 additional restricted shares on October 12 of each of 2007, 2008, 2009 and 2010 (for a total of 300,000 restricted shares), which shares shall only vest if certain performance criteria are satisfied, as set forth in the Employment Agreement. The Employment Agreement can be terminated by the Company for cause as defined in the Employment Agreement. In the event the Company terminates Mr. Murphy’s employment without cause, or Mr. Murphy terminates his employment with the Company for good reason or in the event of a change in control of the Company resulting in Mr. Murphy’s termination, each as defined in the Employment Agreement, the Company will be obligated to pay a lump sum consisting of (a) Mr. Murphy’s minimum annual base salary then in effect times the number three, plus (b) a pro rata portion of the bonus for the year in which the termination occurs. In addition, in the event that the Company terminates Mr. Murphy’s employment without cause, or Mr. Murphy terminates his employment with the Company for good reason or in the event of a change in control of the Company resulting in Mr. Murphy’s termination, all options, restricted stock awards, restricted stock unit awards and other forms of equity compensation awards granted which have not vested as of the date of termination shall vest immediately, and all restricted shares which the Company has agreed to grant after the date of such termination shall be granted as of the date of termination and shall vest immediately to the maximum extent possible consistent with limitations imposed under the Company’s equity plans. Some circumstances will require that such payments and grant of restricted shares to Mr. Murphy in the event the Company terminates Mr. Murphy’s employment without cause, or Mr. Murphy terminates his employment with the Company for good reason or in the event of a change in control of the Company resulting in Mr. Murphy’s termination, as described above, be made no earlier than six (6) months following Mr. Murphy’s termination of employment, as required by Section 409A of the Code. Additionally, the Company shall maintain, until December 31 of the second calendar year following the calendar year in which the termination occurred, all those employee benefit plans and programs in which Mr. Murphy was entitled to participate immediately prior to the date of termination which are exempt from the term “nonqualified deferred compensation plan” under Section 409A of the Code. In the event of his death, Mr. Murphy’s legal representatives will receive the minimum annual base salary for the remainder of the term, and all unvested options will immediately vest and be exercisable for 90 days from Mr. Murphy’s death.

     Theodore Abajian. In January 2004, the Company entered into a three-year Employment Agreement with Theodore Abajian to serve as Executive Vice President and Chief Financial Officer of the Company. Mr. Abajian’s Employment Agreement was amended effective December 6, 2005 to provide for automatic renewal on a daily basis so that the outstanding term on Mr. Abajian’s employment is always three years, until notice of non-renewal or termination of the Employment Agreement is given by either party to the other. Mr. Abajian’s Employment Agreement was further amended effective December 16, 2008 to provide that such automatic and continuous three-year renewal feature will terminate on July 11, 2012, at which time the outstanding term on Mr. Abajian’s employment shall convert to a remaining three (3) year term ending on July 11, 2015. On October 12, 2006, Mr. Abajian’s Employment Agreement was amended to increase his annual base salary to $425,000, retroactive to August 14, 2006, which base salary is subject to periodic increases at the discretion of the Compensation Committee of the Board of Directors. Effective February 1, 2007, Mr. Abajian’s annual base salary was increased to $454,750. Mr. Abajian’s Employment Agreement, as amended, also provides for annual cash bonuses through the Company’s 2010 fiscal year. For each fiscal year, Mr. Abajian’s annual bonus is calculated by first determining the difference between the Company’s target annual income, as determined by Mr. Abajian and the Compensation Committee prior to the commencement of each such fiscal year, and its actual income, both as defined in the Employment Agreement. If actual income is less than 80% of target income, Mr. Abajian shall receive no bonus. If actual income is 80% of target income, Mr. Abajian shall receive a bonus equal to 50% of his then current annual base salary. If actual income is greater than 80%, but less than 120%, of target income, Mr. Abajian shall receive a bonus calculated pursuant to a formula as described under the above heading “Annual Bonus.” If actual income is 120% or greater of target income, Mr. Abajian shall receive a bonus equal to 200% of his then current annual base salary. On October 12, 2006, the Employment Agreement was amended to provide for grants of restricted shares as follows: (i) a grant of 15,000 restricted shares on October 12, 2006, and the Company’s agreement to grant 15,000 additional restricted shares on October 12 of each of 2007, 2008, 2009 and 2010 (for a total of 75,000 restricted shares), which shares vest in four equal annual installments commencing one year from the date of grant, and (ii) a grant of 60,000 restricted shares on October 12, 2006, and the Company’s agreement to grant 60,000 additional restricted shares on October 12 of each of 2007, 2008, 2009 and 2010 (for a total of 300,000 restricted shares), which shares shall only vest if certain performance criteria are satisfied, as set forth in the Employment Agreement. The Employment Agreement can be terminated by the Company for cause as defined in the Employment Agreement. In the event the Company terminates Mr. Abajian’s employment without cause, or Mr. Abajian terminates his employment with the Company for good reason or in the event of a change in control of the Company resulting in Mr. Abajian’s termination, each as defined in the Employment Agreement, the Company will be obligated to pay a lump sum consisting of (a) Mr. Abajian’s minimum annual base salary then in effect times the number three, plus (b) a pro rata portion of the bonus for the year in which the termination occurs. In addition, in the event that the Company terminates Mr. Abajian’s employment without cause or Mr. Abajian terminates his employment with the Company for good reason or in the event of a change in control of the Company resulting in Mr. Abajian’s termination, all options, restricted stock awards, restricted stock unit awards and other forms of equity compensation awards granted which have not vested as of the date of termination shall vest immediately, and all restricted shares which the Company has agreed to grant after the date of such termination shall be granted as of the date of termination and shall vest immediately to the maximum extent possible consistent with limitations imposed under the Company’s equity plans. Some circumstances will require that such payments and grant of restricted shares to Mr. Abajian in the event the Company terminates Mr. Abajian’s employment without cause, or Mr. Abajian terminates his employment with the Company for good reason or in the event of a change in control of the Company resulting in Mr. Abajian’s termination, as described above, be made no earlier than six (6) months following Mr. Abajian’s termination of employment, as required by Section 409A of the Code. Additionally, the Company shall maintain, until December 31 of the second calendar year following the calendar year in which the termination occurred, all those employee benefit plans and programs in which Mr. Abajian was entitled to participate immediately prior to the date of termination which are exempt from the term “nonqualified deferred compensation plan” under Section 409A of the Code. In the event of his death, Mr. Abajian’s legal representatives will receive the minimum annual base salary for the remainder of the term, and all unvested options will immediately vest and be exercisable for 90 days from Mr. Abajian’s death.

     Bradford R. Haley. In January 2004, the Company entered into a three-year Employment Agreement with Bradford R. Haley to serve as Executive Vice President of Marketing of the Company. Mr. Haley’s Employment Agreement was amended effective December 6, 2005 to provide for automatic renewal on a daily basis so that the outstanding term on Mr. Haley’s employment is always three years, until notice of non-renewal or termination of the Employment Agreement is given by either party to the other. Mr. Haley’s Employment Agreement was further amended effective December 16, 2008 to provide that such automatic and continuous three-year renewal feature will terminate on July 11, 2012, at which time the outstanding term on Mr. Haley’s employment shall convert to a remaining three (3) year term ending on July 11, 2015. Mr. Haley’s current annual base salary under the Employment Agreement is $350,000. Mr. Haley’s Employment Agreement, as amended, also provides for annual cash bonuses through the Company’s 2010 fiscal year, in amounts determined by the Chief Executive Officer, in his sole discretion. The Employment Agreement can be terminated by the Company for cause as defined in the Employment Agreement. In the event the Company terminates Mr. Haley’s employment without cause, (i) the Company will be obligated to pay a lump sum consisting of Mr. Haley’s minimum annual base salary then in effect times the number of years (including partial years) remaining in the term of the Employment Agreement, (ii) all options granted which have not vested as of the date of termination shall vest immediately, and (iii) the Company shall maintain, until December 31 of the second calendar year following the calendar year in which the termination occurred, all employee benefit plans and programs in which Mr. Haley was entitled to participate immediately prior to the date of termination which are exempt from the term “nonqualified deferred compensation plan” under Section 409A of the Code. In the event of his death, Mr. Haley’s legal representatives will receive the minimum annual base salary for the remainder of the term, and all unvested options will immediately vest and be exercisable for 90 days from Mr. Haley’s death.

     Noah J. Griggs. In January 2004, the Company entered into a three-year Employment Agreement with Noah J. Griggs to serve as Executive Vice President of Operations of Hardee’s. During fiscal year 2008, this Employment Agreement was amended to provide that Mr. Griggs will serve as Executive Vice President and Director of Training as of June 11, 2007. Mr. Griggs’s Employment Agreement was amended effective December 6, 2005 to provide for automatic renewal on a daily basis so that the outstanding term on Mr. Griggs’s employment is always three years, until notice of non-renewal or termination of the Employment Agreement is given by either party to the other. Mr. Griggs’s Employment Agreement was further amended effective December 16, 2008 to provide that such automatic and continuous three-year renewal feature will terminate on July 11, 2012, at which time the outstanding term on Mr. Griggs’s employment shall convert to a remaining three (3) year term ending on July 11, 2015. Mr. Griggs’s current annual base salary under the Employment Agreement is $325,000. Mr. Griggs’s Employment Agreement, as amended, also provides for annual cash bonuses through the Company’s 2010 fiscal year, in amounts determined by the Chief Executive Officer, in his sole discretion. The Employment Agreement can be terminated by the Company for cause as defined in the Employment Agreement. In the event the Company terminates Mr. Griggs’s employment without cause, (i) the Company will be obligated to pay a lump sum consisting of Mr. Griggs’s minimum annual base salary then in effect times the number of years (including partial years) remaining in the term of the Employment Agreement, (ii) all options granted which have not vested as of the date of termination shall vest immediately, and (iii) the Company shall maintain, until December 31 of the second calendar year following the calendar year in which the termination occurred, all employee benefit plans and programs in which Mr. Griggs was entitled to participate immediately prior to the date of termination which are exempt from the term “nonqualified deferred compensation plan” under Section 409A of the Code. In the event of his death, Mr. Griggs’s legal representatives will receive the minimum annual base salary for the remainder of the term, and all unvested options will immediately vest and be exercisable for 90 days from Mr. Griggs’s death.

Tax and Accounting Considerations

     Section 162(m) of the Internal Revenue Code generally limits to $1,000,000 the corporate deduction for compensation paid to certain executive officers, unless certain requirements are met. The Company’s policy with respect to the deductibility limit of Section 162(m) generally is to preserve the federal income tax deductibility of compensation paid to executive officers. However, while the tax impact of any compensation arrangement is an important factor to be considered, the impact is evaluated in light of the Company’s overall compensation philosophy. Accordingly, the Company will authorize the payment of non-deductible compensation if it deems that it is consistent with its compensation philosophy and objectives and in the best interests of the Company and its stockholders. In this regard, although the Company believes that a substantial portion of the equity awards to Messrs. Puzder, Murphy and Abajian that have vesting based on performance, as described under the heading “Equity Incentives” above, will be deductible if the performance criteria are met, the Committee is aware that the remaining elements of the compensation packages for these executives in excess of $1,000,000 per calendar year may not be deductible.

     The Company accounts for equity awards in accordance with Statement of Financial Accounting Standards No. 123 (revised 2004), “Share-Based Payment” (“FAS 123(R)”), and the accounting treatment of the various types of compensation awarded to Named Executive Officers is reviewed by the Committee in making compensation decisions.

Compensation Committee Interlocks and Insider Participation

     In fiscal year 2009, Peter Churm (Chairperson), Frank P. Willey, Janet E. Kerr and Jerold H. Rubinstein served as members of our Compensation Committee. During fiscal year 2009, no member of our Compensation Committee was an officer or employee, or a former employee, of ours. During fiscal year 2009, none of our executive officers (i) served as a member of the compensation committee of another entity, one of whose executive officers served on our Compensation Committee, (ii) served a director of another entity, one of whose executive officers served on our Compensation Committee, or (iii) served as a member of the compensation committee of another entity, one of whose executive officers served as a director of ours.

REPORT OF THE COMPENSATION COMMITTEE

     Our Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

Dated: May 14, 2009	COMPENSATION COMMITTEE

Peter Churm (Chairperson)
Janet E. Kerr
Frank P. Willey

     The report of the Compensation Committee of the Board of Directors shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such Acts.

SUMMARY COMPENSATION TABLE

								Change in
								Pension Value
								and
								Nonqualified
							Non-Equity	Deferred
					Stock	Option	Incentive Plan	Compensation	All Other
	Fiscal	Salary	Bonus		Awards	Awards	Compensation	Earnings	Compensation	Total
Name and Principal	Year	($)	($)		($)(1)	($)(1)	($)(2)	($)(3)	($)(4)	($)
Andrew F. Puzder	2009	1,070,000	—		4,095,875	378,244	1,289,853	—	519,927	7,353,899
Chief Executive Officer	2008	1,068,387	535,000	(5)	3,485,813	784,917	—	—	380,137	6,254,254
	2007	958,180	—		1,924,537	1,122,002	2,500,000	—	282,355	6,787,074

E. Michael Murphy	2009	561,750	—		1,034,591	93,270	638,699	—	171,311	2,499,621
President, Chief Administrative	2008	560,905	280,875	(6)	882,320	192,538	—	—	99,064	2,015,702
Officer, Chief Legal Officer	2007	497,135	—		492,011	261,243	1,050,000	—	57,364	2,357,753
and Secretary

Theodore Abajian	2009	454,750	—		1,034,591	93,270	517,042	—	168,722	2,268,375
Executive Vice President and	2008	454,064	227,375	(7)	882,320	192,538	—	—	140,299	1,896,596
Chief Financial Officer	2007	397,114	—		492,011	258,137	850,000	—	101,060	2,098,322

Bradford R. Haley	2009	350,012	250,000	(8)	17,127	144,234	—	—	46,080	807,453
Executive Vice President,	2008	344,950	100,000		11,413	143,869	—	—	36,585	636,817
Marketing	2007	309,998	496,000		3,314	146,608	—	—	21,798	977,718

Noah J. Griggs, Jr. (9)	2009	324,931	175,000	(10)	17,127	144,234	—	—	177,924	839,216
Executive Vice President,	2008	—	—		—	—	—	—	—	—
Training	2007	300,014	450,000		3,314	149,715	—	—	45,355	949,360
____________________

(1)	The amounts set forth in this column reflect the dollar amounts recognized for financial statement reporting purposes for each of our Named Executive Officers, in accordance with FAS 123(R), and include amounts from awards granted in prior years. The amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. Assumptions used in the calculation of the amounts are included in Note 16 to our audited financial statements for the fiscal year ended January 26, 2009 included in our Annual Report on Form 10-K filed with the SEC on March 25, 2009.

(2)	The amounts set forth in this column represent the dollar amount of the non-equity incentive compensation earned by each of our Named Executive Officers. Additional information relating to our payment of non-equity incentive compensation is set forth in the Compensation Discussion and Analysis section of this Proxy Statement.

(3)	We do not sponsor any pension plans on behalf of our Named Executive Officers or other management personnel. In addition, none of our Named Executive Officers realized any above-market earnings on nonqualified deferred compensation.

(4)	The amounts set forth in this column represent the dollar amount of compensation earned by each of our Named Executive Officers which is not reported in any of the columns of this Summary Compensation Table to the left of this column. See the All Other Compensation Table below for additional information about the amounts disclosed in this column for fiscal year 2009.

(5)	This amount represents the discretionary bonus earned by Mr. Puzder with respect to fiscal year 2008 in accordance with the terms of his Employment Agreement. This discretionary bonus was paid in lieu of non-equity incentive plan compensation with respect to fiscal year 2008.

(6)	This amount represents the discretionary bonus earned by Mr. Murphy with respect to fiscal year 2008 in accordance with the terms of his Employment Agreement. This discretionary bonus was paid in lieu of non-equity incentive plan compensation with respect to fiscal year 2008.

(7)	This amount represents the discretionary bonus earned by Mr. Abajian with respect to fiscal year 2008 in accordance with the terms of his Employment Agreement. This discretionary bonus was paid in lieu of non-equity incentive plan compensation with respect to fiscal year 2008.

(8)	This amount represents the discretionary bonus paid to Mr. Haley with respect to fiscal year 2009. Even though this bonus amount was subject to the achievement of a specified performance condition, because the performance condition and the amount of the award were subject to the discretion of our Chief Executive Officer, it has been disclosed as a discretionary bonus rather than a non-equity incentive plan award. Additional information about the payment of this discretionary bonus is set forth in the Compensation Discussion and Analysis section of this Proxy Statement.

(9)	Mr. Griggs was not a Named Executive Officer with respect to fiscal year 2008. In accordance with rules set forth by the SEC, the compensation earned by Mr. Griggs in fiscal year 2008 has been excluded from this Summary Compensation Table.

(10)	This amount represents the discretionary bonus paid to Mr. Griggs with respect to fiscal year 2009. Even though this bonus amount was subject to the achievement of a specified performance condition, because the performance condition and the amount of the award were subject to the discretion of our Chief Executive Officer, it has been disclosed as a discretionary bonus rather than a non-equity incentive plan award. Additional information about the payment of this discretionary bonus is set forth in the Compensation Discussion and Analysis section of this Proxy Statement.

ALL OTHER COMPENSATION TABLE

						Dividends
					Company	on
					Matching	Outstanding
		Trip		Insurance	Contributions	Stock
	Perquisites	Awards		Premiums	to ESPP	Awards	Total
Name	($)(1)	($)		($)(2)	($)(3)	($)(4)	($)(5)
Andrew F. Puzder	111,903	11,181	(6)	17,025	266,418	113,400	519,927
E. Michael Murphy	37,690	11,181	(6)	15,140	78,750	28,550	171,311
Theodore Abajian	28,762	—		14,120	97,290	28,550	168,722
Bradford R. Haley	24,138	—		14,577	6,700	665	46,080
Noah J. Griggs, Jr.	96,349	11,349	(7)	12,502	57,059	665	177,924
____________________

(1)	The amounts set forth in this column represent the aggregate dollar amount of perquisites earned by each of our Named Executive Officers in fiscal year 2009. The determinations of the particular payments which qualify as “perquisites” were made in accordance with the rules set forth by the SEC. See the Perquisites Table below for a more detailed explanation of the various perquisites earned by each of our Named Executive Officers, which comprise the amounts disclosed in this column.

(2)	The amounts set forth in this column represent our contributions for premiums for group life, medical, dental, vision, and long-term disability insurance for each of our Named Executive Officers in fiscal year 2009.

(3)	The amounts set forth in this column represent the dollar amount of our contributions to each of our Named Executive Officers under our ESPP in fiscal year 2009. Additional information regarding our ESPP is set forth in the Compensation Discussion and Analysis section of this Proxy Statement.

(4)	The amounts set forth in this column represent the dollar value of dividends paid on unvested stock awards during fiscal year 2009.

(5)	The amounts set forth in this column for each of our Named Executive Officers represent the sum of each of the columns to the left of this column and are equivalent to the amounts set forth in the “All Other Compensation” column of the Summary Compensation Table above with respect to each of our Named Executive Officers.

(6)	This amount reflects a trip award valued at $7,553, plus a $3,628 tax gross-up paid in connection with the trip award.

(7)	This amount reflects a trip award valued at $7,553, plus a $3,796 tax gross-up paid in connection with the trip award.

PERQUISITES TABLE

				Personal
				Use of	Reimbursements	Tax/Financial	Club
	Car	Wireless	Relocation	Company	for Medical and	Planning	Memberships	Total
	Allowance	Payments	Expenses	Aircraft	Dental Costs	Assistance	and Dues	Perquisites
Name	($)	($)	($)	($)(1)	($)	($)	($)	($)(2)
Andrew F. Puzder	9,960	3,515	—	29,477	60,740	5,171	3,040	111,903
E. Michael Murphy	9,960	2,816	—	7,966	13,043	685	3,220	37,690
Theodore Abajian	8,410	2,328	—	—	10,926	75	7,023	28,762
Bradford R. Haley	5,154	2,418	—	—	16,566	—	—	24,138
Noah J. Griggs, Jr.	9,552	1,941	78,684	—	5,422	750	—	96,349
____________________

(1)	The amounts set forth in this column represent the incremental cost to us from the personal use of our aircraft by each of our Named Executive Officers, calculated in accordance with the rules set forth by the SEC.

(2)	The amounts set forth in this column for each of our Named Executive Officers represent the sum of each of the columns to the left of this column and are equivalent to the amounts set forth in the “Perquisites” column of the All Other Compensation Table above.

GRANTS OF PLAN-BASED AWARDS TABLE

									All Other
									Stock	All Other		Grant
									Awards:	Awards:	Exercise	Date Fair
									Number of	Number of	or Base	Value of
			Estimated Future Payouts Under Non-			Estimated Future Payouts Under			Securities	Securities	Price of	Stock and
			Equity Incentive Plan Awards(1)			Equity Incentive Plan Awards(2)			Underlying	Underlying	Option	Option
	Grant	Approval	Threshold	Target	Maximum	Threshold	Target	Maximum	Options	Options	Awards	Awards
Name	Date	Date	($)	($)	($)	(#)	(#)	(#)	(#)(3)	(#)(4)	($/Sh)(5)	($)(6)
Andrew F.	—	—	535,000	1,070,000	2,675,000
Puzder	—	—				120,000	240,000	240,000
	10/12/08	10/12/08							60,000	—	—	2,784,000

E. Michael	—	—	280,875	561,750	1,123,500
Murphy	—	—				30,000	60,000	60,000
	10/12/08	10/12/08							15,000	—	—	696,000

Theodore	—	—	227,375	454,750	909,500
Abajian	—	—				30,000	60,000	60,000
	10/12/08	10/12/08							15,000	—	—	696,000

Bradford	01/08/09	01/08/09	—	—	—	—	—	—	1,750	20,000	8.56	85,902
R. Haley

Noah J.	01/08/09	01/08/09	—	—	—	—	—	—	1,750	20,000	8.56	85,902
Griggs, Jr.
____________________

(1)	The “Threshold,” “Target” and “Maximum” amounts of non-equity incentive plan awards set forth in these columns are derived from the terms of the Employment Agreements entered into by and between us and each of Messrs. Puzder, Murphy and Abajian. Additional information regarding the Employment Agreements for each of our Named Executive Officers, including the calculation of the potential non-equity incentive plan awards set forth in these columns, as well as the determination of the actual non-equity incentive plan awards paid with respect to fiscal year 2009, is set forth in the Compensation Discussion and Analysis section of this Proxy Statement. These columns do not include equity or non-equity incentive awards which may be earned pursuant to these Employment Agreements in fiscal years 2010 or 2011.

(2)	The “Threshold,” “Target” and “Maximum” amounts of equity incentive plan awards set forth in these columns are derived from the terms of the Employment Agreements entered into by and between us and each of Messrs. Puzder, Murphy and Abajian. Additional information regarding the Employment Agreements for each of our Named Executive Officers, including the determination of the actual equity incentive plan awards granted with respect to fiscal year 2009, as well as the vesting of such awards, is set forth in the Compensation Discussion and Analysis section of this Proxy Statement. The amounts set forth in these columns do not include grants of restricted stock that we have agreed to make, subject to the satisfaction of certain performance conditions, to each of Messrs. Puzder, Murphy and Abajian in each of fiscal years 2010 and 2011, pursuant to the terms of their respective Employment Agreements.

(3)	The amounts set forth in this column represent the number of shares of restricted stock that were granted to each of our Named Executive Officers during fiscal year 2009 other than grants shown under the three columns to the left of this column and, with respect to Messrs. Puzder, Murphy, and Abajian, are derived from the terms of their respective Employment Agreements. The shares held by Messrs. Puzder, Murphy and Abajian are subject to service-based vesting in equal installments over four years with vesting occurring on each anniversary of the date of grant. The shares held by Messrs. Haley and Griggs are subject to service-based vesting in equal installments over three years with vesting occurring on each anniversary of the date of grant. The amounts set forth in these columns do not include grants of restricted stock that we have agreed to make, subject to the satisfaction of certain conditions, to each of Messrs. Puzder, Murphy and Abajian in each of fiscal years 2010 and 2011, pursuant to the terms of their respective Employment Agreements.

(4)	The amounts set forth in this column represent the number of options that were granted to each of our Named Executive Officers during fiscal year 2009. Each of the options set forth in this column are subject to service-based vesting in equal installments over three years with vesting occurring on each anniversary of the date of grant.

(5)	The amounts set forth in this column represent the exercise price for the stock options granted in the column immediately to the left of this column, which is equal to the closing price of our common stock on the date of grant.

(6)	This column shows the full grant date fair value of stock and option awards that we must expense in our financial statements over the respective vesting periods in accordance with FAS 123(R) after removing the service-based vesting forfeiture assumption. In the case of the restricted stock awards, this is equal to the number of restricted shares multiplied by the closing price of our common stock on the date of grant. In the case of stock options, this is the value of the options calculated using a Black-Scholes valuation methodology in accordance with FAS 123(R). Assumptions used in the calculation of these amounts are included in Note 16 to our audited consolidated financial statements for the fiscal year ended January 26, 2009 included in our Annual Report on Form 10-K filed with the SEC on March 25, 2009.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END TABLE

									Equity
									Incentive
								Equity	Plan
								Incentive	Awards:
								Plan	Market or
								Awards:	Payout
								Number of	Value of
							Market	Unearned	Unearned
	Number of	Number of			Number of		Value of	Shares,	Shares,
	Securities	Securities			Shares or		Shares or	Units or	Units or
	Underlying	Underlying			Units of		Units of	Other	Other
	Unexercised	Unexercised	Option		Stock That		Stock That	Rights That	Rights That
	Options	Options	Exercise	Option	Have Not		Have Not	Have Not	Have Not
	(#)	(#)	Price	Expiration	Vested		Vested	Vested	Vested
Name	Exercisable	Unexercisable	($)	Date(1)	(#)		($)(2)	(#)(3)	($)(4)
Andrew F. Puzder	25,000	—	18.13	03/24/2009
	50,000	—	14.50	04/09/2009
	73,650	—	5.98	05/13/2009
	72,830	—	2.93	01/05/2010
	12,275	—	3.87	10/31/2011
	100,000	—	11.10	06/18/2012
	150,000	—	5.75	06/10/2013
	150,000	—	11.26	06/14/2014
	150,000	—	16.50	03/22/2015
	125,000	—	13.09	12/06/2015
					30,000	(5)	251,700
					45,000	(6)	377,550
					60,000	(7)	503,400
								259,648	2,178,447

E. Michael Murphy	5,000	—	18.13	03/24/2009
	4,910	—	5.98	05/13/2009
	21,000	—	2.63	01/03/2011
	50,000	—	2.92	06/12/2011
	25,000	—	11.10	06/18/2012
	30,000	—	5.75	06/10/2013
	30,000	—	11.26	06/14/2014
	40,000	—	16.50	03/22/2015
	30,000	—	13.09	12/06/2015
					7,500	(5)	62,925
					11,250	(6)	94,388
					15,000	(7)	125,850
								64,912	544,612

Theodore Abajian	4,910	—	5.98	05/13/2009
	9,820	—	2.93	01/05/2010
	53,887	—	2.04	10/25/2010
	49,100	—	3.87	10/31/2011
	5,000	—	11.10	06/18/2012
	25,000	—	5.75	06/10/2013
	30,000	—	11.26	06/14/2014
	40,000	—	16.50	03/22/2015
	30,000	—	13.09	12/06/2015
					7,500	(5)	62,925
					11,250	(6)	94,388
					15,000	(7)	125,850
								64,912	544,612

										Equity
										Incentive
									Equity	Plan
									Incentive	Awards:
									Plan	Market or
									Awards:	Payout
									Number of	Value of
								Market	Unearned	Unearned
	Number of	Number of				Number of		Value of	Shares,	Shares,
	Securities	Securities				Shares or		Shares or	Units or	Units or
	Underlying	Underlying				Units of		Units of	Other	Other
	Unexercised	Unexercised		Option		Stock That		Stock That	Rights That	Rights That
	Options	Options		Exercise	Option	Have Not		Have Not	Have Not	Have Not
	(#)	(#)		Price	Expiration	Vested		Vested	Vested	Vested
Name	Exercisable	Unexercisable		($)	Date(1)	(#)		($)(2)	(#)(3)	($)(4)
Bradford R. Haley	10,000	—		3.38	09/14/2010
	25,000	—		2.92	06/12/2011
	10,000	—		11.10	06/18/2012
	20,000	—		5.75	06/10/2013
	25,000	—		11.26	06/14/2014
	25,000	—		13.15	11/10/2015
	13,334	6,666	(8)	19.13	10/12/2016
	6,667	13,333	(9)	11.34	01/08/2018
	—	20,000	(10)	8.56	01/08/2019
						583	(11)	4,891
						1,166	(12)	9,783
						1,750	(13)	14,683

Noah J. Griggs, Jr.	12,000	—		18.13	03/24/2009
	25,000	—		11.10	06/18/2012
	8,333	—		5.75	06/10/2013
	25,000	—		11.26	06/14/2014
	25,000	—		13.15	11/10/2015
	13,334	6,666	(8)	19.13	10/12/2016
	6,667	13,333	(9)	11.34	01/08/2018
	—	20,000	(10)	8.56	01/08/2019
						583	(11)	4,891
						1,166	(12)	9,783
						1,750	(13)	14,683
____________________

(1)	The expiration date of all option awards is ten years from the date of their respective grants.

(2)	The amounts set forth in this column represent the value of shares that have not vested calculated by multiplying the number of shares set forth in the column immediately to the left of this column by the closing price of our common stock on January 26, 2009, which was $8.39.

(3)	The amounts set forth in this column represent the number of shares of restricted stock that were granted to our Named Executive Officers pursuant to the terms of their respective Employment Agreements, but which have not vested as of January 26, 2009. Additional information regarding the Employment Agreements between us and each of our Named Executive Officers is set forth in the Compensation Discussion and Analysis section of this Proxy Statement.

(4)	The amounts set forth in this column represent the value of shares granted pursuant to our equity incentive plans that have not vested calculated by multiplying the number of shares set forth in the column immediately to the left of this column by the closing price of our common stock on January 26, 2009, which was $8.39.

(5)	One half of these shares will vest on October 12, 2009 and one half will vest on October 12, 2010.

(6)	One third of these shares will vest on October 12, 2009, one third will vest on October 12, 2010 and one third will vest on October 12, 2011.

(7)	One fourth of these shares will vest on October 12, 2009, one fourth will vest on October 12, 2010, one fourth will vest on October 12, 2011 and one fourth will vest on October 12, 2012.

(8)	These options will vest on October 12, 2009.

(9)	One half of these options will vest on January 8, 2010 and one half will vest on January 8, 2011.

(10)	One third of these options will vest on January 8, 2010, one third will vest on January 8, 2011 and one third will vest on January 8, 2012.

(11)	These shares will vest on October 12, 2009.

(12)	One half of these shares will vest on January 8, 2010 and one half will vest on January 8, 2011.

(13)	One third of these shares will vest on January 8, 2010, one third will vest on January 8, 2011 and one third will vest on January 8, 2012.

OPTION EXERCISES AND STOCK VESTED TABLE

	Option Awards		Stock Awards
	Number of Shares		Number of Shares
	Acquired on	Value Realized on	Acquired on	Value Realized on
	Exercise	Exercise	Vesting	Vesting
Name	(#)	($)(1)	(#)	($)(2)
Andrew F. Puzder	98,200	232,662
			6,666	76,459	(3)
			15,000	140,100	(4)
			15,000	140,100	(5)
			16,666	146,327	(6)
			220,352	1,848,753	(7)

E. Michael Murphy	24,550	55,269
			1,666	19,109	(3)
			3,750	35,025	(4)
			3,750	35,025	(5)
			5,000	43,900	(6)
			55,088	462,188	(7)

Theodore Abajian	—	—
			1,666	19,109	(3)
			3,750	35,025	(4)
			3,750	35,025	(5)
			5,000	43,900	(6)
			55,088	462,188	(7)

Bradford R. Haley	—	—	583	5,445	(4)
			584	4,999	(8)

Noah J. Griggs, Jr.	—	—	583	5,445	(4)
			584	4,999	(8)
____________________

(1)	The amounts set forth in this column are determined by subtracting the exercise price of the options set forth in the column to the left of this column from the closing price of our common stock on the date of exercise and then multiplying that result by the number of shares received upon exercise.

(2)	The amounts set forth in this column are determined by multiplying the number of shares acquired upon vesting set forth in the column immediately to the left of this column by the closing price of our common stock on the date of vesting.

(3)	The closing price of our common stock on July 18, 2008, which is the date on which the shares vested, was $11.47.

(4)	The closing price of our common stock on October 13, 2008, which is the first trading day after October 12, 2008, which is the date on which the shares vested, was $9.34.

(5)	The closing price of our common stock on December 8, 2008, which is the first trading day after December 6, 2008, which is the date on which the shares vested, was $8.78.

(6)	The closing price of our common stock on January 26, 2009, which is the date on which the shares vested, was $8.39.

(7)	The closing price of our common stock on January 8, 2009, which is the date on which the shares vested, was $8.56.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

     The information set forth in the table below describes the compensation that would become payable under existing plans and arrangements, including the Employment Agreements, by and between us and each of our Named Executive Officers, if each Named Executive Officer’s employment with us had terminated effective as of January 26, 2009, the last day of fiscal year 2009. The table assumes that each Named Executive Officer’s salary and service levels will be the same on the date of termination as they were on the last day of our fiscal year. In addition, to the extent applicable, the disclosures set forth in the table are based on the closing price of our common stock on the same date. The amounts set forth for insurance, health benefits and similar policies also assume the continued availability of such policies on terms which are equivalent to those in effect as of the last day of our fiscal year. Finally, the compensation amounts set forth in the table exclude benefits that accrued prior to January 26, 2009, and are in addition to benefits generally available to salaried employees, such as subsidized medical benefits and disability benefits.

     Because the disclosures in the table assume the occurrence of a termination or change in control as of a particular date, and therefore make a number of important assumptions, the actual amounts to be paid to each of our Named Executive Officers upon a termination or change in control may vary significantly from the amounts included herein. Factors that could affect these amounts include the timing during the year of any such event, our stock price on such date, the continued availability of benefit policies and the type of termination event that occurs (as set forth in the first column below).

			Accelerated		Accelerated
			Vesting of	Accelerated	Vesting of
			Outstanding	Vesting of	Contractually
		Other	Restricted	Outstanding	Obligated		Excise Tax
		Cash	Stock	Option	Restricted	Other	(including
	Salary	Payments	Awards	Awards	Stock Awards	Benefits	gross-up)
Name	($)(1)	($)(2)	($)(3)	($)(4)	($)(5)(6)	($)(7)	($)(8)
Andrew F. Puzder
Retirement or Voluntary Termination	—	—	—	—	—	—	—
Involuntary Termination for Cause	—	—	—	—	—	—	—
Voluntary Termination for Good
Reason(9)	3,210,000	3,210,000	3,311,097	—	3,146,250	49,656	—
Involuntary Termination Without Cause	3,210,000	3,210,000	3,311,097	—	3,146,250	49,656	—
Termination Upon a Change in Control(9)	3,210,000	3,210,000	3,311,097	—	3,146,250	49,656	1,000,000
Termination Upon Death or Disability(10)	3,210,000	—	—	—	—	—	—

E. Michael Murphy
Retirement or Voluntary Termination	—	—	—	—	—	—	—
Involuntary Termination for Cause	—	—	—	—	—	—	—
Voluntary Termination for Good
Reason(9)	—	—	—	—	—	—	—
Involuntary Termination Without Cause	1,685,250	638,699	827,775	—	1,258,500	44,158	—
Termination Upon a Change in Control(9)	1,685,250	638,699	827,775	—	1,258,500	—	—
Termination Upon Death or Disability(10)	1,685,250	—	—	—	—	—	—

Theodore Abajian
Retirement or Voluntary Termination	—	—	—	—	—	—	—
Involuntary Termination for Cause	—	—	—	—	—	—	—
Voluntary Termination for Good
Reason(10)	—	—	—	—	—	—	—
Involuntary Termination Without Cause	1,364,250	517,042	827,775	—	1,258,500	41,183	—
Termination Upon a Change in Control(9)	1,364,250	517,042	827,775	—	1,258,500	—	—
Termination Upon Death or Disability(10)	1,364,250	—	—	—	—	—	—

Bradford R. Haley
Retirement or Voluntary Termination	—	—	—	—	—	—	—
Involuntary Termination for Cause	—	—	—	—	—	—	—
Voluntary Termination for Good
Reason	—	—	—	—	—	—	—
Involuntary Termination Without Cause	1,050,036	—	—	—	—	42,516	—
Termination Upon a Change in Control	—	—	—	—	—	—	—
Termination Upon Death or Disability(10)	1,050,036	—	—	—	—	—	—

			Accelerated		Accelerated
			Vesting of	Accelerated	Vesting of
			Outstanding	Vesting of	Contractually
		Other	Restricted	Outstanding	Obligated		Excise Tax
		Cash	Stock	Option	Restricted	Other	(including
	Salary	Payments	Awards	Awards	Stock Awards	Benefits	gross-up)
Name	($)(1)	($)(2)	($)(3)	($)(4)	($)(5)(6)	($)(7)	($)(8)
Noah J. Griggs, Jr.
Retirement or Voluntary Termination	—	—	—	—	—	—	—
Involuntary Termination for Cause	—	—	—	—	—	—	—
Voluntary Termination for Good	—	—
Reason	—	—	—	—	—	—	—
Involuntary Termination Without Cause	974,793	—	—	—	—	36,464	—
Termination Upon a Change in Control	—	—	—	—	—	—	—
Termination Upon Death or Disability(10)	974,793	—	—	—	—	—	—
____________________

(1)	In the event of a termination under specified circumstances as detailed in their respective Employment Agreements, our Named Executive Officers are entitled to an amount equal to their minimum base salary in effect as of the date of termination multiplied by the number of years remaining in the term of their employment, which is currently three years.

(2)	In the event of a termination under specified circumstances as detailed in their respective Employment Agreements, Mr. Puzder is entitled to a bonus amount equal to his base annual salary in effect as of the date of termination multiplied by the number three, and each of Messrs. Murphy and Abajian are entitled to a bonus amount equal to a pro rata portion of the bonus for the year in which the termination occurs. Because the amounts in this table assume that any termination occurred on January 26, 2009, the bonus amounts provided for Messrs. Murphy and Abajian are equal to the non-equity incentive compensation amounts paid to each of them with respect to fiscal year 2009.

(3)	The amounts set forth in this column represent the value which would be realized by each of our Named Executive Officers upon the accelerated vesting of outstanding restricted stock awards, which is calculated by multiplying the number of unvested shares of restricted stock held by each Named Executive Officer as of January 26, 2009 by the closing price of our common stock on that date, which was $8.39.

(4)	The amounts set forth in this column represent the value which would be realized by each of our Named Executive Officers upon the accelerated vesting of outstanding option awards, which is based on the difference between the exercise price of each of the outstanding options and the closing price of our common stock on January 26, 2009, which was $8.39, multiplied by the number of outstanding options held by each Named Executive Officer on that date. Because the exercise price of each of the options held by our Named Executive Officers is greater than the price of our common stock on January 26, 2009, there was no inherent value in these options as of that date.

(5)	All shares of restricted stock that we have agreed to grant to each of Messrs. Puzder, Murphy and Abajian under their respective Employment Agreements, but which have not yet been granted, shall be granted and shall vest immediately as of the date of termination of their respective employment under specified circumstances, as detailed in their respective Employment Agreements, to the maximum extent possible consistent with the limitations imposed under our equity incentive plans, which prevent us from issuing more than 375,000 shares to any individual plan participant during any fiscal year period. Additional information regarding the restricted shares to be granted upon termination events pursuant to the Employment Agreements is set forth in the Compensation Discussion and Analysis section of this Proxy Statement.

(6)	Assuming continued employment following a change in control, each of Messrs. Puzder, Murphy and Abajian shall continue to receive grants of shares of restricted stock in accordance with the schedule set forth in their respective Employment Agreement. However, all restricted shares that would otherwise have been subject to a performance-based vesting shall instead vest monthly, in equal amounts, on the last day of each calendar month, commencing with the month immediately following the month in which the grant occurs over a period of three years.

(7)	Our Named Executive Officers are entitled to the continuation of the various employee benefit plans and programs under which they were entitled to participate prior to termination in the event of a termination of their employment under specified circumstances, as detailed in their respective Employment Agreements. Each is entitled to continued participation until December 31 of the second calendar year following the calendar year in which the termination occurred (or December 31, 2011, assuming a January 26, 2009 termination date). The amounts set forth in this column are estimates of the benefit payments to be made on each Named Executive Officer’s behalf in connection with his termination assuming that the cost to us of providing his current benefits remains the same.

(8)	We are not obligated to make any excise tax payments or related tax gross up payments on behalf of any of our Named Executive Officers except for Mr. Puzder. If and to the extent that any payment to Mr. Puzder upon a termination upon a change in control would constitute an “excess parachute payment” then Mr. Puzder shall be entitled to receive an excise tax gross-up payment not exceeding $1,000,000, in accordance with the provisions of his Employment Agreement.

(9)	Each of Messrs. Puzder, Murphy and Abajian are entitled to receive certain payments and benefits upon a termination of their respective Employment Agreements for “Good Reason.” “Good Reason” is defined in Mr. Puzder’s Employment Agreement to include both a relocation and a “Change in Control.” “Good Reason” is defined in the Employment Agreements for Messrs. Murphy and Abajian to include only a “Change in Control.” In the event of a termination of any of Messrs. Puzder, Murphy and Abajian for “Good Reason,” including a “Change in Control,” they shall generally be entitled to receive the same payments and benefits as if they had been terminated “Without Cause.” Additional information regarding the payments and benefits to be received by our Named Executive Officers upon a termination of their employment for “Good Reason” (including a “Change in Control”) is set forth in the Compensation Discussion and Analysis section of this Proxy Statement.

(10)	In the event a Named Executive Officer’s employment is terminated due to his death or disability, he (or his successors) would be entitled to the amount of his base salary for the remainder of the term of the Employment Agreement. Additionally, in the event of death, each of his outstanding options would vest and remain exercisable for a period of 90 days following the date of his death. In the event of a Named Executive Officer’s disability, the option acceleration provision would not apply.

DIRECTOR COMPENSATION

     On and effective September 5, 2006, we approved and adopted a compensation policy for non-management directors. Under the current policy, non-management directors receive a base annual retainer of $50,000. The Chairperson of our Board of Directors receives an additional $125,000 (for a total annual retainer of $175,000), the Vice Chairperson of our Board of Directors receives an additional $100,000 (for a total annual retainer of $150,000), the Chairperson of the Audit Committee receives an additional $75,000 (for a total annual retainer of $125,000), and the Chairperson of the Compensation Committee and the Nominating & Corporate Governance Committee each receive an additional $35,000 (for a total annual retainer of $85,000 each). Additionally, non-management directors receive a grant of options to purchase 25,000 shares of common stock and 10,000 shares of restricted stock upon appointment or election to our Board of Directors. Each non-management director receives a base annual grant of options to purchase an aggregate of 15,000 shares of common stock and 7,500 shares of restricted stock.

     The Chairperson of our Board of Directors receives options to purchase an additional 35,000 shares of common stock and the members of the Audit Committee each receive options to purchase an additional 5,000 shares of common stock. The Vice Chairperson of our Board of Directors receives an additional 5,000 shares of restricted stock and the Chairpersons of our Audit Committee, Compensation Committee and Nominating & Corporate Governance Committee each receive an additional 2,500 shares of restricted common stock. All options are granted with an exercise price at the fair market value as of the date of grant, and all options and shares of restricted stock vest in equal increments over a two-year period.

     For attendance at all meetings of our Board of Directors and committees thereof (whether scheduled quarterly meetings or special meetings), each non-management director receives a fee of $2,000 ($1,000 for telephonic meetings). Reasonable travel and lodging expenses are reimbursed to directors.

     Under our non-management director compensation policy, a director may elect to receive additional shares of restricted common stock in lieu of 1.2 times all, or a portion of, his or her annual cash retainer, valued at the fair market value of our common stock on the date of grant. Shares of restricted stock received in lieu of the annual cash retainer will vest one year from the date of grant. In fiscal year 2009, Mr. Goldfarb was the only director to make an election to receive additional shares of restricted stock in lieu of his cash retainer. Mr. Goldfarb elected to receive $45,000 of restricted stock in lieu of cash payments of $37,500, which resulted in a grant of 3,546 shares of our common stock. Additionally, under this policy each director may elect to forfeit all or a portion of his or her annual grant of options in order to receive additional shares of restricted common stock, in the amount of one-half of the number of option shares forfeited. In fiscal year 2009, all of the directors made this election with respect to all of the options each of them would have received, except Mr. Goldfarb, who received options.

     In addition to the compensation policies set forth above, we offered each of our directors the ability to participate in our Deferred Compensation Plan, which was terminated in December 2008. Beginning in January 2007, Mr. Karcher elected to participate in the plan and chose to defer 100% of his director fees and retainer. Mr. Karcher was the only director participant in the Deferred Compensation Plan.

     The compensation earned by our non-management directors in fiscal year 2009 is set forth in the table below:

					Change in
					Pension Value
					and
	Fees			Non-Equity	Nonqualified
	Earned or			Incentive	Deferred
	Paid in	Stock	Option	Plan	Compensation	All Other
	Cash	Awards(1)(2)	Awards(1)(2)	Compensation	Earnings	Compensation
Name	($)	($)	($)	($)	($)	($)	Total
Byron Allumbaugh	212,000	526,529	69,738	—	—	—	808,267
Peter Churm	113,000	272,421	29,074	—	—	—	414,495
Matthew Goldfarb(3)	27,516	244,082	72,068	—	—	—	343,666
Carl L. Karcher(4)	61,000	237,626	29,074	—	—	—	327,700
Janet E. Kerr	125,000	272,421	29,074	—	—	—	426,495
Daniel D. (Ron) Lane	62,000	236,120	29,074	—	—	—	327,194
Daniel E. Ponder, Jr.	62,000	236,683	29,074	—	—	—	327,757
Jerold H. Rubinstein	167,000	290,410	65,050	—	—	—	522,460
Frank P. Willey	76,000	272,421	38,762	—	—	—	387,183
____________________

(1)	The amounts set forth in this column reflect the dollar amounts recognized for financial statement reporting purposes for each of our directors during fiscal year 2009 in accordance with FAS 123(R), and thus may include amounts from awards granted in prior years. The amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. Assumptions used in the calculation of the amounts are included in Note 16 to our audited financial statements for the fiscal year ended January 26, 2009 included in our Annual Report on Form 10-K filed with the SEC on March 25, 2009.

(2)	The table below sets forth the number of restricted stock awards and options granted to each of our non-management directors in fiscal year 2009 and the aggregate number of restricted stock awards and options held by each our non-management directors as of the last day of fiscal year 2009. All stock awards and option awards granted in fiscal year 2009 vest in equal increments over a two-year period from the date of grant.

(3)	In addition to the $27,516 of fees earned by Mr. Goldfarb in fiscal year 2009, Mr. Goldfarb elected to receive 3,546 shares of common stock in lieu of $37,500 worth of annual cash retainer fees as described in greater detail in the narrative discussion below. The value of the common stock received by Mr. Goldfarb in lieu of cash is included in the amount disclosed in the “Stock Awards” column.

(4)	During fiscal year 2009, Mr. Karcher elected to defer his director fees through our Deferred Compensation Plan until it was terminated in December 2008.

	Stock Awards	Option Awards	Stock Awards	Option Awards
	Granted in Fiscal	Granted in Fiscal	Outstanding at the End	Outstanding at the End
Name	Year 2009	Year 2009	of Fiscal Year 2009	of Fiscal Year 2009
Byron Allumbaugh	35,000	—	52,500	120,000
Peter Churm	17,500	—	26,250	155,000
Matthew Goldfarb	11,046	15,000	18,546	40,000
Carl L. Karcher	15,000	—	22,500	75,000
Janet E. Kerr	17,500	—	26,250	25,000
Daniel D. (Ron) Lane	15,000	—	22,500	60,000
Daniel E. Ponder, Jr.	15,000	—	22,500	45,000
Jerold H. Rubinstein	20,000	—	30,000	19,666
Frank P. Willey	17,500	—	26,250	65,000

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Review, Approval or Ratification of Transactions with Related Persons

     We describe below all “related party transactions” that have occurred since the beginning of fiscal year 2009 and any such transactions that are currently proposed. In accordance with Item 404(a) of Regulation S-K, a “related party transaction” is any transaction or series of transactions exceeding $120,000 in which we are a participant and any “related person” has a material interest. A “related person” would include any director, nominee for director, executive officer, or person controlling over five percent of our outstanding common stock (and immediate family members of any of such persons).

     A related party transaction must be approved by a majority of the disinterested directors in accordance with Delaware law. In reviewing and considering whether to approve a related party transaction, our disinterested directors consider all relevant facts and circumstances to determine whether such transaction meets our standard that the transaction is fair to us and in our best interests and the interests of our stockholders. There are no pre-established procedures by which the disinterested directors make this determination other than those prescribed by Delaware law regarding the fulfillment of a director’s fiduciary duty.

Certain Relationships and Related Transactions

     JCK, Inc., or JCK, is one of our franchisees and currently operates 18 Carl’s Jr. restaurants, 11 of which are Carl’s Jr./Green Burrito dual-branded restaurants. Joseph C. Karcher is the brother of Carl L. Karcher, one of our directors, a partner in Karcher Partners, and an affiliate of JCK. JCK, pursuant to a development agreement with us, is obligated to develop and franchise one additional Carl’s Jr. restaurant by 2012. JCK paid us an aggregate of $18,750 in franchise fees in fiscal year 2009. In connection with the operation of its 18 franchised restaurants, JCK regularly purchases food and other products from us on the same terms and conditions as other franchisees. During fiscal year 2009, these purchases totaled approximately $6,005,933. During fiscal year 2009, JCK paid royalty fees of $843,118, including royalty fees paid to us for its Carl’s Jr./Green Burrito dual-branded restaurants, and advertising and promotional fees of $1,047,753 for all 18 restaurants combined.

     JCK of Southern Oregon, Inc., or JCK SO, is one of our franchisees and currently operates four Carl’s Jr. restaurants, one of which is a Carl’s Jr./Green Burrito dual-branded restaurant. Joseph C. Karcher is the brother of Carl L. Karcher, one of our directors, a partner in Karcher Partners, and an affiliate of JCK SO. JCK SO paid us an aggregate of $28,750 in franchise fees in fiscal year 2009. In connection with the operation of its four franchised restaurants, JCK SO regularly purchases food and other products from us on the same terms and conditions as other franchisees. During fiscal year 2009, these purchases totaled approximately $1,092,694. During fiscal year 2009, JCK SO paid us royalty fees of $138,487, including royalty fees paid to us for its Carl’s Jr./Green burrito dual-branded restaurant, and advertising and promotional fees of $179,267 for all four restaurants combined.

     Wiles Restaurants, Inc., or Wiles, is one of our franchisees and currently operates 12 Carl’s Jr. restaurants, three of which are Carl’s Jr./Green Burrito dual-branded restaurants. Anne M. Wiles is the sister of Carl L. Karcher, one of our directors, a partner in Karcher Partners, and an affiliate of Wiles. In connection with the operation of its 12 franchised restaurants, Wiles regularly purchases food and other products from us on the same terms and conditions as other franchisees. During fiscal year 2009, these purchases totaled approximately $4,387,442. During fiscal year 2009, Wiles paid royalty fees of $595,596, including royalty fees paid to us for its Carl’s Jr./Green Burrito dual-branded restaurants, and advertising and promotional fees of $801,231 for all 12 restaurants combined. Wiles is also a sublessee of ours with respect to two restaurant locations. Minimum monthly rental payments range from $7,174 to $13,562, or 5.5% to 8% of annual gross sales of the restaurant. The subleases expire in August 2011 and November 2013. The rents paid under these subleases during fiscal year 2009 totaled $283,010.

     Sierra Surf Connection, Inc., or SSC, is one of our franchisees and currently operates ten Carl’s Jr. restaurants. Anne M. Wiles is the sister of Carl L. Karcher, one of our directors, a partner in Karcher Partners, and an affiliate of SSC. In connection with the operation of its ten franchised restaurants, SSC regularly purchases food and other products from us on the same terms and conditions as other franchisees. During fiscal year 2009, these purchases totaled approximately $1,437,591. During fiscal year 2009, SSC paid royalty fees of $446,330 and advertising and promotional fees of $583,537 for all ten restaurants combined. SSC is also a lessee of ours with respect to one restaurant location. Rental payments are equal to 5% of the annual gross sales of the restaurant or minimum monthly rental payments of $5,266. The lease expires in January 2013. The rents paid under this lease during fiscal year 2009 totaled $83,413.

     Estrella del Rio Grande, Inc., or Estrella, is one of our franchisees and currently operates seven Carl’s Jr. restaurants. Anne M. Wiles is the sister of Carl L. Karcher, one of our directors, a partner in Karcher Partners, and an affiliate of Estrella. Estrella is obligated, pursuant to a development agreement with us, to develop and franchise 15 additional Carl’s Jr. restaurants at various times by 2015. Estrella paid us an aggregate of $15,000 in franchise fees in fiscal year 2009. In connection with the operation of its seven franchised restaurants, Estrella regularly purchases food and other products from us on the same terms and conditions as other franchisees. During fiscal year 2009, these purchases totaled approximately $14,424. During fiscal year 2009, Estrella paid royalty fees of $220,296 and advertising and promotional fees of $360,837 for all seven restaurants combined.

     MJKL Enterprises, LLC, or MJKL, is one of our franchisees and currently operates 59 Carl’s Jr. restaurants, 17 of which were Carl’s Jr./Green Burrito dual-branded restaurants. Margaret LeVecke is the sister of Carl L. Karcher, one of our directors, a partner in Karcher Partners, and an affiliate of MJKL. MJKL is obligated, pursuant to development agreements with us, to develop and franchise 23 additional Carl’s Jr. restaurants at various times by 2014. MJKL paid us an aggregate of $32,500 in franchise fees in fiscal year 2009. In connection with the operation of its 59 restaurants, MJKL regularly purchases food and other products from us on the same terms and conditions as other franchisees. During fiscal year 2009, these purchases totaled approximately $18,700,430. During fiscal year 2009, MJKL paid royalty fees of $2,539,388, including royalty fees paid to us for its Carl’s Jr./Green Burrito dual-branded restaurants, and advertising and promotional fees of $3,475,071 for all 59 restaurants combined. MJKL is also a lessee or sublessee of ours with respect to 14 restaurant locations. Monthly rental payments range from $3,417 to $8,750 and/or a percentage of the annual gross sales of the restaurants ranging from 4% to 8%. The leases and subleases expire at various times between December 2009 and December 2025. Rents paid during fiscal year 2009 under these leases and subleases totaled $1,186,275.

     MJKL Enterprises Midwest, LLC, or MJKL Midwest, is one of our franchisees and currently operates 60 Hardee’s restaurants, six of which were Hardee’s/Red Burrito dual-branded restaurants. Margaret LeVecke is the sister of Carl L. Karcher, one of our directors, a partner in Karcher Partners, and an affiliate of MJKL Midwest. MJKL Midwest is obligated, pursuant to development agreements with us, to develop and franchise 35 additional Hardee’s restaurants at varying times by 2016. MJKL Midwest paid us an aggregate of $1,309,500 in franchise fees and $350,000 in development fees in fiscal year 2009. During fiscal year 2009, MJKL paid royalty fees of $1,476,936, including royalty fees paid to us for its Hardee’s/Red Burrito dual-branded restaurants. MJKL Midwest is also a lessee or sublessee of ours with respect to 47 restaurant locations. Monthly rental payments range from $825 to $6,527 and/or a percentage of the annual gross sales of the restaurants ranging from 2% to 6.5%. The leases and subleases expire at various times between June 2009 and March 2018. Rents paid during fiscal year 2009 under these leases and subleases totaled $1,380,303.

     Carl L. Karcher. CLK, Inc., or CLK, is one of our franchisees and currently operates 29 Carl’s Jr. restaurants, 15 of which are Carl’s Jr./Green Burrito dual-branded restaurants. Carl L. Karcher is one of our directors, a partner in Karcher Partners, a member of Karcher GP, a co-trustee of the Carl N. and Margaret M. Karcher Trust and an affiliate of CLK. CLK paid an aggregate of $10,626 to us in franchise fees in fiscal year 2009. In connection with the operation of its 29 franchised restaurants, CLK regularly purchases food and other products from us on the same terms and conditions as other franchisees. During fiscal year 2009, these purchases totaled approximately $12,337,583. During fiscal year 2009, CLK paid royalty fees of $1,526,458, including royalties fees paid to us for its Carl’s Jr./Green Burrito dual-branded restaurants, and advertising and promotional fees of $1,875,026 for all 29 restaurants combined. CLK is also a lessee or sublessee of ours with respect to eight restaurant locations. Rental payments equal a percentage of the annual gross sales of the restaurants, ranging from 4.5% to 8%, or minimum monthly rentals, ranging from $4,913 to $13,048. The leases expire at various times between December 2009 and December 2013. The rents paid under these leases during fiscal year 2009 totaled $850,555. During fiscal year 2009, we leased certain land and buildings for our Anaheim corporate offices, which included an office building located at 401 Carl Karcher Way, offices located in a portion of the former distribution center building, an adjoining parcel for additional office space and parking, and one restaurant in Carl Karcher Plaza, located at 1200 N. Harbor Boulevard, Anaheim, California, or the Original Office Leases, from Karcher Partners, a California limited partnership, or Karcher Partners. The General Partner of Karcher Partners is Karcher GP, LLC, a

Delaware limited liability company, or Karcher GP. Karcher GP is wholly owned by the Carl N. Karcher and Margaret M. Karcher Trust dated August 17, 1970, as amended, or the 1970 Karcher Trust, of which Carl L. Karcher is a co-trustee. As a result of the death of Carl N. Karcher and the earlier death of Margaret M. Karcher, pursuant to the provisions of the trust instrument for the 1970 Karcher Trust, the ownership of Karcher GP is in the process of being transferred to certain subtrusts of the 1970 Karcher Trust, and ultimately will be distributed to the beneficiaries of such subtrusts (the 1970 Karcher Trust and such subtrusts herein collectively referred to as the “Karcher Trust”). By lease amendment dated October 2006, or the October 2006 Amendment, we amended the Original Office Leases with Karcher Partners to eliminate a portion of the leased premises within the former distribution center facility, to permit demolition of a portion of the former distribution center improvements and to allow for the construction of a new building. The October 2006 Amendment also provided for removal of the restaurant property located at 1200 N. Harbor Boulevard, Anaheim, California. We concurrently entered into a new lease for the restaurant property with Karcher Partners, or the Restaurant Lease, with a commencement date in October 2006. The initial term of the Restaurant Lease expires in April 2023, and we have options to extend the Restaurant Lease for two additional five-year terms. The current rent under the Restaurant Lease is $15,000 per month and 5.75% of annual gross sales in excess of $3,130,435 for the restaurant. In March 2008, we entered into a new office lease, or the New Office Lease, with Karcher Partners for an approximately six acre parcel in Carl Karcher Plaza and an approximately 90,000 rentable square foot building to be constructed by Karcher Partners thereon. The building is comprised of approximately 87,000 rentable square feet of office space and approximately 3,000 rentable square feet of storage space. The initial term of the New Office Lease is 15 years from the commencement date, and includes options to extend the New Office Lease for two additional five-year terms. We did not pay any rent with respect to the New Office Lease in fiscal year 2009. The Original Office Leases expired upon the commencement date of the New Office Lease in March 2009. The aggregate rents paid by us to Karcher Partners in fiscal year 2009 pursuant to the Original Office Leases and the restaurant in Carl Karcher Plaza were $911,010. In addition, we had a lease with the Karcher Trust with respect to one other restaurant property, which was scheduled to expire in May 2010. The minimum monthly rent was the greater of $6,799 or 5.5% of annual gross sales. The aggregate rents paid by us to the Karcher Trust for such other restaurant property during fiscal year 2009 were $166,903. We purchased the restaurant from the Karcher Trust in December 2008 for approximately $1,840,000.

     CLK New-Star, LP, or New-Star, is one of our franchisees and currently operates eight Carl’s Jr. restaurants, two of which are Carl’s Jr./Green Burrito dual-branded restaurants. Carl L. Karcher is one of our directors, a partner in Karcher Partners, a member of Karcher GP, a co-trustee of the Carl N. and Margaret M. Karcher Trust and an affiliate of New-Star. New-Star, pursuant to a development agreement with us, is obligated to develop and franchise seven additional Carl’s Jr. restaurants at varying times by 2011. In connection with the operation of its eight franchised restaurants, New-Star purchases some food and other products from us on the same terms and conditions as other franchisees. During fiscal year 2009, these purchases totaled approximately $5,107. During fiscal year 2009, New-Star paid royalty fees of $386,744, including royalty fees paid to us for its Carl’s Jr./Green Burrito dual-branded restaurants, and advertising and promotional fees of $521,140 for its eight restaurants combined.

     Border Star de Mexico, S.de R.L. de C.V., or BSM, is a licensee of ours and currently operates five Carl’s Jr. restaurants. Carl L. Karcher is one of our directors, a partner in Karcher Partners, a member of Karcher GP, a co-trustee of the Carl N. and Margaret M. Karcher Trust and an affiliate of BSM. During fiscal year 2009, BSM paid royalty fees of $162,099 for its five restaurants combined.

     KWK Foods, LLC, or KWK, is one of our franchisees and an operator of 16 Carl’s Jr. restaurants, one of which closed in fiscal 2009 and four of which are Carl’s Jr./Green Burrito dual-branded restaurants. Carl L. Karcher is one of our directors, a partner in Karcher Partners, a member of Karcher GP, a co-trustee of the Carl N. and Margaret M. Karcher Trust and an affiliate of KWK. Joseph C. Karcher is the brother of Carl L. Karcher, one of our directors, a partner in Karcher Partners, and an affiliate of KWK. Gary Wiles is the brother-in-law of Carl L. Karcher and an affiliate of KWK. In connection with the operation of its 16 franchised restaurants, KWK regularly purchases food and other products from us on the same terms and conditions as other franchisees. During fiscal year 2009, these purchases totaled approximately $4,096,642. During fiscal year 2009, KWK paid royalty fees of $679,746, including royalties paid to us for its Green Burrito dual-branded restaurants, and advertising and promotional fees of $902,851 for all 16 restaurants combined. KWK was also a sublessee of ours with respect to three restaurant locations during fiscal year 2009. Rental payments are equal to 1% of annual gross sales of the restaurant in excess of $900,000, and/or minimum monthly rentals ranging from $5,831 to $10,376. The leases expire at various times between September 2010 and February 2013. Total rents paid under these leases during fiscal year 2009 totaled $293,062.

     KWKG, Inc., or KWKG, is one of our franchisees and currently operates four Carl’s Jr. restaurants, all of which are Carl’s Jr./Green Burrito dual-branded restaurants. Joseph C. Karcher is the brother of Carl L. Karcher, one of our directors, a partner in Karcher Partners, and an affiliate of KWKG. Carl L. Karcher is a director of us, the son of Carl N. Karcher, a partner in Karcher Partners, a member of Karcher GP, a co-trustee of the Carl N. and Margaret M. Karcher Trust and an affiliate of KWKG. KWKG is obligated, pursuant to a development agreement with us, to develop and franchise two additional Carl’s Jr. restaurants by 2011. KWKG paid us an aggregate of $18,750 in franchise fees and $20,000 in development fees in fiscal year 2009. In connection with the operation of its four franchised restaurants, KWKG regularly purchases food and other products from us on the same terms and conditions as other franchisees. During fiscal year 2009, these purchases totaled approximately $1,319,407. During fiscal year 2009, KWKG paid royalty fees of $180,673, including royalties paid to us for its Carl’s Jr./Green Burrito dual-branded restaurants, and advertising and promotional fees of $219,733 for all four restaurants combined.

     CLK-CH Desert Star, LP, or CLK-CH, is one of our franchisees and currently operates one Carl’s Jr. restaurant, which is a Carl’s Jr./Green Burrito dual-branded restaurant. Carl L. Karcher is one of our directors, a partner in Karcher Partners, a member of Karcher GP, a co-trustee of the Carl N. and Margaret M. Karcher Trust and an affiliate of CLK-CH. CLK-CH is obligated, pursuant to a development agreement with us, to develop and franchise five additional Carl’s Jr. restaurants at varying times by 2014. CLK-CH paid us an aggregate of $15,000 in franchise fees in fiscal year 2009. In connection with the operation of its franchised restaurant, CLK-CH regularly purchases food and other products from us on the same terms and conditions as other franchisees. During fiscal year 2009, these purchases totaled approximately $201,923. During fiscal year 2009, CLK-CH paid royalty fees of $21,334, including royalties paid to us for its Carl’s Jr./Green Burrito dual-branded restaurant, and advertising and promotional fees of $25,047 for its restaurant.

     Daniel D. (Ron) Lane. M & N Foods, LLC, or M&N, is one of our franchisees and currently operates 25 Carl’s Jr. restaurants, 11 of which are Carl Jr./Green Burrito dual-branded restaurants. Daniel D. (Ron) Lane is one of our directors and an affiliate of M&N. In connection with the operation of its 25 restaurants, M&N regularly purchases food and other products from us on the same terms and conditions as other franchisees. During fiscal year 2009, these purchases totaled approximately $9,940,687. During fiscal year 2009, M&N paid royalty fees of $1,302,862, including royalty fees paid to us for its Carl’s Jr./Green Burrito dual-branded restaurants, and advertising and promotional fees of $1,753,801 for all 25 restaurants combined. M&N was also a lessee or sublessee of ours with respect to 24 restaurant locations during fiscal year 2009. Rental payments are equal to a percentage of the annual gross sales of the restaurants ranging from 5% to 6% and/or minimum monthly rental payments ranging from $4,135 to $18,119. The leases and subleases will expire at various times between May 2009 and December 2013. Rents paid under these leases and subleases during fiscal year 2009 totaled $2,605,276.

     Daniel E. Ponder, Jr. Ponder Enterprises, Inc., or PEI, is a franchisee of Hardee’s and currently operates 22 Hardee’s restaurants. Daniel E. Ponder, Jr. is one of our directors and President and Chairman of the board of directors of PEI. PEI paid us an aggregate of $5,200 in franchise fees in fiscal year 2009. During fiscal year 2009, PEI paid us royalty fees of $548,971 for all 22 restaurants combined. PEI was also a lessee or sublessee of ours with respect to six restaurant locations during fiscal year 2009, two of which were terminated. Rental payments are equal to a percentage of the annual gross sales of the restaurants, ranging from 1% to 5% and/or minimum monthly rental payments ranging from $1,250 to $5,170. The leases and subleases expired, or will expire, at various times between August 2008 and October 2013. Total rent paid under these subleases during fiscal year 2009 aggregated $218,679.

PROPOSAL 2 — APPROVAL OF AMENDMENTS TO 2005 OMNIBUS INCENTIVE
COMPENSATION PLAN

     Our Board of Directors unanimously approved our 2005 Omnibus Incentive Compensation Plan, or the 2005 Plan, on March 22, 2005, and our stockholders approved the 2005 Plan at our 2005 Annual Meeting of Stockholders, which was held on June 28, 2005. On April 17, 2007, our Board of Directors unanimously approved certain amendments to the 2005 Plan, or the 2007 Amendments, and our stockholders approved the 2007 Amendments at our 2007 Annual Meeting of Stockholders, which was held on June 11, 2007. On March 31, 2009, the Board of Directors unanimously approved additional amendments to the 2005 Plan, as described below, subject to stockholder approval at the Annual Meeting.

Description of the Proposed Amendments to the 2005 Plan

     Our Board of Directors approved amendments to the 2005 Plan consisting of the following:

  increasing the total number of shares reserved for issuance under the 2005 Plan by 675,000 shares from 5,500,000 shares to 6,175,000 shares, which increase represents approximately 1.2% of our total outstanding shares as of April 30, 2009;

  increasing the maximum number of shares issuable as incentive stock options by 675,000 shares from 5,500,000 shares to 6,175,000 shares; and

  increasing the maximum number of shares which may be issued as awards of restricted stock, stock units and stock awards, in the aggregate, by 900,000 shares from 2,550,000 shares to 3,450,000 shares.

Reasons for Amendments

     As of April 3, 2009, we had granted options to purchase a total of 755,500 shares (of which 1,000 have been cancelled and returned to the pool), and we had granted a total of 1,910,000 shares (of which 10,000 have been cancelled and returned to the pool) as restricted stock awards under the 2005 Plan. As a result, based on current limitations on the number of shares issuable under the 2005 Plan, as of April 3, 2009, we had a total of 2,205,500 shares (including 11,000 cancellations) remaining available for future option grants/awards (other than awards of restricted stock, stock units and stock awards) and a total of 640,000 shares remaining available for future awards of restricted stock, stock units and stock awards.

     The proposed increase in the total number of shares reserved for issuance under the 2005 Plan, the maximum number of shares issuable as incentive stock options, and the maximum number of shares issuable under certain types of stock awards, is based on our Board of Director’s assessment of our anticipated needs under our equity compensation program. During fiscal year 2007, our Board of Directors approved arrangements providing for substantially more equity participation in the form of restricted stock awards and/or option awards for our Named Executive Officers and our outside directors. With respect to our Named Executive Officers, these arrangements were codified in employment agreements entered into between us and each of our Named Executive Officers. Descriptions of each of these employment agreements, including our contractual obligation to provide certain equity compensation grants to each of our Named Executive Officers, are set forth in the Compensation Discussion and Analysis section of this Proxy Statement.

     We do not currently have enough shares available for issuance under the 2005 Plan to enable us to make the equity compensation grants that are required under these arrangements, while maintaining the reserve of shares that will be needed as we continue to make equity awards to new employees, upon the promotion of existing employees, and on an annual basis to existing employees. Our Board of Directors believes the proposed increases in the number of shares reserved for issuance under the 2005 Plan, the number of shares issuable as incentive stock options, and the number of shares available to make certain types of stock awards, are necessary to facilitate the arrangements we have made with our Named Executive Officers and outside directors, while ensuring we have the continued capacity, based upon our historical trend and anticipated needs, to use equity compensation to attract and retain the best available personnel for positions of substantial responsibility and offer equity compensation that is commensurate with that of our peers and competitors.

Vote Required

     Approval of the proposed amendments to the 2005 Plan requires the affirmative vote of the holders of a majority of shares of our common stock present, or represented by proxy, and entitled to vote at the Annual Meeting. Abstentions will have the same effect as votes against the proposal. For purposes of this proposal, broker non-votes will not be counted for any purposes in determining whether this matter has been approved.

     A summary of the 2005 Plan, as amended, is set forth below. The summary is qualified in its entirety by reference to the full text of the 2005 Plan, as amended, which is attached as Appendix A to this Proxy Statement.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
A VOTE FOR THE APPROVAL OF THE PROPOSED AMENDMENTS TO THE
2005 OMNIBUS INCENTIVE COMPENSATION PLAN

Description of the 2005 Plan, as Amended

     The 2005 Plan is an “omnibus” stock plan consisting of a variety of equity vehicles to provide flexibility in implementing equity awards, including incentive stock options, non-qualified stock options, restricted stock grants, unrestricted stock grants, stock appreciation rights and stock units. Participants (as defined below) in the 2005 Plan may be granted any one of the equity awards or any combination thereof, as determined by our Compensation Committee.

     The following is a summary of the principal provisions of the 2005 Plan. The summary does not purport to be a complete description of all of the provisions of the 2005 Plan. The summary is qualified in its entirety by reference to the full text of the 2005 Plan, a restated copy of which is attached as Appendix A to this Proxy Statement.

     Purpose of the 2005 Plan. The purpose of the 2005 Plan is to further align the interests of our employees and directors with those of our stockholders by providing incentive compensation opportunities tied to the performance of our common stock and by promoting increased ownership of our common stock by such individuals. The 2005 Plan is also intended to advance our interests and the interests of our stockholders, by attracting, retaining and motivating key personnel upon whose judgment, initiative and effort the successful conduct of our business largely depends.

     Shares Reserved for Issuance. We currently have reserved 5,500,000 shares of common stock for issuance under the 2005 Plan. If our stockholders approve the amendments proposed herein, the number of shares available for issuance under the 2005 Plan will be increased by 675,000 shares to 6,175,000 shares. The additional requested shares represent approximately 1.2% of our total outstanding shares as of April 30, 2009.

     Limits on Awards. If our stockholders approve the amendments proposed herein, a maximum of 6,175,000 shares (an increase of 675,000 shares from the prior limit of 5,500,000 shares) of our common stock will be available for issuance as awards granted under the 2005 Plan. Of this aggregate limit, the maximum number of shares of common stock that may be issued under (i) incentive stock options will be 6,175,000 shares (an increase in 675,000 shares from the prior limit of 5,500,000 shares), and (ii) all awards of restricted stock, stock units and stock awards, in the aggregate, will be 3,450,000 shares (an increase of 900,000 shares from the prior limit of 2,550,000 shares). The maximum number of shares of common stock that may be subject to stock options, stock appreciation rights, restricted stock, stock units and stock awards, in the aggregate, granted to any one Participant during any single fiscal year period will be 375,000 shares; provided, however, that we reserve the right to exceed this limitation in connection with any new hire of a Named Executive Officer if our Board of Directors determines that it is in our best interests to do so, but in no event will this limitation exceed 475,000 shares. The foregoing limitations will each be applied on an aggregate basis taking into account awards granted to a Participant under the 2005 Plan, as well as awards of the same type granted to a Participant under any of our other equity-based compensation plans, or those of any of our affiliates.

     Shares of our common stock issued and sold under the 2005 Plan may be either authorized but unissued shares, or shares held as treasury shares, except in the case of an option that is exercised by an open-market broker-assisted transaction pursuant to which we promptly receive the amount of proceeds necessary to satisfy the exercise price. To the extent that any award involving the issuance of shares of common stock is forfeited, cancelled, repurchased by or returned to us for failure to satisfy vesting requirements or other conditions of the award, or otherwise terminates without an issuance of shares of common stock being made under the award, the shares of common stock covered thereby will no longer be counted against the foregoing maximum share limitations and may again be made subject to awards under the 2005 Plan pursuant to such limitations. Any shares of common stock that are used to pay the exercise price of an option, or used to pay withholding taxes with respect to an award, or purchased by us on the open market with the cash tendered for the exercise of an option or in payment of any purchase price with respect to a restricted stock award, will remain counted against the foregoing maximum share limitations and may not be made subject to future awards under the 2005 Plan. Furthermore, for purposes of determining the effect of the exercise of a stock appreciation right on the foregoing maximum share limitations, we will count the total number of shares of common stock covered by such award and not merely the net shares transferred pursuant to the exercise of the stock appreciation right.

     Administration. The 2005 Plan provides that it will be administered by a committee comprised of at least two members of our Board of Directors, or the Committee. Each Committee member must satisfy the requirements for (i) an “independent director” for purposes of our Corporate Governance Guidelines and the Compensation Committee Charter, (ii) an “independent director” under rules adopted by the NYSE, (iii) a “non-employee director” for purposes of Rule 16b-3 of the Exchange Act, and (iv) an “outside director” under Section 162(m) of the Internal Revenue Code of 1986, as amended, or the Code. Our Board of Directors has delegated administration of the 2005 Plan to the Compensation Committee, which is deemed to be the “Committee” under the 2005 Plan.

     The Committee has such powers and authority as may be necessary or appropriate to carry out the functions of the Committee as described in the 2005 Plan. Subject to the express limitations of the 2005 Plan, the Committee has authority to determine the persons to whom, and the time or times at which, awards may be granted, the number of shares, units or other rights subject to each award, the exercise, base or purchase price of an award (if any), the time or times at which an award will become vested, exercisable or payable, the performance goals and other conditions of an award, the duration of the award and all other terms of the award. The Committee may prescribe, amend and rescind rules and regulations relating to the 2005 Plan. All interpretations, determinations and actions by the Committee will be final, conclusive and binding upon all parties. Additionally, the Committee may delegate to one or more of our officers the ability to grant and determine terms and conditions of awards under the 2005 Plan to certain employees, and the Committee may delegate to any appropriate officer or employee responsibility for performing certain ministerial functions under the 2005 Plan.

     Eligibility. The 2005 Plan provides that the following individuals are eligible to participate in the 2005 Plan:

  any person who is our employee, or an employees of any of our affiliates;

  any person to whom we have extended an offer of employment, or to whom any of our affiliates have extended an offer of employment, as determined by the Committee;

  any Consultant (as defined in the 2005 Plan) or other person or entity that the Committee authorizes to become a Participant in the 2005 Plan and who provides services to us or any other business venture designated by the Committee in which we have a significant ownership interest; and

  any member of our Board of Directors who is not an employee.

     The persons included within the group of potential participants in the 2005 Plan are individually referred to as a “Participant” and collectively as the “Participants.” Each Participant must be a natural person who has contracted directly with us to render bona fide services that are not in connection with the offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for our securities.

     Types of Plan Awards. The 2005 Plan includes the following equity compensation awards: incentive stock options, non-qualified stock options, restricted stock awards, unrestricted stock awards, stock appreciation rights and stock units, which are described below.

     Stock Options. Stock options granted under the 2005 Plan may be either incentive stock options, subject to the provisions of Section 422 of the Code, or non-qualified stock options, subject to the provisions of Section 422 of the Code.

     The exercise price per share of a stock option cannot be less than the fair market value of our common stock on the date the option is granted, provided that the Committee may specify for any stock option an exercise price per share that is higher than the fair market value of our common stock on the date the option is granted. The exercise price is payable in (i) cash or a cash equivalent acceptable to the Committee, (ii) shares of our common stock that have been held by the Participant exercising the option for at least six months, (iii) through a broker-assisted cashless exercise, (iv) by a combination of the methods described above, or (v) otherwise as provided by the Committee. The Committee will determine the period during which a vested stock option may be exercised, provided that the maximum term of a stock option will be ten years from the date the option is granted. Except as otherwise provided by the Committee, and subject to the expiration of any applicable post-termination exercise period (as described below), no stock option may be exercised at any time during the term thereof unless the Participant is then in our service or the service of one of our affiliates.

     Generally, a Participant’s right to exercise a stock option granted under the 2005 Plan expires, and such option terminates, (i) 12 months after termination of service if service ceased due to disability, (ii) 18 months after termination of service if service ceased at a time when the Participant was eligible to elect immediate commencement of retirement benefits at a specified retirement age under a pension plan to which we or any of our affiliates have made contributions, (iii) 18 months after termination of service if the Participant died while in our service or the service of any of our affiliates, or (iv) three months after termination of service if service ceased for any other reason.

     All stock options are nontransferable except (i) upon the Participant’s death or (ii) in the case of non-qualified stock options only, for the transfer of all or part of the stock option to a Participant’s “family member” (as defined for purposes of the Form S-8 registration statement under the Securities Act), as may be approved by the Committee at the time of the proposed transfer.

     Subject to anti-dilution adjustment provisions in the 2005 Plan, without the prior approval of our stockholders evidenced by a majority of votes cast, neither the Committee nor our Board of Directors will cancel, substitute or amend a stock option in a way that would have the effect of reducing the exercise price of a stock option previously granted under the 2005 Plan, or otherwise approve any modification to a stock option that would be treated as a “repricing” under the then applicable rules, regulations or listing requirements adopted by the NYSE.

     Incentive stock options may only be granted to a Participant who is considered our “employee” for purposes of the Code and the applicable Treasury Regulations. No incentive stock option shall be granted to a Participant to the extent the fair market value of the stock underlying the option exceeds certain thresholds, determined in accordance with Section 422 of the Code.

     Stock Appreciation Rights. A stock appreciation right entitles a Participant, upon settlement, to receive a payment based on the increase of the value of our common stock from the time the stock appreciation right is granted until the time it is exercised (or settled). Stock appreciation rights may be granted on a basis that allows for the exercise of the right by the Participant or that provides for the automatic payment of the right upon a specified date or event. Stock appreciation rights are exercisable or payable at such time or times and upon conditions as may be approved by the Committee, provided that the Committee may accelerate the exercisability or payment of a stock appreciation right at any time.

     A stock appreciation right may be granted without any related stock option and may be subject to such vesting and exercisability requirements as specified by the Committee in an award agreement. Such vesting and exercisability requirements may be based on the continued service of the Participant with us or our affiliates for a specified time period or on the attainment of specified performance goals established by the Committee. A stock appreciation right will be exercisable or payable at such time or times as determined by the Committee, provided that the maximum term of a stock appreciation right is ten years from the date the right is granted. The base price of a stock appreciation right granted without any related stock option is determined by the Committee in its sole discretion; provided, however, that the base price per share of any such freestanding stock appreciation right will not be less than the fair market value of the shares of our common stock on the date the right is granted.

     A stock appreciation right may be granted in tandem with a stock option, either at the time of grant or at any time thereafter during the term of the stock option. A tandem stock option/stock appreciation right will entitle the Participant to elect, as to all or any portion of the number of shares subject to such stock option/stock appreciation right, to exercise either the stock option or the stock appreciation right, resulting in the reduction of the corresponding number of shares subject to the right so exercised as well as the tandem right not so exercised. A stock appreciation right granted in tandem with a stock option hereunder will have a base price per share equal to the per share exercise price of the stock option, which under the 2005 Plan may not be less than the fair market value of a share of our common stock on the date the right is granted, and will vest and become exercisable at the same time or times that a related stock option vests and becomes exercisable and will expire no later than the time at which the related stock option expires.

     A stock appreciation right will entitle the Participant, upon exercise or other payment of the stock appreciation right, as applicable, to receive an amount determined by multiplying: (i) the excess of the fair market value of a share of our common stock on the date of exercise or payment of the stock appreciation right over the base price of such stock appreciation right, by (ii) the number of shares as to which such stock appreciation right is exercised or paid. Payment of the amount determined under the foregoing may be made, as approved by the Committee and set forth in the award agreement, in shares of common stock valued at their fair market value on the date of exercise or payment, in cash, or in a combination of shares of common stock and cash, subject to applicable tax withholding requirements. Awards made under the 2005 Plan involving deferrals of income, including stock appreciation rights, must satisfy the requirements of Section 409A of the Code to avoid adverse tax consequences to Participants. These requirements include limitations on election timing, including the timing of exercise of stock appreciation rights; acceleration of payments; and distributions of awards and award proceeds, including the requirement that all stock appreciation rights that are to be settled in cash, rather than our common stock, must be exercised immediately upon, and concurrent with, the vesting of such stock appreciation right. We intend to structure any awards under the 2005 Plan, including awards of stock appreciation rights, to meet the applicable tax law requirements in Section 409A of the Code in order to avoid these adverse tax consequences.

     Subject to anti-dilution adjustment provisions in the 2005 Plan, without the prior approval of our stockholders evidenced by a majority of votes cast, neither the Committee nor our Board of Directors will cancel, substitute or amend a stock appreciation right in a way that would have the effect of reducing the base price of a stock appreciation right previously granted under the 2005 Plan, or otherwise approve any modification to a stock appreciation right that would be treated as a “repricing” under the then applicable rules, regulations or listing requirements adopted by the NYSE.

     Restricted Stock Awards. Restricted stock awards represent shares of our common stock granted subject to restrictions on transfer and vesting requirements as determined by the Committee. The terms of a restricted stock award may require the Participant to pay a purchase price for the shares, or the Committee may provide that no payment is required. The restrictions imposed on shares granted under a restricted stock award will lapse in accordance with the vesting requirements specified by the Committee in the award agreement, provided that the Committee may accelerate the vesting of a restricted stock award at any time. If the vesting requirements of a restricted stock award are not satisfied, the shares of common stock subject to the award may be repurchased by us, at our election, at a repurchase price set forth in the award agreement, provided that such price is not less than the purchase price paid by the Participant.

     Subject to the provisions of the 2005 Plan and the applicable award agreement, the Participant will have all rights of a stockholder with respect to the shares granted to the Participant under a restricted stock award, including the right to vote the shares and receive all dividends and other distributions paid or made with respect thereto. The Committee may provide in an award agreement for the payment of dividends and distributions to the Participant at such times as paid to stockholders generally or at the times of vesting or other payment of the restricted stock award.

     Stock Unit Awards. A recipient of a stock unit award is entitled to receive a payment based on the fair market value of our common stock on the applicable date of delivery or other time period of determination, as specified by the Committee. A stock unit award will be subject to such restrictions and conditions as the Committee may determine. A stock unit award may be granted together with a dividend equivalent right with respect to the shares of common stock subject to the award, which may be accumulated and may be deemed reinvested in additional stock units, as determined by the Committee.

     On the date the award is granted, the Committee will determine any vesting requirements with respect to a stock unit award, which will be set forth in the award agreement, provided that the Committee may accelerate the vesting of a stock unit award at any time. A stock unit award may also be granted on a fully-vested basis.

     A stock unit award will become payable to a Participant at the time(s) determined by the Committee, which may be upon or following the vesting of the award. Payment of a stock unit award may be made, at the discretion of the Committee, in cash or in shares of our common stock, or in a combination thereof, subject to applicable tax withholding requirements. Any cash payment of a stock unit award is based upon the fair market value of one share of our common stock, determined at such time as provided by the Committee. Depending on their terms, stock unit awards may be subject to Section 409A of the Code, which in certain circumstances will result in adverse tax consequences to Participants. We intend to structure any stock unit awards under the 2005 Plan to meet the applicable tax law requirements of Section 409A of the Code in order to avoid these consequences.

     To the extent that the Committee elects to make payments for stock unit awards in stock, the Participant will not have any rights as a stockholder with respect to the shares subject to a stock unit award until the shares of common stock are delivered to the Participant pursuant to the terms of the award agreement.

     Stock Awards. A stock award granted to a Participant represents shares of our common stock that are issued without restrictions on transfer and other incidents of ownership and free of forfeiture conditions, except as otherwise provided in the 2005 Plan and the award agreement. A stock award may be granted for past services, in lieu of a bonus or other cash compensation, as directors’ compensation or for any other valid purpose as determined by the Committee. The Committee may, in connection with any stock award, require the payment of a specified purchase price.

     Subject to the provisions of the 2005 Plan and the applicable award agreement, upon the issuance of the common stock under a stock award, the Participant will have all rights of a stockholder with respect to the shares of common stock, including the right to vote the shares and receive all dividends and other distributions paid or made with respect thereto.

     Change in Control. Awards under the 2005 Plan are subject to special provisions upon the occurrence of a “Change in Control” (as defined in the 2005 Plan) transaction with respect to us. Under the 2005 Plan, unless the award agreement provides for a different result, if within 12 months of a Change in Control there occurs a “Triggering Event” (as defined in the 2005 Plan), (i) each outstanding stock option and stock appreciation right, to the extent that it has not otherwise have become vested and exercisable, will automatically become fully and immediately vested and exercisable, without regard to any otherwise applicable vesting requirements, (ii) each restricted stock award will become fully and immediately vested and all repurchase and transfer restrictions thereon will lapse, and (iii) each outstanding stock unit award will become immediately and fully vested and payable.

     Section 162(m) Awards. Awards of options and stock appreciation rights granted under the 2005 Plan will automatically qualify for the “performance-based compensation” exception under Section 162(m) of the Code pursuant to their terms. Awards of restricted stock, stock units and stock awards may qualify under Section 162(m) of the Code if the terms of the award state, in terms of an objective formula or standard, the method of computing the amount of compensation payable under the award and preclude discretion to increase the amount of compensation payable under the terms of the award.

     Forfeiture Events. The Committee may specify in an award agreement that a Participant’s rights, payments and benefits with respect to an award will be subject to reduction, cancellation, forfeiture, or recoupment upon the occurrence of certain specified events, in addition to any vesting or performance conditions that are otherwise applicable to an award. Such events may include, but are not be limited to, termination of service for cause; violation of our material policies; breach of noncompetition, confidentiality or other restrictive covenants that may apply to the Participant; or other conduct by the Participant that is detrimental to our business or reputation. In addition, unless otherwise provided by the Committee and set forth in an award agreement, if a Participant’s employment with us or any of our affiliates is terminated for cause, we may, in our sole discretion, immediately terminate such Participant’s right to any further payments, vesting or exercisability with respect to an award in its entirety.

     Performance Measures. The Committee may specify that the attainment of the general performance measures set forth in the 2005 Plan may determine the degree of granting, vesting and/or payout with respect to awards that the Committee intends will qualify for “performance-based compensation” under the 2005 Plan The performance goals to be used for awards will be chosen from certain performance measures set forth in the 2005 Plan.

     Term of 2005 Plan. The 2005 Plan will terminate on March 22, 2015, which is the tenth anniversary of the date of its initial adoption by our Board of Directors.

     Amendment and Termination of 2005 Plan. Our Board of Directors may, at any time, amend or modify the Plan, provided however, that our Board of Directors may seek approval of any amendment or modification from our stockholders to the extent it deems necessary or advisable for purposes of complying with Section 162(m) or Section 422 of the Code, the listing requirements of the NYSE (or other applicable exchange or securities market), or for any other purpose. Our Board of Directors may terminate the 2005 Plan prior to the end of the 2005 Plan’s term, provided, however, that no termination of the 2005 Plan may adversely affect any award previously granted without the consent of the Participant or the permitted transferee of the award.

     Summary of Federal Income Tax Consequences of the 2005 Plan. The following is a brief summary of certain federal income tax consequences of participation in the 2005 Plan. The summary should not be relied upon as being a complete statement of all possible federal income tax consequences. Federal tax laws are complex and subject to change. Participation in the 2005 Plan may also have consequences under state and local tax laws which vary from the federal tax consequences described below. For such reasons, we recommend that each Participant consult his or her personal tax advisor to determine the specific tax consequences applicable to him or her.

     Incentive Stock Options. No taxable income will be recognized by a Participant under the 2005 Plan upon either the grant or the exercise of an incentive stock option. Instead, a taxable event will occur upon the sale or other disposition of the shares acquired upon exercise of an incentive stock option, and the tax treatment of the gain or loss realized will depend upon how long the shares were held before their sale or disposition. If a sale or other disposition of the shares received upon the exercise of an incentive stock option occurs more than (i) one year after the date of exercise of the option and (ii) two years after the date of grant of the option, the Participant will recognize long-term capital gain or loss at the time of sale equal to the full amount of the difference between the proceeds realized and the exercise price paid. However, a sale, exchange, gift or other transfer of legal title of such stock (other than certain transfers upon the Participant’s death) before the expiration of either of the one-year or two-year periods described above will constitute a “disqualifying disposition.” A disqualifying disposition involving a sale or exchange will result in ordinary income to the Participant in an amount equal to the lesser of (i) the fair market value of the stock on the date of exercise minus the exercise price or (ii) the amount realized on disposition minus the exercise price. If the amount realized in a disqualifying disposition exceeds the fair market value of the stock on the date of exercise, the gain realized in excess of the amount taxed as ordinary income as indicated above will be taxed as capital gain. A disqualifying disposition as a result of a gift will result in ordinary income to the Participant in an amount equal to the difference between the exercise price and the fair market value of the stock on the date of exercise. Any loss realized upon a disqualifying disposition will be treated as a capital loss. Capital gains and losses resulting from disqualifying dispositions will be treated as long-term or short-term depending upon whether the shares were held for more or less than the applicable statutory holding period (which currently is more than one year for long-term capital gains). We will be entitled to a tax deduction in an amount equal to the ordinary income recognized by the Participant as a result of a disposition of the shares received upon exercise of an incentive stock option.

     The exercise of an incentive stock option may result in an “adjustment” for purposes of the “alternative minimum tax.” Alternative minimum tax is imposed on an individual’s income only if the amount of the alternative minimum tax exceeds the individual’s regular tax for the year. For purposes of computing alternative minimum tax, the excess of the fair market value on the date of exercise of the shares received upon the exercise of an incentive stock option over the exercise price paid is included in alternative minimum taxable income in the year the option is exercised. A Participant who is subject to alternative minimum tax in the year of exercise of an incentive stock option may claim as a credit against the Participant’s regular tax liability in future years the amount of alternative minimum tax paid which is attributable to the exercise of the incentive stock option. This credit is available in the first year following the year of exercise in which the Participant has regular tax liability.

     Non-Qualified Stock Options. Generally, no taxable income will be recognized by a Participant upon the grant of a non-qualified stock option. Upon exercise, however, the Participant will recognize ordinary income in the amount by which the fair market value of the shares purchased, on the date of exercise, exceeds the exercise price paid for such shares. The income recognized by a Participant who is our employee is subject to income tax withholding by us out of the Participant’s current compensation. If such compensation is insufficient to pay the taxes due, the Participant will be required to make a direct payment to us for the balance of the tax withholding obligation. We will be entitled to a tax deduction equal to the amount of ordinary income recognized by the Participant, provided that certain reporting requirements are satisfied. If the exercise price of a non-qualified stock option is paid by the Participant in cash, the tax basis of the shares acquired will be equal to the cash paid plus the amount of income recognized by the Participant as a result of such exercise. Generally, if the exercise price is paid by delivering shares of our common stock already owned by the Participant or by a combination of cash and already-owned shares, there will be no current taxable gain or loss recognized by the Participant on the already-owned shares exchanged; provided, however, the Participant will nevertheless recognize ordinary income to the extent that the fair market value of the shares purchased on the date of exercise exceeds the price paid, as described above (the Participant will also recognize ordinary income if the delivery of already-owned shares by the Participant results in a disqualifying disposition of shares received by the Participant upon the exercise of an incentive stock option). The new shares received by the Participant, up to the number of the old shares exchanged, will have the same tax basis and holding period as the Participant’s basis and holding period in the old shares. The balance of the new shares received will have an aggregate tax basis equal to any cash paid by the Participant plus the amount of income recognized by the Participant as a result of such exercise, and will have a holding period commencing with the date of exercise. Upon the sale or disposition of shares acquired pursuant to the exercise of a non-qualified stock option, the difference between the proceeds realized and the Participant’s basis in the shares will be a capital gain or loss and will be treated as long-term capital gain or loss if the shares have been held for more than the applicable statutory holding period (which is currently more than one year for long-term capital gains).

     Restricted Stock. If no election is made under Section 83(b) of the Code and repurchase rights are retained by us, a taxable event will occur on each date the Participant’s ownership rights vest (e.g., when our repurchase rights expire) as to the number of shares that vest on that date, and the holding period for capital gain purposes will not commence until the date the shares vest. The Participant will recognize ordinary income on each date shares vest in an amount equal to the excess of the fair market value of such shares on that date over the amount paid for such shares. Any income recognized by a Participant who is an employee will be subject to income tax withholding by us out of the Participant’s current compensation. If such compensation is insufficient to cover the amount to be withheld, the Participant will be required to make a direct payment to us for the balance of the tax withholding obligation. We are entitled to a tax deduction in an amount equal to the ordinary income recognized by the Participant. The Participant’s basis in the shares will be equal to the purchase price, if any, increased by the amount of ordinary income recognized. If instead an election under Section 83(b) of the Code is made within 30 days after the date of transfer, or if no repurchase rights are retained by us, then the Participant will recognize ordinary income on the date of purchase in an amount equal to the excess of the fair market value of such shares on the date of purchase over the purchase price paid for such shares. The Participant’s basis in such shares will be equal to the purchase price, if any, increased by the amount of ordinary income recognized.

     Stock Appreciation Rights. Generally, no taxable income is recognized by a Participant receiving a stand-alone non-vested stock appreciation right payable in cash at the time the stock appreciation right is granted where the base value is equal to the fair market value of our common stock and the Participant is required to exercise the stock appreciation right at the time it becomes vested. Upon exercise, if the Participant receives the appreciation inherent in the stock appreciation right in cash, the cash will be taxed as ordinary income to the Participant at the time it is received so long as the right is exercised as it becomes vested. If the Participant receives the appreciation related to a stock appreciation right in stock, the spread between the then current fair market value of the stock and the base price will be taxed as ordinary income to the Participant at the time the stock is received. If a stock appreciation right payable in cash is not required to be exercised as it becomes vested, then such right may subject a Participant to certain adverse tax consequences under Section 409A of the Code, discussed below.

     We are not entitled to a federal income tax deduction upon the grant or termination of a stock appreciation right. However, upon the settlement of a stock appreciation right, we are entitled to a deduction equal to the amount of ordinary income the Participant is required to recognize as a result of the settlement.

     Stock Unit Awards. Stock unit awards are generally includable in income in the year received or made available to the Participant without substantial limitations or restrictions. However, depending on their terms, stock unit awards may be subject to Section 409A of the Code, discussed below, which in certain circumstances will result in adverse tax consequences to Participants. Generally, we will be entitled to deduct the amount the Participant includes in income as a compensation expense in the year of payment.

     Deferred Compensation. As noted above in the description of the 2005 Plan, any deferrals made under the 2005 Plan, including awards granted under the 2005 Plan that are considered to be deferred compensation, must satisfy the requirements of Section 409A of the Code to avoid adverse tax consequences to Participants, which include the current inclusion of deferred amounts in income and interest and a surtax on any amount included in income. The Section 409A requirements include limitations on election timing, acceleration of payments, and distributions. Section 409A applies to certain stock appreciation rights, stock unit awards, discounted stock options, and other awards that provide a Participant with an opportunity to defer recognition of income until a taxable year that is after the taxable year in which the Participant first held had a legally binding right to receive such income. We intend to structure any awards under the 2005 Plan to meet the applicable tax law requirements under Section 409A of the Code in order to avoid its adverse tax consequences.

     Tax Withholding. Participants are responsible for payment of any taxes or similar charges required by law to be withheld from an award or an amount paid in satisfaction of an award, which will be paid by the Participant on or prior to the payment or other event that results in taxable income in respect of an award. The award agreement will specify the method or methods by which the withholding obligation will be satisfied with respect to the particular type of award.

Specific Benefits Under the 2005 Plan

     Future awards to our employees and directors are discretionary. Therefore, the benefits that may be received by our employees and directors cannot be determined at this time. In addition, because the value of our common stock issuable under aspects of the 2005 Plan will depend on the fair market value of our common stock at future dates, it is not possible to determine exactly the benefits that might be received by Participants under the 2005 Plan.

Equity Compensation Plan Information

     Information about our equity compensation plans as of January 26, 2009 is set forth in the following table:

	Number of		Number of Securities
	Securities to be		Remaining Available
	Issued Upon		for Future Issuance
	Exercise of	Weighted-Average	Under Equity
	Outstanding	Exercise Price of	Compensation Plans
	Options,	Outstanding	(Excluding Securities
	Warrants and	Options, Warrants	Reflected in Column
Plan Category	Rights	and Rights	(a))
	(a)	(b)	(c)
Equity compensation plans approved by stockholders	4,475,663	$11.61	2,855,038
Equity compensation plans not approved by stockholders(1)	340,606	$8.65	24,734
Total	4,816,269	$11.40	2,879,772
____________________

(1)	Represents options that are part of a “broad-based plan” as then defined by the NYSE. See Note 16 of Notes to Consolidated Financial Statements for the fiscal year ended January 26, 2009 included in our Annual Report on Form 10-K filed with the SEC on March 25, 2009.

     Information about our equity compensation plans as of April 3, 2009 is set forth in the following table:

Number of
Securities
	Number of			Remaining
	Securities to be	Weighted-	Weighted	Available for
	Issued Upon	Average Exercise	Average	Future Issuance
	Exercise of	Price of	Remaining Term	Under Equity
	Outstanding	Outstanding	of Outstanding	Compensation
Plan Category	Options	Options	Options	Plans
Total for all Equity Compensation Plans(1)	4,388,634 (2)	$11.05	5.58 years	2,874,400(3)
____________________

(1)	Includes our 2001 Plan, which was not approved by stockholders, and our 1999 Plan and 2005 Plan, both of which were approved by stockholders. No SARs are outstanding under any of our equity compensation plans.

(2)	In addition to these securities which may be issued upon exercise of outstanding options, there are 881,267 restricted shares outstanding under our Plans in the aggregate where the restrictions have not yet lapsed or performance periods have not ended. No other unvested full-value awards are outstanding under our Plans.

(3)	Includes 28,900 securities remaining available for future issuance under our 2001 Plan and 2,845,500 securities remaining available for future issuance under our 2005 Plan.

PROPOSAL 3 — RATIFICATION OF SELECTION OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

     The Audit Committee of our Board of Directors has selected KPMG LLP, or KPMG, to serve as our independent registered public accounting firm for our fiscal year ending January 25, 2010. KPMG audited our consolidated financial statements for the fiscal year ended January 26, 2009. We are submitting the selection of independent registered public accounting firm for stockholder ratification at the Annual Meeting.

     Our organizational documents do not require that our stockholders ratify the selection of KPMG as our independent registered public accounting firm. We are doing so because we believe it is a matter of good corporate practice. If our stockholders do not ratify the selection, the Audit Committee will reconsider whether or not to retain KPMG, but may still retain them. Even if the selection is ratified, the Audit Committee, in its discretion, may change the appointment at any time during the year if it determines that such a change would be in our best interests and the best interests of our stockholders.

     A representative of KPMG is expected to be present at the Annual Meeting, will have the opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions from stockholders.

THE BOARD OF DIRECTORS UNANIMOUSLY
RECOMMENDS A VOTE FOR THE RATIFICATION OF THE
APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

Fees Paid to Independent Registered Public Accounting Firm

     The Audit Committee’s Charter provides that the Audit Committee, or a designated member thereof, must pre-approve services to be performed by our independent registered public accounting firm. In accordance with that requirement, the Audit Committee pre-approved the engagements of KPMG pursuant to which it provided the audit services described below for the fiscal years ended January 26, 2009 and January 28, 2008.

Audit Fees

		Percentage of Fiscal		Percentage of Fiscal
		Year 2009 Services		Year 2008 Services
		Approved by Audit		Approved by Audit
Name	Fiscal Year 2009	Committee	Fiscal Year 2008	Committee
Audit Fees(1)	$1,095,698	100%	$1,337,895	100%
Audit-Related Fees(2)	$65,500	100%	$77,500	100%
All Other Fees(3)	$1,500	100%	$1,500	100%
____________________

(1)	Audit services consist of the audit of annual financial statements, audit of the effectiveness of our internal control over financial reporting as required by Section 404 of the Sarbanes-Oxley Act and SAS 100 quarterly reviews.
(2)	Audit-related services consist of statutory audits, reviews of Franchise Disclosure Document registration statements and issuance of consents.
(3)	Other services consist of a subscription to KPMG’s accounting research tool.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

     Consistent with SEC policies regarding auditor independence, the Audit Committee has responsibility for appointing, setting compensation for and overseeing the work of the independent registered public accounting firm. In recognition of this responsibility, the Audit Committee has established a policy to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm.

     Prior to engagement of the independent registered public accounting firm for the next year’s audit, management will submit an aggregate of services expected to be rendered during that year for each of four categories of services to the Audit Committee for approval.

     1. Audit services include audit work performed in the preparation of financial statements, as well as work that generally only the independent registered public accounting firm can reasonably be expected to provide, including comfort letters, statutory audits, and attest services and consultation regarding financial accounting and/or reporting standards.

     2. Audit-related services include assurance and related services that are traditionally performed by the independent registered public accounting firm, including due diligence related to mergers and acquisitions, employee benefit plan audits and special procedures required to meet certain regulatory requirements.

     3. Tax services include all services performed by the independent registered public accounting firm’s tax personnel, except those services specifically related to the audit of the financial statements, and include fees in the areas of tax compliance, tax planning and tax advice.

     4. Other fees are those associated with services not captured in the other categories. We generally does not request such services from the independent registered public accounting firm.

     Prior to engagement, the Audit Committee pre-approves these services by category of service. The fees are budgeted and the Audit Committee requires the independent registered public accounting firm and management to report actual fees versus the budget periodically throughout the year by category of service. During the year, circumstances may arise when it may become necessary to engage the independent registered public accounting firm for additional services not contemplated in the original pre-approval. In those instances, the Audit Committee requires specific pre-approval before engaging the independent registered public accounting firm.

     The Audit Committee may delegate pre-approval authority to one or more of its members. The member to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the Audit Committee at its next scheduled meeting.

Registered Public Accounting Firm Independence

     The Audit Committee has considered whether the independent registered public accounting firm’s provision of non-audit services to us is compatible with maintaining the registered public accounting firm’s independence and has concluded that the provision of such non-audit services does not compromise the independence of KPMG.

REPORT OF THE AUDIT COMMITTEE

     The Audit Committee is comprised of three non-management directors and operates pursuant to a written charter that is available on our website at www.ckr.com, and a copy of which will be made available in print (without charge) to any stockholder upon request. During fiscal year 2009, the Audit Committee held seven meetings. The Audit Committee’s purpose is to (a) assist the Board of Directors in its oversight of (i) the integrity of our financial statements, (ii) our compliance with legal and regulatory requirements, (iii) our independent registered public accounting firm’s qualifications and independence, and (iv) the performance of our internal audit function and independent registered public accounting firm; (b) decide whether to appoint, retain or terminate our independent registered public accounting firm and to pre-approve all audit, audit-related and other services, if any, to be provided by the independent registered public accounting firm; and (c) prepare this report. The Board of Directors has determined, upon the recommendation of the Nominating & Corporate Governance Committee, that each member of the Audit Committee is “independent” within the meaning of the rules of both the NYSE and the SEC. The Board of Directors has also determined that each member is financially literate and has accounting or related financial management expertise, as such qualifications are defined under the rules of the NYSE, and that Mr. Rubinstein is an “audit committee financial expert” within the meaning of the rules of the SEC.

     Management is responsible for the preparation, presentation and integrity of our financial statements, including a review of our accounting and financial reporting principles and policies, financial reporting judgments, clarity and comprehensiveness of the financial statements, alternative treatments for various items in the financial statements, and the establishment and effectiveness of internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The Audit Committee, along with management, is responsible for evaluating KPMG’s performance, including a review of its qualifications, independence and quality control procedures, and deciding whether to retain KPMG each year. The independent registered public accounting firm is responsible for performing an independent audit of the financial statements, auditing the effectiveness of our internal control over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (United States), expressing an opinion as to the conformity of the financial statements with U.S. generally accepted accounting principles and preparing a report on the financial statements. The independent registered public accounting firm has free access to the Audit Committee to discuss any matters they deem appropriate.

     The Audit Committee has reviewed and discussed the audited financial statements with management and the independent registered public accounting firm. The Audit Committee has also discussed with the independent registered public accounting firm the matters required to be discussed by the statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. The Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm its independence. All non-audit services performed by the independent registered public accounting firm must be specifically pre-approved by the Audit Committee or a member thereof.

     During fiscal year 2009, the Audit Committee performed all of its duties and responsibilities under the then applicable Charter of the Audit Committee. Based on the review and discussions described in this report, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended January 26, 2009.

Dated: May 14, 2009	AUDIT COMMITTEE

Jerold H. Rubinstein (Chairperson)
Frank P. Willey
Byron Allumbaugh

     The report of the Audit Committee of the Board of Directors shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such Acts.

OTHER BUSINESS

Presented by Management.

     Management does not know of any matter to be acted upon at the Annual Meeting other than the matters described above, but if any other matter properly comes before the Annual Meeting, the persons named on the enclosed proxy card will vote thereon in accordance with their best judgment.

Presented by Stockholders

     As no nominations and/or proposals were timely submitted to us, there are no matters proposed by stockholders which are to be acted/voted upon.

FUTURE STOCKHOLDER PROPOSALS

     Any stockholder who intends to present a proposal at the Annual Meeting of Stockholders to be held in the year 2010 must deliver the proposal to our Corporate Secretary at 6307 Carpinteria Avenue, Suite A, Carpinteria, California 93013:

  Not later than January 14, 2010, if the proposal is submitted for inclusion in our proxy materials for that meeting pursuant to Rule 14a-8(e)(2) under the Exchange Act. As the rules of the SEC make clear, simply submitting a proposal does not guarantee its inclusion.

  Not later than March 27, 2010 (based on a tentative Annual Meeting date of June 25, 2010), provided that the proposal meets the requirements set forth in our amended Bylaws, which are summarized below. Even if a stockholder complies with the necessary conditions set forth in our amended Bylaws, there is no requirement that we include the proposal in our proxy materials.

     We amended our Bylaws in September 2008 to include additional notice requirements with respect to stockholder proposals. In order for business to be properly brought before any meeting of the stockholders by a stockholder, other than the nomination of a person for election as a director, which is described below, the stockholder must have given written notice to our Secretary not less than 90 days in advance of such meeting or, if later, the seventh day following the first public announcement of the date of such meeting. In addition, the stockholder providing such notice must be a stockholder of record both at the time the notice is given and at the time of the annual meeting at which the business referenced in the notice will be considered. A stockholder’s notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the meeting (i) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (ii) the name and address of the stockholder proposing such business, (iii) the class and number of shares of our common stock that are beneficially owned by the stockholder, (iv) whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of, or any other agreement, arrangement or understanding (including, but not limited to, any derivative position, short position, or any borrowing or lending of shares) has been made, the effect or intent of which is to mitigate loss to or manage risk or benefit of share price changes for, or to increase or decrease the voting power of, such stockholder or any affiliate of such stockholder, (v) any material interest of the stockholder or any affiliate of such stockholder in such business, and (vi) whether the stockholder or any affiliate of the stockholder intends to conduct a proxy solicitation. In addition, a stockholder providing such notice shall promptly provide any other information we reasonably request.

     Nominations for the election of directors may be made by any stockholder entitled to vote in the election of directors, provided, however, that a stockholder may nominate a person for election as a director at a meeting only if written notice of such stockholder’s intent to make such nomination has been given to our Secretary not later than 90 days in advance of such meeting or, if later, the seventh day following the first public announcement of the date of such meeting. Each such notice shall set forth: (i) the name and address of the stockholder who intends to make the nomination; (ii) the name and address of the person or persons to be nominated; (iii) a representation that the stockholder is a holder of record of our common stock entitled to vote at such meeting and intends to appear in person or by proxy at the meeting and nominate the person or persons specified in the notice; (iv) a description of all arrangements or understandings between the stockholder or any affiliate of such stockholder on the one hand, and any nominee for election as a director on the other hand, pursuant to which the nomination or nominations are to be made by the stockholder; (v) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the SEC had the nominee been nominated, or intended to be nominated, by our Board of Directors; (vi) the consent and commitment of each nominee to serve as a director and to comply with our corporate governance standards if so elected; (vii) whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of, or any other agreement, arrangement or understanding (including, but not limited to, any derivative position, short position, or any borrowing or lending of shares) has been made, the effect or intent of which is to mitigate loss to or manage risk or benefit of share price changes for, or to increase or decrease the voting power of, such stockholder or any affiliate of such stockholder; and (viii) whether the stockholder or any affiliate of such stockholder intends to conduct a proxy solicitation. In addition, the stockholder making such nomination shall promptly provide any other information we reasonably request.

STOCKHOLDER COMMUNICATIONS

     We have adopted policies on reporting of concerns regarding accounting and other matters and on communicating with our non-management directors. Any person, whether or not an employee, who has a concern about our conduct or the conduct of any of our officers, directors or employees, including with respect to our accounting, internal accounting controls or auditing issues, may communicate that concern to Charles A. Seigel, our Compliance Officer, by telephone at (805) 745-7500 or by e-mail at cseigel@ckr.com, or the Audit Committee of the Board of Directors at auditcommittee@ckr.com. If a person would prefer to maintain anonymity, he or she can send correspondence to CKE Restaurants, Inc., Audit Committee, 6307 Carpinteria Avenue, Suite A, Carpinteria, California 93013. Any interested party, whether or not an employee, who wishes to communicate directly with the presiding director of the executive sessions of our non-management directors, or with our non-management directors as a group, may contact Charles A. Seigel as indicated above.

HOUSEHOLDING; AVAILABILITY OF ANNUAL REPORT ON FORM 10-K

     A copy of our Annual Report on Form 10-K for the fiscal year ended January 26, 2009, or the Annual Report, accompanies this Proxy Statement. If you and others who share your mailing address own common stock in “street name,” you may have received a notice that your household will receive only one proxy statement or notice of internet availability of proxy materials, as applicable, from each company whose stock is held in such accounts. This practice, known as “householding,” is designed to reduce the volume of duplicate information and reduce printing and postage costs. Unless you responded that you did not want to participate in householding, you were deemed to have consented to it, and a single copy of our Notice (and/or a single copy of this Proxy Statement and the Annual Report) have been sent to your address. Each “street name” stockholder receiving the Proxy Statement by mail will continue to receive a separate voting instruction form.

     If you would like to revoke your consent to householding and in the future receive your own Notice (or your own set of proxy materials, as applicable), or if your household is currently receiving multiple copies of the same items and you would like in the future to receive only a single copy at your address, please contact Broadridge, either by calling toll-free at 1-800-542-1061, or by writing to Broadridge, Householding Department, 51 Mercedes Way, Edgewood, NY 11717. When prompted, please indicate your name, the name of each of your brokerage firms or banks where your shares are held, and your account numbers. The revocation of a consent to householding will be effective 30 days following its receipt. You will also have an opportunity to opt in or opt out of householding by contacting your bank or broker.

     If you would like an additional copy of the Annual Report, this document is available in digital form for download or review by clicking on the “Investors” tab at www.ckr.com. Alternatively, we will promptly send a copy of the Annual Report to you upon request by first class mail to CKE Restaurants, Inc., 6307 Carpinteria Avenue, Suite A, Carpinteria, California 93013, Attn: Corporate Secretary or by telephone at (805) 745-7500. Please note, however, that if you wish to receive a paper proxy card, voting instruction or other proxy materials for the purposes of the Annual Meeting, you should follow the instructions included in the Notice.

     If you own shares in street name, you can also register to receive all future stockholder communications electronically, instead of in print. This means that the Annual Report, proxy statement, and other correspondence will be delivered to you via e-mail. If you are a holder of shares in street name and you elect to vote your shares over the Internet at www.proxyvote.com then you can register for electronic delivery upon completion of voting by following the simple instructions provided on the website. Electronic delivery of stockholder communications help save us money by reducing printing and postage costs while also helping to preserve natural resources.

DIRECTIONS TO THE ANNUAL MEETING

Location of the Annual Meeting

The Ritz-Carlton
100 Carondelet Plaza
St. Louis, Missouri 63105

Directions to the Ritz-Carlton from the West:

  Take Interstate 64/40 East to 170 North.

  Exit the freeway at Forest Park Parkway and travel east for approximately ½ mile.

  Take the Forsyth exit and turn left.

  Turn left at the first light onto Carondelet Plaza.

  Follow the traffic circle to the hotel entrance, following the signs to the hotel lobby.

Directions to the Ritz-Carlton from the East:

  Follow Interstate 64/40 East.

  Merge onto Forest Park Avenue via exit 38A toward Grand Blvd. (Forest Park Ave. becomes Forest Park Parkway)

  Continue driving approximately 4 miles to Shaw Park Drive.

  Turn right onto S. Bemiston.

  Turn right onto Carondelet. (Carondelet becomes Carondelet Plaza)

  Follow the traffic circle to the hotel entrance, following the signs to the hotel lobby.

Directions to the Ritz-Carlton from the South:

  Take Interstate 270 to Interstate 64/40 East.

  Take Interstate 64/40 East to 170 North.

  Exit the freeway at Forest Park Parkway and travel east for approximately ½ mile.

  Take the Forsyth exit and turn left.

  Turn left at the first light onto Carondelet Plaza.

  Follow the traffic circle to the hotel entrance, following the signs to the hotel lobby.

Directions to the Ritz-Carlton from the North:

  Take Interstate 270 to 170 South.

  Exit the freeway at Forest Park Parkway and travel east for approximately ½ mile.

  Take the Forsyth exit and turn left.

  Turn left at the first light onto Carondelet Plaza.

  Follow the traffic circle to the hotel entrance, following the signs to the hotel lobby.

APPENDIX A

CKE RESTAURANTS, INC.
2005 OMNIBUS INCENTIVE COMPENSATION PLAN
(AS AMENDED, SUBJECT TO STOCKHOLDER APPROVAL, BY RESOLUTION
ADOPTED BY THE BOARD OF DIRECTORS ON MARCH 31, 2009)

CKE RESTAURANTS, INC.
2005 OMNIBUS INCENTIVE COMPENSATION PLAN

     1. PURPOSE. The purpose of CKE Restaurants, Inc.’s 2005 Omnibus Incentive Compensation Plan is to further align the interests of employees and directors with those of the stockholders by providing incentive compensation opportunities tied to the performance of the Common Stock and by promoting increased ownership of the Common Stock by such individuals. The Plan is also intended to advance the interests of the Company and its stockholders by attracting, retaining and motivating key personnel upon whose judgment, initiative and effort the successful conduct of the Company’s business is largely dependent.

     2. DEFINITIONS. Wherever the following capitalized terms are used in the Plan, they shall have the meanings specified below:

     “Affiliate” means (i) any “subsidiary corporation” of the Company, whether now existing or hereafter created or acquired, as those terms are defined in Sections 424(e) and 424(f) of the Code, respectively (ii) any entity that would be treated as an “affiliate” of the Company for purposes of Rule 12b-2 under the Exchange Act, and (iii) any joint venture or other entity in which the Company has a direct or indirect beneficial ownership interest representing at least one-third (1/3) of the aggregate voting power of the equity interests of such entity or one-third (1/3) of the aggregate fair market value of the equity interests of such entity, as determined by the Committee.

     “Award” means an award of a Stock Option, Stock Appreciation Right, Restricted Stock Award, Stock Unit Award or Stock Award granted under the Plan.

     “Award Agreement” means a written or electronic agreement entered into between the Company and a Participant setting forth the terms and conditions of an Award granted to a Participant.

     “Board” means the Board of Directors of CKE Restaurants, Inc., a Delaware corporation or the Board of Directors of any Affiliate.

     “Code” means the Internal Revenue Code of 1986, as amended.

     “Common Stock” means the Company’s common stock, par value $.01 per share.

     “Committee” means the Compensation Committee of the Board, or such other committee of the Board appointed by the Board to administer the Plan.

     “Company” means CKE Restaurants, Inc., a Delaware corporation and any Affiliate.

     “Consultant” means any consultant or advisor if: (i) the consultant or advisor renders bona fide services to the Company and (ii) the services rendered by the consultant or advisor are not in connection with the offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the Company’s securities.

     “Date of Grant” means the date on which an Award under the Plan is made by the Committee, or such later date as the Committee may specify to be the effective date of an Award.

     “Disability” means a Participant being considered “disabled” within the meaning of Section 409A(a)(2)(C) of the Code, unless otherwise provided in an Award Agreement.

     “Eligible Person” means any person who is an Employee of the Company, any person to whom an offer of employment with the Company is extended, as determined by the Committee, any Service Provider or any Non-Employee Director.

     “Exchange Act” means the Securities Exchange Act of 1934, as amended.

     “Fair Market Value” of a share of Common Stock as of a given date shall be the average of the highest and lowest of New York Stock Exchange composite tape market prices at which the shares of Common Stock shall have been sold regular way on the date as of which fair market value is to be determined or, if there shall be no such sale on such date, the next preceding day on which such a sale shall have occurred. If Common Stock is not listed on New York Stock Exchange on the date as of which Fair Market Value is to be determined, the Committee shall determine in good faith the Fair Market Value in whatever manner it considers appropriate.

     “Incentive Stock Option” means a Stock Option granted under Section 6 hereof that is intended to meet the requirements of Section 422 of the Code and the regulations thereunder.

     “Named Executive Officer” shall mean the Chief Executive Officer of the Company, or any person who is, for the Company’s current fiscal year, or is expected to be for the Company’s next fiscal year, one of the four most highly paid executive officers of the Company, other than the Chief Executive Officer.

     “Non-Employee Director” means any member of the Board who is not an employee of the Company.

     “Nonqualified Stock Option” means a Stock Option granted under Section 6 hereof that is not an Incentive Stock Option.

     “Participant” means any Eligible Person who holds an outstanding Award under the Plan.

     “Performance-Based Exception” means the performance-based exception from the tax deductibility limitations of Code Section 162(m).

     “Plan” means CKE Restaurants, Inc.’s 2005 Omnibus Incentive Compensation Plan as set forth herein, as amended from time to time.

     “Restricted Stock Award” means a grant of shares of Common Stock to an Eligible Person under Section 8 hereof that is issued subject to such vesting and transfer restrictions as the Committee shall determine and set forth in an Award Agreement.

     “Service” means a Participant’s employment with the Company or any Affiliate, or a Participant’s service as a Non-Employee Director with the Company, as applicable.

     “Service Provider” means a Consultant or other person or entity that the Committee authorizes to become a Participant in the Plan and who provides services to (i) the Company or (ii) any other business venture designated by the Committee in which the Company has a significant ownership interest.

     “Stock Award” means a grant of shares of Common Stock to an Eligible Person under Section 10 hereof that are issued free of transfer restrictions and repurchase conditions.

     “Stock Appreciation Right” means a contractual right granted to an Eligible Person under Section 7 hereof entitling such Eligible Person to receive a payment, representing the difference between the base price per share of the right and the Fair Market Value of a share of Common Stock, at such time, and subject to such conditions, as are set forth in the Plan and the applicable Award Agreement.

     “Stock Option” means a contractual right granted to an Eligible Person under Section 6 hereof to purchase shares of Common Stock at such time and price, and subject to such conditions, as are set forth in the Plan and the applicable Award Agreement.

     “Stock Unit Award” means a contractual right granted to an Eligible Person under Section 9 hereof representing notional unit interests equal in value to a share of Common Stock to be paid or distributed at such times, and subject to such conditions, as are set forth in the Plan and the applicable Award Agreement.

     3. ADMINISTRATION.

          3.1 Committee Members. The Plan shall be administered by a Committee comprised of no fewer than two members of the Board. It is intended that each Committee member shall satisfy the requirements for (i) an “independent director” for purposes of the Company’s Corporate Governance Guidelines and the Compensation Committee Charter, (ii) an “independent director” under rules adopted by New York Stock Exchange, (iii) a “nonemployee director” for purposes of such Rule 16b-3 under the Exchange Act and (iv) an “outside director” under Section 162(m) of the Code. No member of the Committee shall be liable for any action or determination made in good faith by the Committee with respect to the Plan or any Award thereunder.

          3.2 Committee Authority. The Committee shall have such powers and authority as may be necessary or appropriate for the Committee to carry out its functions as described in the Plan. Subject to the express limitations of the Plan, the Committee shall have authority in its discretion to determine the Eligible Persons to whom, and the time or times at which, Awards may be granted, the number of shares, units or other rights subject to each Award, the exercise, base or purchase price of an Award (if any), the time or times at which an Award will become vested, exercisable or payable, the performance goals and other conditions of an Award, the duration of the Award, and all other terms of the Award. Subject to the terms of the Plan, the Committee shall have the authority to amend the terms of an Award in any manner that is not inconsistent with the Plan, provided that no such action shall adversely affect the rights of a Participant with respect to an outstanding Award without the Participant’s consent. The Committee shall also have discretionary authority to interpret the Plan, to make factual determinations under the Plan, and to make all other determinations necessary or advisable for Plan administration, including, without limitation, to correct any defect, to supply any omission or to reconcile any inconsistency in the Plan or any Award Agreement hereunder. The Committee may prescribe, amend, and rescind rules and regulations relating to the Plan. The Committee’s determinations under the Plan need not be uniform and may be made by the Committee selectively among Participants and Eligible Persons, whether or not such persons are similarly situated. The Committee shall, in its discretion, consider such factors as it deems relevant in making its interpretations, determinations and actions under the Plan, including, without limitation, the recommendations or advice of any officer or employee of the Company or such attorneys, consultants, accountants or other advisors as it may select. All interpretations, determinations and actions by the Committee shall be final, conclusive, and binding upon all parties.

          3.3 Delegation of Authority. The Committee shall have the right, from time to time, to delegate to one or more officers of the Company the authority of the Committee to grant and determine the terms and conditions of Awards granted under the Plan, subject to the requirements of Section 157(c) of the Delaware General Corporation Law (or any successor provision) and such other limitations as the Committee shall determine. In no event shall any such delegation of authority be permitted with respect to Awards to any members of the Board or to any Eligible Person who is subject to Rule 16b-3 under the Exchange Act or Section 162(m) of the Code. The Committee shall also be permitted to delegate, to any appropriate officer or employee of the Company, responsibility for performing certain ministerial functions under the Plan. In the event that the Committee’s authority is delegated to officers or employees in accordance with the foregoing, all provisions of the Plan relating to the Committee shall be interpreted in a manner consistent with the foregoing by treating any such reference as a reference to such officer or employee for such purpose. Any action undertaken in accordance with the Committee’s delegation of authority hereunder shall have the same force and effect as if such action was undertaken directly by the Committee and shall be deemed for all purposes of the Plan to have been taken by the Committee.

          3.4 Grants to Non-Employee Directors. Any Awards or formula for granting Awards under the Plan made to Non-Employee Directors shall be approved by the Board. With respect to awards to such directors, all rights, powers and authorities vested in the Committee under the Plan shall instead be exercised by the Board, and all provisions of the Plan relating to the Committee shall be interpreted in a manner consistent with the foregoing by treating any such reference as a reference to the Board for such purpose.

          3.5 Restrictions on Grants to Certain Service Providers. In order for a Participant, who is a Service Provider, to rely on the Form S-8, which the Company filed with the U.S. Securities and Exchange Commission to register its Common Stock pursuant to the Securities Act of 1933, as amended, the Service Provider must be a natural person who has contracted directly with the Company to render bona fide services that are not in connection with the offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the Company’s securities. The Common Stock covered by an Award to a Service

Provider who: (i) does not render bona fide services to the Company, (ii) is not a natural person, or (iii) renders the type services described in the preceding sentence is not covered by the Company’s Form S-8 filing and will not constitute registered securities under the Securities Act of 1933, as amended, as a result of such filing. The Committee shall not grant an Award to such a Service Provider unless the Committee determines both (i) that such grant (A) shall be registered in another manner under the Securities Act of 1933, as amended (e.g., on a Form S-3 Registration Statement) or (B) does not require registration under the Securities Act of 1933, as amended, in order to comply with the requirements of the Securities Act, if applicable, and (ii) that such grant complies with the securities laws of all other relevant jurisdictions.

     4. SHARES SUBJECT TO THE PLAN.

          4.1 Maximum Share Limitations. Subject to adjustment pursuant to Section 4.3 hereof, the maximum aggregate number of shares of Common Stock that may be issued and sold under all Awards granted under the Plan shall be 6,175,000 shares. Of such aggregate, the maximum number of shares of Common Stock that may be issued under (i) all Incentive Stock Options shall be limited to 6,175,000 shares, and (ii) all Restricted Stock Awards, Stock Unit Awards and Stock Awards under the Plan shall be limited to 3,450,000 shares. Shares of Common Stock issued and sold under the Plan may be either authorized but unissued shares or shares held in the Company’s treasury. To the extent that any Award involving the issuance of shares of Common Stock is forfeited, cancelled, returned to the Company for failure to satisfy vesting requirements or other conditions of the Award, or otherwise terminates or expires without issuance of shares of Common Stock being made thereunder, the shares of Common Stock covered thereby will no longer be counted against the foregoing maximum share limitations and may again be made subject to Awards under the Plan pursuant to such limitations. Notwithstanding the foregoing sentence, shares of Common Stock that are (a) used to pay the exercise price of an Option, (b) used to pay withholding taxes with respect to any Award, or (c) purchased by the Company on the open market with the cash tendered for the exercise of an Option or in payment of any purchase price with respect to a Restricted Stock Award, shall remain counted against the foregoing maximum share limitations and may not be made subject to future Awards. Furthermore, for the purpose of determining the affect of the exercise of a Stock Appreciation Right on the foregoing maximum share limitations, the Company shall count the total number of shares of Common Stock covered by such Award and not merely the net shares transferred pursuant to the exercise of the Stock Appreciation Right, i.e. both (a) the shares of Common Stock actually transferred by the Company to the holder of the right being exercised and (b) the difference between the gross number of shares covered by the right and the shares actually transferred on exercise shall be counted against the foregoing maximum share limitations and may not be made subject to future Awards.

          4.2 Individual Participant Limitations. The maximum number of shares of Common Stock that may be subject to Stock Options, Stock Appreciation Rights, Restricted Stock Awards, Stock Unit Awards and Stock Awards, in the aggregate, granted to any one Participant during any fiscal year period shall be 375,000 shares. The foregoing limitation shall be applied on an aggregate basis taking into account Awards granted to a Participant under the Plan as well as awards of the same type granted to a Participant under any other equity-based compensation plan of the Company or any Affiliate. The foregoing annual Participant limitation may be exceeded, however, in connection with the new employment of a Named Executive Officer, if the Board determines that exceeding the limitation is in the best interests of the Company, but in no event shall the annual Participant limitation exceed 475,000 shares.

          4.3 Adjustments. If there shall occur any change with respect to the outstanding shares of Common Stock by reason of any recapitalization, reclassification, stock dividend, extraordinary dividend, stock split, reverse stock split or other distribution with respect to the shares of Common Stock, or any merger, reorganization, consolidation, combination, spin-off or other similar corporate change, or any other change affecting the Common Stock, the Committee may, in the manner and to the extent that it deems appropriate and equitable to the Participants and consistent with the terms of the Plan, cause an adjustment to be made in (i) the maximum number and kind of shares provided in Section 4.1 and Section 4.2 hereof, (ii) the number and kind of shares of Common Stock, units, or other rights subject to then outstanding Awards, (iii) the exercise or base price for each share or unit or other right subject to then outstanding Awards, and (iv) any other terms of an Award that are affected by the event. Notwithstanding the foregoing, in the case of Incentive Stock Options, any such adjustments shall, to the extent practicable, be made in a manner consistent with the requirements of Section 424(a) of the Code.

     5. PARTICIPATION AND AWARDS.

          5.1 Designations of Participants. All Eligible Persons are eligible to be designated by the Committee to receive Awards and become Participants under the Plan. The Committee has the authority, in its discretion, to determine and designate from time to time those Eligible Persons who are to be granted Awards, the types of Awards to be granted and the number of shares of Common Stock or units subject to Awards granted under the Plan. In selecting Eligible Persons to be Participants and in determining the type and amount of Awards to be granted under the Plan, the Committee shall consider any and all factors that it deems relevant or appropriate.

          5.2 Determination of Awards. The Committee shall determine the terms and conditions of all Awards granted to Participants in accordance with its authority under Section 3.2 hereof. An Award may consist of one type of right or benefit hereunder or of two or more such rights or benefits granted in tandem or in the alternative. In the case of any fractional share or unit resulting from the grant, vesting, payment or crediting of dividends or dividend equivalents under an Award, the Committee shall have the discretionary authority to (i) disregard such fractional share or unit, (ii) round such fractional share or unit to the nearest lower or higher whole share or unit, or (iii) convert such fractional share or unit into a right to receive a cash payment. To the extent deemed necessary by the Committee, an Award shall be evidenced by an Award Agreement as described in Section 13.1 hereof.

     6. STOCK OPTIONS.

          6.1 Grant of Stock Options. A Stock Option may be granted to any Eligible Person selected by the Committee. Subject to the provisions of Section 6.8 hereof and Section 422 of the Code, each Stock Option shall be designated, in the discretion of the Committee, as an Incentive Stock Option or as a Nonqualified Stock Option.

          6.2 Exercise Price. The exercise price per share of a Stock Option shall not be less than 100 percent of the Fair Market Value of the shares of Common Stock on the Date of Grant, provided that the Committee may in its discretion specify for any Stock Option an exercise price per share that is higher than the Fair Market Value on the Date of Grant.

          6.3 Vesting of Stock Options. The Committee shall, in its discretion, prescribe the time or times at which, or the conditions upon which, a Stock Option, or portion thereof, shall become vested and/or exercisable, and may accelerate the vesting or exercisability of any Stock Option at any time. The requirements for vesting and exercisability of a Stock Option may be based on the continued Service of the Participant with the Company or its Affiliates for a specified time period (or periods), or on the attainment of specified performance goals established by the Committee in its discretion.

          6.4 Term of Stock Options. The Committee shall, in its discretion, prescribe in an Award Agreement the period during which a vested Stock Option may be exercised, provided that the maximum term of a Stock Option shall be ten years from the Date of Grant. Except as otherwise provided in this Section 6 or as otherwise may be provided by the Committee, no Stock Option may be exercised at any time during the term thereof unless the Participant is then in the Service of the Company or one of its Affiliates.

          6.5 Termination of Service. Subject to Section 6.8 hereof with respect to Incentive Stock Options, the Stock Option of any Participant whose Service with the Company or one of its Affiliates is terminated for any reason shall terminate on the earlier of (A) the date that the Stock Option expires in accordance with its terms or (B) unless otherwise provided in an Award Agreement, and except for termination for cause (as described in Section 12.2 hereof), the expiration of the applicable time period following termination of Service, in accordance with the following: (1) twelve months if Service ceased due to Disability, (2) eighteen months if Service ceased at a time when the Participant is eligible to elect immediate commencement of retirement benefits at a specified retirement age under a pension plan to which the Company or any of its Affiliates had made contributions, (3) eighteen months if the Participant died while in the Service of the Company or any of its Affiliates, or (iv) three months if Service ceased for any other reason. During the foregoing applicable period, except as otherwise specified in the Award Agreement or in the event Service was terminated by the death of the Participant, the Stock Option may be exercised by such Participant in respect of the same number of shares of Common Stock, in the same manner, and to the same extent as if he or she had remained in the continued Service of the Company or any Affiliate during the first three months of such period; provided that no additional rights shall vest after termination of Service. The Committee shall have authority to determine in each case whether an authorized leave of absence shall be deemed a termination of Service for purposes hereof, as well as the effect of a leave of absence on the vesting and exercisability of a Stock Option. Unless otherwise provided by the Committee, if an entity ceases to be an Affiliate of the Company or otherwise ceases to be qualified under the Plan, or if all or substantially all of the assets of an Affiliate of the Company are conveyed (other than by encumbrance), such cessation or action, as the case may be, shall be deemed for purposes hereof to be a termination of the Service.

          6.6 Stock Option Exercise; Tax Withholding. Subject to such terms and conditions as shall be specified in an Award Agreement, a Stock Option may be exercised in whole or in part at any time during the term thereof by notice in the form required by the Company, together with payment of the aggregate exercise price therefore and applicable withholding tax. Payment of the exercise price shall be made in the manner set forth in the Award Agreement, unless otherwise provided by the Committee: (i) in cash or by cash equivalent acceptable to the Committee, (ii) by payment in shares of Common Stock that have been held by the Participant for at least six months (or such period as the Committee may deem appropriate, for accounting purposes or otherwise), valued at the Fair Market Value of such shares on the date of exercise, (iii) through an open-market, broker-assisted sales transaction pursuant to which the Company is promptly delivered the amount of proceeds necessary to satisfy the exercise price, (iv) by a combination of the methods described above or (v) by such other method as may be approved by the Committee and set forth in the Award Agreement. In addition to, and at the time of payment of, the exercise price, the Participant shall pay to the Company the full amount of any and all applicable income tax, employment tax and other amounts required to be withheld in connection with such exercise, payable under such of the methods described above for the payment of the exercise price as may be approved by the Committee and set forth in the Award Agreement.

          6.7 Limited Transferability of Nonqualified Stock Options. All Stock Options shall be nontransferable except (i) upon the Participant’s death, in accordance with Section 13.2 hereof or (ii) in the case of Nonqualified Stock Options only, for the transfer of all or part of the Stock Option to a Participant’s “family member” (as defined for purposes of the Form S-8 registration statement under the Securities Act of 1933), as may be approved by the Committee in its discretion at the time of proposed transfer. The transfer of a Nonqualified Stock Option may be subject to such terms and conditions as the Committee may in its discretion impose from time to time. Subsequent transfers of a Nonqualified Stock Option shall be prohibited other than in accordance with Section 13.2 hereof.

          6.8 Additional Rules for Incentive Stock Options.

               (a) Eligibility. An Incentive Stock Option may only be granted to an Eligible Person who is considered an employee for purposes of Treasury Regulation ss. 1.421-7(h) with respect to the Company or any Affiliate that qualifies as a “subsidiary corporation” with respect to the Company for purposes of Section 424(f) of the Code.

               (b) Annual Limits. No Incentive Stock Option shall be granted to a Participant as a result of which the aggregate Fair Market Value (determined as of the Date of Grant) of the stock with respect to which incentive stock options under Section 422 of the Code are exercisable for the first time in any calendar year under the Plan and any other stock option plans of the Company or any subsidiary or parent corporation, would exceed $100,000, determined in accordance with Section 422(d) of the Code. This limitation shall be applied by taking stock options into account in the order in which granted.

               (c) Termination of Employment. An Award of an Incentive Stock Option may provide that such Stock Option may be exercised not later than 3 months following termination of employment of the Participant with the Company and all Subsidiaries, or not later than one year following a permanent and total disability within the meaning of Section 22(e)(3) of the Code, as and to the extent determined by the Committee to comply with the requirements of Section 422 of the Code.

               (d) Other Terms and Conditions; Nontransferability. Any Incentive Stock Option granted hereunder shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as are deemed necessary or desirable by the Committee, which terms, together with the terms of the Plan, shall be intended and interpreted to cause such Incentive Stock Option to qualify as an “incentive stock option” under Section 422 of the Code. An Award Agreement for an Incentive Stock Option may provide that such Stock Option shall be treated as a Nonqualified Stock Option to the extent that certain requirements applicable to “incentive stock options” under the Code shall not be satisfied. An Incentive Stock Option shall by its terms be nontransferable other than by will or by the laws of descent and distribution, and shall be exercisable during the lifetime of a Participant only by such Participant.

               (e) Disqualifying Dispositions. If shares of Common Stock acquired by exercise of an Incentive Stock Option are disposed of within two years following the Date of Grant or one year following the transfer of such shares to the Participant upon exercise, the Participant shall, promptly following such disposition, notify the Company in writing of the date and terms of such disposition and provide such other information regarding the disposition as the Company may reasonably require.

          6.9 Repricing Prohibited. Subject to the anti-dilution adjustment provisions contained in Section 4.3 hereof, without the prior approval of the Company’s stockholders, evidenced by a majority of votes cast, neither the Committee nor the Board shall cause the cancellation, substitution or amendment of a Stock Option that would have the effect of reducing the exercise price of such a Stock Option previously granted under the Plan, or otherwise approve any modification to such a Stock Option that would be treated as a “repricing” under the then applicable rules, regulations or listing requirements adopted by New York Stock Exchange.

     7. STOCK APPRECIATION RIGHTS.

          7.1 Grant of Stock Appreciation Rights. A Stock Appreciation Right may be granted to any Eligible Person selected by the Committee. Stock Appreciation Rights may be granted on a basis that allows for the exercise of the right by the Participant or that provides for the automatic payment of the right upon a specified date or event. Stock Appreciation Rights shall be exercisable or payable at such time or times and upon conditions as may be approved by the Committee, provided that the Committee may accelerate the exercisability or payment of a Stock Appreciation Right at any time.

          7.2 Freestanding Stock Appreciation Rights. A Stock Appreciation Right may be granted without any related Stock Option and may be subject to such vesting and exercisability requirements as specified by the Committee in an Award Agreement. Such vesting and exercisability requirements may be based on the continued Service of the Participant with the Company or its Affiliates for a specified time period (or periods) or on the attainment of specified performance goals established by the Committee in its discretion. A Stock Appreciation Right will be exercisable or payable at such time or times as determined by the Committee, provided that the maximum term of a Stock Appreciation Right shall be ten years from the Date of Grant. The base price of a Stock Appreciation Right granted without any related Stock Option shall be determined by the Committee in its sole discretion; provided, however, that the base price per share of any such freestanding Stock Appreciation Right shall not be less than 100 percent of the Fair Market Value of the shares of Common Stock on the Date of Grant.

          7.3 Tandem Stock Option/Stock Appreciation Rights. A Stock Appreciation Right may be granted in tandem with a Stock Option, either at the time of grant or at any time thereafter during the term of the Stock Option. A tandem Stock Option/Stock Appreciation Right will entitle the holder to elect, as to all or any portion of the number of shares subject to such Stock Option/Stock Appreciation Right, to exercise either the Stock Option or the Stock Appreciation Right, resulting in the reduction of the corresponding number of shares subject to the right so exercised as well as the tandem right not so exercised. A Stock Appreciation Right granted in tandem with a Stock Option hereunder shall have a base price per share equal to the per share exercise price of the Stock Option, will be vested and exercisable at the same time or times that a related Stock Option is vested and exercisable, and will expire no later than the time at which the related Stock Option expires.

          7.4 Payment of Stock Appreciation Rights. A Stock Appreciation Right will entitle the holder, upon exercise or other payment of the Stock Appreciation Right, as applicable, to receive an amount determined by multiplying: (i) the excess of the Fair Market Value of a share of Common Stock on the date of exercise or payment of the Stock Appreciation Right over the base price of such Stock Appreciation Right, by (ii) the number of shares as to which such Stock Appreciation Right is exercised or paid. Subject to the requirements of Section 409A of the Code, payment of the amount determined under the foregoing may be made, as approved by the Committee and set forth in the Award Agreement, in shares of Common Stock valued at their Fair Market Value on the date of exercise or payment, in cash, or in a combination of shares of Common Stock and cash, subject to applicable tax withholding requirements.

          7.5 Repricing Prohibited. Subject to the anti-dilution adjustment provisions contained in Section 4.3 hereof, without the prior approval of the Company’s stockholders, evidenced by a majority of votes cast, neither the Committee nor the Board shall cause the cancellation, substitution or amendment of a Stock Appreciation Right that would have the effect of reducing the base price of such a Stock Appreciation Right previously granted under the Plan, or otherwise approve any modification to such a Stock Appreciation Right that would be treated as a “repricing” under the then applicable rules, regulations or listing requirements adopted by New York Stock Exchange.

          7.6 Compliance with Code Section 409A. Notwithstanding anything in this Article 7 to the contrary, all Awards of Stock Appreciation Rights must be structured to satisfy the requirements of Code Section 409A. Without limiting the generality of the foregoing, all Stock Appreciation Rights which are to be paid in cash must be exercised immediately upon, and concurrent with, the vesting of such Stock Appreciation Rights.

     8. RESTRICTED STOCK AWARDS.

          8.1 Grant of Restricted Stock Awards. A Restricted Stock Award may be granted to any Eligible Person selected by the Committee. The Committee may provide that no payment is required, or require the payment by the Participant of a specified purchase price, in connection with any Restricted Stock Award.

          8.2 Vesting Requirements; Repurchase Rights. The restrictions imposed on shares granted under a Restricted Stock Award shall lapse in accordance with the vesting requirements specified by the Committee in the Award Agreement, provided that the Committee may accelerate the vesting of a Restricted Stock Award at any time. If the vesting requirements of a Restricted Stock Award shall not be satisfied, the shares of Common Stock subject to the Award may be repurchased by the Company, at the Company’s election, at a repurchase price set forth in the Restricted Stock Award, but not less than the purchase price paid by the Participant.

          8.3 Restrictions. Shares granted under any Restricted Stock Award may not be transferred, assigned or subject to any encumbrance, pledge, or charge until all applicable restrictions are removed or have expired, unless otherwise allowed by the Committee. The Committee may require in an Award Agreement that certificates representing the shares granted under a Restricted Stock Award bear a legend making appropriate reference to the restrictions imposed, and that certificates representing the shares granted or sold under a Restricted Stock Award will remain in the physical custody of an escrow holder until all restrictions are removed or have expired.

          8.4 Rights as Stockholder. Subject to the foregoing provisions of this Section 8 and the applicable Award Agreement, the Participant shall have all rights of a stockholder with respect to the shares granted to the Participant under a Restricted Stock Award, including the right to vote the shares and receive all dividends and other distributions paid or made with respect thereto. The Committee may provide in an Award Agreement for the payment of dividends and distributions to the Participant at such times as paid to stockholders generally or at the times of vesting or other payment of the Restricted Stock Award.

          8.5 Section 83(b) Election. If a Participant makes an election pursuant to Section 83(b) of the Code with respect to a Restricted Stock Award, the Participant shall file, within 30 days following the Date of Grant, a copy of such election with the Company and with the Internal Revenue Service, in accordance with the regulations under Section 83 of the Code. The Committee may provide in an Award Agreement that the Restricted Stock Award is conditioned upon the Participant’s making or refraining from making an election with respect to the Award under Section 83(b) of the Code.

     9. STOCK UNIT AWARDS.

          9.1 Grant of Stock Unit Awards. A Stock Unit Award may be granted to any Eligible Person selected by the Committee. The value of each stock unit under a Stock Unit Award is equal to the Fair Market Value of the Common Stock on the applicable date or time period of determination, as specified by the Committee. A Stock Unit Award shall be subject to such restrictions and conditions as the Committee shall determine. A Stock Unit Award may be granted together with a dividend equivalent right with respect to the shares of Common Stock subject to the Award, which may be accumulated and may be deemed reinvested in additional stock units, as determined by the Committee in its discretion.

          9.2 Vesting of Stock Unit Awards. On the Date of Grant, the Committee shall in its discretion determine any vesting requirements with respect to a Stock Unit Award, which shall be set forth in the Award Agreement, provided that the Committee may accelerate the vesting of a Stock Unit Award at any time. A Stock Unit Award may also be granted on a fully vested basis.

          9.3 Payment of Stock Unit Awards. A Stock Unit Award shall become payable to a Participant at the time or times determined by the Committee and set forth in the Award Agreement, at the discretion of the Committee, in cash or in shares of Common Stock, or in a combination thereof, subject to applicable tax withholding requirements. Any cash payment of a Stock Unit Award shall be made based upon the Fair Market Value of the Common Stock, determined on such date or over such time period as determined by the Committee.

          9.4 No Rights as Stockholder. The Participant shall not have any rights as a stockholder with respect to the shares subject to a Stock Unit Award until such time as shares of Common Stock are delivered to the Participant pursuant to the terms of the Award Agreement.

          9.5 Compliance with Code Section 409A. Notwithstanding anything in this Article 9 to the contrary, all Awards of Stock Units must be structured to satisfy the requirements of Code Section 409A. Without limiting the generality of the foregoing, all Stock Unit Awards which are to be paid in cash must be exercised immediately upon, and concurrent with, the vesting of such Stock Unit Award.

     10. STOCK AWARDS.

          10.1 Grant of Stock Awards. A Stock Award may be granted to any Eligible Person selected by the Committee. A Stock Award may be granted for past services, in lieu of bonus or other cash compensation, as directors’ compensation or for any other valid purpose as determined by the Committee. A Stock Award granted to an Eligible Person represents shares of Common Stock that are issued without restrictions on transfer and other incidents of ownership and free of forfeiture conditions, except as otherwise provided in the Plan and the Award Agreement. The Committee may, in connection with any Stock Award, provide that no payment is required, or require the payment by the Participant of a specified purchase price.

          10.2 Rights as Stockholder. Subject to the foregoing provisions of this Section 10 and the applicable Award Agreement, upon the issuance of the Common Stock under a Stock Award the Participant shall have all rights of a stockholder with respect to the shares of Common Stock, including the right to vote the shares and receive all dividends and other distributions paid or made with respect thereto.

     11. CHANGE IN CONTROL.

          11.1 Effect of Change in Control. Except to the extent an Award Agreement provides for a different result (in which case the Award Agreement will govern and this Section 11 of the Plan shall not be applicable), notwithstanding anything elsewhere in the Plan or any rules adopted by the Committee pursuant to the Plan to the contrary, if a Triggering Event shall occur within the 12-month period beginning with a Change in Control of the Company, then, effective immediately prior to such Triggering Event, (i) each outstanding Stock Option and Stock Appreciation Right, to the extent that it shall not otherwise have become vested and exercisable, shall automatically become fully and immediately vested and exercisable, without regard to any otherwise applicable vesting requirement, (ii) each Restricted Stock Award shall become fully and immediately vested and all repurchase rights and transfer restrictions thereon shall lapse, and (iii) each outstanding Stock Unit Award shall become immediately and fully vested and payable.

          11.2 Definitions.

               (a) Cause. For purposes of this Section 11, the term “Cause” shall mean a determination by the Committee that a Participant (i) has been convicted of, or entered a plea of nolo contendere to, a crime that constitutes a felony under Federal or state law, (ii) has engaged in willful gross misconduct in the performance of the Participant’s duties to the Company or an Affiliate or (iii) has committed a material breach of any written agreement with the Company or any Affiliate with respect to confidentiality, noncompetition, nonsolicitation or similar restrictive covenant. Subject to the first sentence of Section 11.1 hereof, in the event that a Participant is a party to an employment agreement with the Company or any Affiliate that defines a termination on account of “Cause” (or a term having similar meaning), such definition shall apply as the definition of a termination on account of “Cause” for purposes hereof, but only to the extent that such definition provides the Participant with greater rights. A termination on account of Cause shall be communicated by written notice to the Participant, and shall be deemed to occur on the date such notice is delivered to the Participant.

               (b) Change in Control. For purposes of this Section 11, a “Change in Control” shall be deemed to have occurred upon:

                    (i) the occurrence of (A) an acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of a percentage of the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Company Voting Securities”) (but excluding (1) any acquisition directly from the Company (other than an acquisition by virtue of the exercise of a conversion privilege of a security that was not acquired directly from the Company), (2) any acquisition by the Company or an Affiliate and (3) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by the Company or any Affiliate) (an “Acquisition”) that is thirty percent (30%) or more of the Company Voting Securities; and (B) the termination of employment, within six (6) months following the Acquisition, of the individual who is the Chief Executive Officer of the Company immediately prior to the Acquisition, for any reason other than death, Disability, Cause, or voluntary resignation (but excluding from voluntary resignation any termination that constitutes a Constructive Termination or any resignation that was requested by the Board or any such Person (or its employees or representatives) that completes an Acquisition);

                    (ii) at any time during a period of two (2) consecutive years or less, individuals who at the beginning of such period constitute the Board (and any new directors whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was so approved) cease for any reason (except for death, Disability or voluntary retirement) to constitute a majority thereof;

                    (iii) an Acquisition that is fifty percent (50%) or more of the Company Voting Securities;

                    (iv) the consummation of a merger, consolidation, reorganization or similar corporate transaction, whether or not the Company is the surviving company in such transaction, other than a merger, consolidation, or reorganization that would result in the Persons who are beneficial owners of the Company Voting Securities outstanding immediately prior thereto continuing to beneficially own, directly or indirectly, in substantially the same proportions, at least fifty percent (50%) of the combined voting power of the Company Voting Securities (or the voting securities of the surviving entity) outstanding immediately after such merger, consolidation or reorganization;

                    (v) the sale or other disposition of all or substantially all of the assets of the Company;

                    (vi) the approval by the stockholders of the Company of a complete liquidation or dissolution of the Company; or

                    (vii) the occurrence of any transaction or event, or series of transactions or events, designated by the Board in a duly adopted resolution as representing a change in the effective control of the business and affairs of the Company, effective as of the date specified in any such resolution.

               (c) Constructive Termination. For purposes of this Section 11, a “Constructive Termination” shall mean a termination of employment by a Participant within sixty (60) days following the occurrence of any one or more of the following events without the Participant’s written consent (i) any reduction in position, title (for Vice Presidents or above), overall responsibilities, level of authority, level of reporting (for Vice Presidents or above), base compensation, annual incentive compensation opportunity, aggregate employee benefits or (ii) a request that the Participant’s location of employment be relocated by more than fifty (50) miles. Subject to the first sentence of Section 11.1 hereof, in the event that a Participant is a party to an employment agreement with the Company or any Affiliate (or a successor entity) that defines a termination on account of “Constructive Termination,” “Good Reason” or “Breach of Agreement” (or a term having a similar meaning), such definition shall apply as the definition of “Constructive Termination” for purposes hereof in lieu of the foregoing, but only to the extent that such definition provides the Participant with greater rights. A Constructive Termination shall be communicated by written notice to the Committee, and shall be deemed to occur on the date such notice is delivered to the Committee, unless the circumstances giving rise to the Constructive Termination are cured within five (5) days of such notice.

               (d) Triggering Event. For purposes of this Section 11, a “Triggering Event” shall mean (i) the termination of Service of a Participant by the Company or an Affiliate (or any successor thereof) other than on account of death, Disability or Cause, (ii) the occurrence of a Constructive Termination or (iii) any failure by the Company (or a successor entity) to assume, replace, convert or otherwise continue any Award in connection with the Change in Control (or another corporate transaction or other change effecting the Common Stock) on the same terms and conditions as applied immediately prior to such transaction, except for equitable adjustments to reflect changes in the Common Stock pursuant to Section 4.3 hereof.

          11.3 Excise Tax Limit. In the event that the vesting of Awards together with all other payments and the value of any benefit received or to be received by a Participant would result in all or a portion of such payment being subject to the excise tax under Section 4999 of the Code, then the Participant’s payment shall be either (i) the full payment or (ii) such lesser amount that would result in no portion of the payment being subject to excise tax under Section 4999 of the Code (the “Excise Tax”), whichever of the foregoing amounts, taking into account the applicable Federal, state, and local employment taxes, income taxes, and the Excise Tax, results in the receipt by the Participant, on an after-tax basis, of the greatest amount of the payment notwithstanding that all or some portion of the payment may be taxable under Section 4999 of the Code. All determinations required to be made under this Section 11 shall be made by the accounting firm that is the Company’s then outside auditor (the “Accounting Firm”). The Company shall cause the Accounting Firm to provide detailed supporting calculations of its determinations to the Company and the Participant. All fees and expenses of the Accounting Firm shall be borne solely by the Company. The Accounting Firm’s determinations must be made with substantial authority (within the meaning of Section 6662 of the Code). For the purposes of all calculations under Section 280G of the Code and the application of this Section 11.3, all determinations as to present value shall be made using 120 percent of the applicable Federal rate (determined under Section 1274(d) of the Code) compounded semiannually, as in effect on December 30, 2004.

     12. FORFEITURE EVENTS.

          12.1 General. The Committee may specify in an Award Agreement at the time of the Award that the Participant’s rights, payments and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events shall include, but shall not be limited to, termination of Service for cause, violation of material Company policies, breach of noncompetition, confidentiality or other restrictive covenants that may apply to the Participant, or other conduct by the Participant that is detrimental to the business or reputation of the Company.

          12.2 Termination for Cause. Unless otherwise provided by the Committee and set forth in an Award Agreement, if a Participant’s employment with the Company or any Affiliate shall be terminated for cause, the Company may, in its sole discretion, immediately terminate such Participant’s right to any further payments, vesting or exercisability with respect to any Award in its entirety. In the event a Participant is party to an employment (or similar) agreement with the Company or any Affiliate that defines the term “cause,” such definition shall apply for purposes of the Plan. The Company shall have the power to determine whether the Participant has been terminated for cause and the date upon which such termination for cause occurs. Any such determination shall be final, conclusive and binding upon the Participant. In addition, if the Company shall reasonably determine that a Participant has committed or may have committed any act which could constitute the basis for a termination of such Participant’s employment for cause, the Company may suspend the Participant’s rights to exercise any option, receive any payment or vest in any right with respect to any Award pending a determination by the Company of whether an act has been committed which could constitute the basis for a termination for “cause” as provided in this Section 12.2.

     13. PERFORMANCE MEASURES. The Committee may specify that the attainment of the general performance measures set forth in this Article 13 may determine the degree of granting, vesting and/or payout with respect to Awards (including any related dividends or dividend equivalents) that the Committee intends will qualify for the Performance-Based Exception. The performance goals to be used for such Awards shall be chosen from among the following performance measure(s): earnings per share, economic value created, market share (actual or targeted growth), net income (which may be adjusted for nonrecurring items and before or after taxes), operating income, adjusted net income after capital charge, return on assets (actual or targeted growth), return on capital (actual or targeted growth), return on equity (actual or targeted growth), return on investment (actual or targeted growth), cash flow, operating margin, share price, share price growth, total stockholder return, and strategic business criteria, consisting of one or more objectives based on meeting specified market penetration goals, productivity measures, geographic business expansion goals, cost targets, customer satisfaction or employee satisfaction goals, goals relating to merger synergies, management of employment practices and employee benefits, or supervision of litigation and information technology, and goals relating to acquisitions or divestitures of subsidiaries, affiliates or joint ventures. The targeted level or levels of performance with respect to such performance measures may be established at such levels and on such terms as the Committee may determine, in its discretion, including in absolute terms, as a goal relative to performance in prior periods, or as a goal compared to the performance of one or more comparable companies or an index covering multiple companies. Awards (including any related dividends or dividend equivalents) that are not intended to qualify for the Performance-Based Exception may be based on these or such other performance measures as the Committee may determine.

     14. GENERAL PROVISIONS.

          14.1 Award Agreement. To the extent deemed necessary by the Committee, an Award under the Plan shall be evidenced by an Award Agreement in a written or electronic form approved by the Committee setting forth the number of shares of Common Stock or units subject to the Award, the exercise price, base price, or purchase price of the Award, the time or times at which an Award will become vested, exercisable or payable and the term of the Award. The Award Agreement may also set forth the effect on an Award of termination of Service under certain circumstances. The Award Agreement shall be subject to and incorporate, by reference or otherwise, all of the applicable terms and conditions of the Plan, and may also set forth other terms and conditions applicable to the Award as determined by the Committee consistent with the limitations of the Plan. Award Agreements evidencing Incentive Stock Options shall contain such terms and conditions as may be necessary to meet the applicable provisions of Section 422 of the Code. The grant of an Award under the Plan shall not confer any rights upon the Participant holding such Award other than such terms, and subject to such conditions, as are specified in the Plan as being applicable to such type of Award (or to all Awards) or as are expressly set forth in the Award Agreement. The Committee need not require the execution of an Award Agreement by a Participant, in which case, acceptance of the Award by the Participant shall constitute agreement by the Participant to the terms, conditions, restrictions and limitations set forth in the Plan and the Award Agreement as well as the administrative guidelines of the Company in effect from time to time.

          14.2 No Assignment or Transfer; Beneficiaries. Except as provided in Section 6.7 hereof, Awards under the Plan shall not be assignable or transferable by the Participant, except by will or by the laws of descent and distribution, and shall not be subject in any manner to assignment, alienation, pledge, encumbrance or charge. Notwithstanding the foregoing, the Committee may provide in the terms of an Award Agreement that the Participant shall have the right to designate a beneficiary or beneficiaries who shall be entitled to any rights, payments or other benefits specified under an Award following the Participant’s death. During the lifetime of a Participant, an Award shall be exercised only by such Participant or such Participant’s guardian or legal representative. In the event of a Participant’s death, an Award may, to the extent permitted by the Award Agreement, be exercised by the Participant’s beneficiary as designated by the Participant in the manner prescribed by the Committee or, in the absence of an authorized beneficiary designation, by the legatee of such Award under the Participant’s will or by the Participant’s estate in accordance with the Participant’s will or the laws of descent and distribution, in each case in the same manner and to the same extent that such Award was exercisable by the Participant on the date of the Participant’s death.

          14.3 Deferrals of Payment. The Committee may, in its discretion, permit a Participant to defer the receipt of payment of cash or delivery of shares of Common Stock that would otherwise be due to the Participant by virtue of the exercise of a right or the satisfaction of vesting or other conditions with respect to an Award. If any such deferral is to be permitted by the Committee, the Committee shall establish rules and procedures relating to such deferral in a manner intended to comply with the requirements of Section 409A of the Code, including, without limitation, the time when an election to defer may be made, the time period of the deferral and the events that would result in payment of the deferred amount, the interest or other earnings attributable to the deferral and the method of funding, if any, attributable to the deferred amount.

          14.4 Rights as Stockholder. A Participant shall have no rights as a holder of shares of Common Stock with respect to any unissued securities covered by an Award until the date the Participant becomes the holder of record of such securities. Except as provided in Section 4.3 hereof, no adjustment or other provision shall be made for dividends or other stockholder rights, except to the extent that the Award Agreement provides for dividend payments or dividend equivalent rights.

          14.5 Employment or Service. Nothing in the Plan, in the grant of any Award or in any Award Agreement shall confer upon any Eligible Person any right to continue in the Service of the Company or any of its Affiliates, or interfere in any way with the right of the Company or any of its Affiliates to terminate the Participant’s employment or other service relationship for any reason at any time.

          14.6 Securities Laws. No shares of Common Stock will be issued or transferred pursuant to an Award unless and until all then applicable requirements imposed by Federal and state securities and other laws, rules and regulations and by any regulatory agencies having jurisdiction, and by any exchanges upon which the shares of Common Stock may be listed, have been fully met. As a condition precedent to the issuance of shares pursuant to the grant or exercise of an Award, the Company may require the Participant to take any reasonable action to meet such requirements. The Committee may impose such conditions on any shares of Common Stock issuable under the Plan as it may deem advisable, including, without limitation, restrictions under the Securities Act of 1933, as amended, under the requirements of any exchange upon which such shares of the same class are then listed, and under any blue sky or other securities laws applicable to such shares. The Committee may also require the Participant to represent and warrant at the time of issuance or transfer that the shares of Common Stock are being acquired only for investment purposes and without any current intention to sell or distribute such shares.

          14.7 Tax Withholding. The Participant shall be responsible for payment of any taxes or similar charges required by law to be withheld from an Award or an amount paid in satisfaction of an Award, which shall be paid by the Participant on or prior to the payment or other event that results in taxable income in respect of an Award. The Award Agreement may specify the manner in which the withholding obligation shall be satisfied with respect to the particular type of Award.

          14.8 Unfunded Plan. The adoption of the Plan and any reservation of shares of Common Stock or cash amounts by the Company to discharge its obligations hereunder shall not be deemed to create a trust or other funded arrangement. Except upon the issuance of Common Stock pursuant to an Award, any rights of a Participant under the Plan shall be those of a general unsecured creditor of the Company, and neither a Participant nor the Participant’s permitted transferees or estate shall have any other interest in any assets of the Company by virtue of the Plan. Notwithstanding the foregoing, the Company shall have the right to implement or set aside funds in a grantor trust, subject to the claims of the Company’s creditors or otherwise, to discharge its obligations under the Plan.

          14.9 Other Compensation and Benefit Plans. The adoption of the Plan shall not affect any other share incentive or other compensation plans in effect for the Company or any Affiliate, nor shall the Plan preclude the Company from establishing any other forms of share incentive or other compensation or benefit program for employees of the Company or any Affiliate. The amount of any compensation deemed to be received by a Participant pursuant to an Award shall not constitute includable compensation for purposes of determining the amount of benefits to which a Participant is entitled under any other compensation or benefit plan or program of the Company or an Affiliate, including, without limitation, under any pension or severance benefits plan, except to the extent specifically provided by the terms of any such plan.

          14.10 Plan Binding on Transferees. The Plan shall be binding upon the Company, its transferees and assigns, and the Participant, the Participant’s executor, administrator and permitted transferees and beneficiaries.

          14.11 Severability. If any provision of the Plan or any Award Agreement shall be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction.

          14.12 Foreign Jurisdictions. The Committee may adopt, amend and terminate such arrangements and grant such Awards, not inconsistent with the intent of the Plan, as it may deem necessary or desirable to comply with any tax, securities, regulatory or other laws of other jurisdictions with respect to Awards that may be subject to such laws. The terms and conditions of such Awards may vary from the terms and conditions that would otherwise be required by the Plan solely to the extent the Committee deems necessary for such purpose. Moreover, the Board may approve such supplements to or amendments, restatements or alternative versions of the Plan, not inconsistent with the intent of the Plan, as it may consider necessary or appropriate for such purposes, without thereby affecting the terms of the Plan as in effect for any other purpose.

          14.13 Substitute Awards in Corporate Transactions. Nothing contained in the Plan shall be construed to limit the right of the Committee to grant Awards under the Plan in connection with the acquisition, whether by purchase, merger, consolidation or other corporate transaction, of the business or assets of any corporation or other entity. Without limiting the foregoing, the Committee may grant Awards under the Plan to an employee or director of another corporation who becomes an Eligible Person by reason of any such corporate transaction in substitution for awards previously granted by such corporation or entity to such person. The terms and conditions of the substitute Awards may vary from the terms and conditions that would otherwise be required by the Plan solely to the extent the Committee deems necessary for such purpose.

          14.14 Governing Law. The Plan and all rights hereunder shall be subject to and interpreted in accordance with the laws of the State of Delaware, without reference to the principles of conflicts of laws, and to applicable Federal securities laws.

     15. EFFECTIVE DATE; AMENDMENT AND TERMINATION.

          15.1 Effective Date. The Plan shall become effective following its adoption by the Board and its approval by the Company’s stockholders on the date of the 2005 Annual Meeting of Stockholders. The term of the Plan shall be ten years from the date of adoption by the Board, subject to Section 14.3 hereof.

          15.2 Amendment. The Board may at any time and from time to time and in any respect, amend or modify the Plan. The Board may seek the approval of any amendment or modification by the Company’s stockholders to the extent it deems necessary or advisable in its discretion for purposes of compliance with Section 162(m) or Section 422 of the Code, the listing requirements of New York Stock Exchange or other exchange or securities market or for any other purpose. No amendment or modification of the Plan shall adversely affect any Award theretofore granted without the consent of the Participant or the permitted transferee of the Award.

          15.3 Termination. The Plan shall terminate on March 22, 2015, which is the tenth anniversary of the date of its adoption by the Board. The Board may, in its discretion and at any earlier date, terminate the Plan. Notwithstanding the foregoing, no termination of the Plan shall adversely affect any Award theretofore granted without the consent of the Participant or the permitted transferee of the Award.

6307 CARPINTERIA AVE. SUITE A CARPINTERIA, CA 93013-2901

VOTE BY INTERNET OR TELEPHONE OR MAIL
24 HOURS A DAY, 7 DAYS A WEEK

YOUR TELEPHONE OR INTERNET VOTE AUTHORIZES THE NAMED
PROXIES TO VOTE THESE SHARES IN THE SAME MANNER AS IF YOU
MARKED, SIGNED AND RETURNED YOUR PROXY CARD

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on June 24, 2009 (June 22, 2009, if you hold shares through CKE's Employee Stock Purchase Plan). Have your Notice of Internet Availability of Proxy Materials and/or proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on June 24, 2009 (June 22, 2009, if you hold shares through CKE's Employee Stock Purchase Plan). Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to CKE Restaurants, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. Your proxy card must be received by 9:30 A.M. Central Time on June 25, 2009 (June 22, 2009, if you hold shares through CKE's Employee Stock Purchase Plan).

IF YOU VOTE YOUR PROXY BY INTERNET OR BY TELEPHONE YOU DO NOT NEED TO MAIL BACK YOUR PROXY CARD.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	M15071-P75560	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

CKE RESTAURANTS, INC.

Vote on Directors

1.	Election of three directors

	Nominees:	For	Against	Abstain

1a.	Carl L. Karcher	☐	☐	☐

1b.	Jerold H. Rubinstein	☐	☐	☐

1c.	Daniel E. Ponder, Jr.	☐	☐	☐

Vote on Proposals		For	Against	Abstain

2.	Approval of amendments to 2005 Omnibus Incentive Compensation Plan.	☐	☐	☐

3.	Ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending January 25, 2010.	☐	☐	☐

4.	In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any and all postponements or adjournments thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS GIVEN, THE PERSONS NAMED ON THE PROXY CARD WILL VOTE "FOR" THE NOMINEES LISTED ABOVE AND "FOR" PROPOSALS 2 AND 3.

	Yes	No

Please indicate if you plan to attend the Annual Meeting.	☐	☐

Please sign exactly as the name appears above. When shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the president or other authorized officer. If a partnership, please sign in the partnership name by an authorized person.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding Internet Availability of Proxy Materials:

The Notice of Internet Availability of Proxy Materials and Proxy Statement, Annual Report and Form 10-K are
available at www.proxyvote.com.

FOLD AND DETACH HERE.
M15072-P75560

PROXY

CKE RESTAURANTS, INC.
6307 Carpinteria Avenue, Suite A
Carpinteria, California 93013-2901

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF
DIRECTORS OF CKE RESTAURANTS, INC.

The undersigned hereby appoints Andrew F. Puzder and E. Michael Murphy, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and to vote, as provided on the other side, all the shares of CKE Restaurants, Inc. Common Stock held of record by the undersigned on April 30, 2009, at the Annual Meeting of Stockholders to be held on June 25, 2009, and any postponements or adjournments thereof.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD
PROMPTLY USING THE ENCLOSED ENVELOPE.